PROSPECTUS SUPPLEMENT
(To Prospectus dated May 10, 2005)

                         $1,176,654,000 (APPROXIMATE)
                               [GRAPHIC OMITTED]

                    AAMES MORTGAGE INVESTMENT TRUST 2005-4
                             MORTGAGE BACKED NOTES
                          AAMES INVESTMENT CORPORATION
                                    SELLER
                       MORGAN STANLEY ABS CAPITAL I INC.
                                   DEPOSITOR
                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER
                           AAMES CAPITAL CORPORATION
                                    SERVICER
                                --------------

The following classes of notes are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                    APPROXIMATE CLASS
     CLASS         PRINCIPAL AMOUNT(1)    INTEREST RATE
---------------   ---------------------   --------------
    Class 1A1          $446,899,000          Variable
    Class 2A1          $200,000,000          Variable
    Class 2A2          $ 70,000,000          Variable
   Class 2A3SS         $162,100,000          Variable
   Class 2A3MZ         $ 18,012,000          Variable
     Class M1          $ 46,707,000          Variable
     Class M2          $ 43,114,000          Variable
     Class M3          $ 28,743,000          Variable
     Class M4          $ 21,557,000          Variable
     Class M5          $ 20,958,000          Variable
     Class M6          $ 17,964,000          Variable
     Class M7          $ 19,761,000          Variable
     Class M8          $ 14,371,000          Variable
     Class M9          $ 15,569,000          Variable
     Class B1          $ 26,947,000          Variable
     Class B2          $ 11,976,000          Variable
     Class B3          $ 11,976,000          Variable

----------

(1)  These amounts are approximate, as described in this prospectus supplement.

YOU SHOULD READ THE SECTION      THE TRUST --
ENTITLED "RISK FACTORS"
TARTING ON PAGE S-10 OF THIS     o The assets of the trust will primarily
PROSPECTUS SUPPLEMENT AND          consist of two pools of conventional, first
PAGE 7 OF THE ACCOMPANYING         and second lien, adjustable and fixed rate,
PROSPECTUS AND CONSIDER THESE      fully amortizing and balloon, residential
FACTORS BEFORE MAKING A            mortgage loans. The mortgage loans were
DECISION TO INVEST IN THE          originated in accordance with underwriting
NOTES.                             guidelines that are not as strict as Fannie
                                   Mae and Freddie Mac guidelines. As a result,
The notes represent obligations    the mortgage loans may experience higher
of the trust only and are not      rates of The notes represent obligations of
interests in or obligations        the trust delinquency, foreclosure and
of any other person.               bankruptcy than if they had been underwritten
                                   in only and are not interests in or
Neither the notes nor the          obligations of accordance with higher
underlying mortgage loans will     standards. any other person. Neither the
be insured or guaranteed by any    notes nor the underlying mortgage loans will
governmental agency or             be insured or guaranteed by any
instrumentality.
                                 CREDIT ENHANCEMENT --

                                 o excess interest and overcollateralization

                                 o limited cross-collateralization

                                 o subordination of the Class M1, Class M2,
                                   Class M3, Class M4, Class M5, Class M6, Class
                                   M7, Class M8, Class M9, Class B1, Class B2
                                   and Class B3 Notes

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Bear, Stearns &
Co. Inc., Citigroup Global Markets Inc., Countrywide Securities Corporation,
Friedman, Billings, Ramsey & Co., Inc. and Greenwich Capital Markets, Inc. as
underwriters, will offer the notes listed above at varying prices to be determined at the time of sale.

     The underwriters will deliver to purchasers of the offered notes in book-entry form only through the facilities of The Depository Trust Company,
Clearstream and Euroclear, in each case, on or about September 12, 2005.

                                 Underwriters:

MORGAN STANLEY                                                   LEHMAN BROTHERS
(Co-Lead Manager)                                              (Co-Lead Manager)

                                 Co-Managers:

BEAR, STEARNS & CO. INC.                                               CITIGROUP
 COUNTRYWIDE SECURITIES CORPORATION                     FRIEDMAN BILLINGS RAMSEY
   RBS GREENWICH CAPITAL

September 7, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1)
the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                ----------------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                ----------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                                      S-ii

                               TABLES OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  ----

    Optional Purchase of the Mortgage

    Events Related to Prior
         Securitizations.........................S-60
The Master Servicer..............................S-60
The Servicer.....................................S-60
    The Servicer.................................S-60
    Collections, Delinquencies and
         Foreclosure.............................S-61
    Mortgage Loan Delinquency and

                                                  PAGE
                                                  ----

    Servicing Compensation and

    Optional Purchase of Defaulted
         Loans...................................S-66
    Collection of Taxes, Assessments

    Master Servicer Default; Servicer
         Default.................................S-67
    Master Servicer Resignation;
         Servicer Resignation....................S-67
    Pledge of Servicing Rights...................S-68
The Mortgage Loan Purchase
    Agreement and the Transfer and

    Certain Matters Under The Trust
         Agreement and the Indenture.............S-72
    Amendment....................................S-73
Yield, Prepayment and Weighted

    Tax Classification of the Trust and
          of the Notes...........................S-93
    Tax Consequences to Holders of the
         Notes...................................S-93

                                     S-iii

    State and Local Income Tax

Annex A -- Global Clearance, Settlement and
Tax Documentation Procedures....................S-A-1
Annex B -- Certain Characteristics of the
Mortgage Loans..................................S-B-1

                                      S-iv

                                   PROSPECTUS

                                                                            PAGE
                                                                            ----
Risk Factors...................................................................7
    The limited resale market for the securities could adversely affect your ability to liquidate your investment. ....................7
    Protection against losses is limited since the securities
         will receive payments only from specified sources. ...................7
    The timing and level of prepayments on the loans could
         adversely affect your yield...........................................8
    If your securities are interest only securities, the return on your investment will be especially sensitive to
         prepayments on the loans..............................................9
    Prepayments on the loans could lead to shortfalls in the
         distribution of interest on your securities...........................9
    If the trust includes a pre-funding account and if the funds on deposit in the pre-funding account are not used to
         purchase additional loans, those funds will be
         distributed as a payment of principal, which may
         adversely affect the yield on the affected securities................10
    Your investment will be subject to counterparty risk if
         payments on your securities are dependant to any degree
         on payment on cash flow agreements...................................11
    The credit enhancement features may be inadequate to provide protection for the securities........................................11
    The interest rates of the securities with adjustable interest rates may be limited by the effect of interest rates on
         the loans and other factors..........................................11
    If the credit enhancement for your securities is provided in whole or in part by overcollateralization, the interest
         generated by the loans may be insufficient to maintain
         the required level of overcollateralization..........................13
         The value of your securities may be adversely affected
         by losses on the loans even if losses are not allocated
         to your securities...................................................14
    Newly originated loans may be more likely to default, which may cause losses on the securities...................................14
    Additional risks associated with the mezzanine and
         subordinate securities...............................................14
    Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to you
         or result in losses..................................................15
    The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior liens
         to experience losses.................................................16
    The loans will be underwritten using varying standards, and less stringent underwriting standards and the resultant
         potential for delinquencies on the loans could lead to
         losses on your securities............................................16
    Some types of loans may be more prone to defaults and the
         trust may contain large concentrations of these loans. ..............17
    Geographic concentration of the loans may increase the risk of loss..............................................................17
    High loan-to-value ratios increase risk of loss...........................18
    Some of the loans may have an initial interest-only period, which may result in increased delinquencies and losses. .............18
    If consumer protection laws are violated in the origination or servicing of the loans, losses on your investment
         could result.........................................................19
    Some pools may include a small portion of commercial mortgage loans; commercial loans present different risks than
         residential mortgage loans...........................................20
    Losses could result if violations of environmental laws
         occurred affecting the mortgaged properties..........................20
    Delay in receipt of liquidation proceeds; liquidation
         proceeds may be less than the loan balance...........................20

                                      S-v

    The bankruptcy of the depositor or a seller may delay or
         reduce collections on loans..........................................21
    The loan seller or other responsible parties may not be able to repurchase defective loans........................................22
    External events may increase the risk of loss on the loans................22
    Drug, RICO and money laundering violations could lead to

    Indices Applicable to Floating Rate and Inverse Floating Rate

                                      S-vi

    Anti-Deficiency Legislation, Bankruptcy Laws and Other

    Servicemembers Civil Relief Act and the California Military

                                     S-vii

                                     S-viii

                                SUMMARY OF TERMS

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
     NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
     INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE
     NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE
     ACCOMPANYING PROSPECTUS.

o    WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
     PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ
     CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES
     AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
     PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o    SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING STATEMENTS
     RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
     ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND
     UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS CONDITIONS AND
     REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE BEYOND THE CONTROL
     OF THE PARTIES PARTICIPATING IN THIS TRANSACTION. ACCORDINGLY, WHAT
     ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM THE PROJECTIONS INCLUDED IN
     THIS PROSPECTUS SUPPLEMENT.

o    WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN
     THE TRUST, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL
     SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF SEPTEMBER 1,
     2005, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT
     UNDER "DESCRIPTION OF THE NOTES--PAYMENTS OF PRINCIPAL" HOW THE SCHEDULED
     PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN
     THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS
     SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN
     THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES UNLESS WE SPECIFY
     OTHERWISE.

PARTIES

SELLER AND ORIGINATOR

     Aames Investment Corporation originated, through its subsidiaries, the mortgage loans and will sell the mortgage loans to the depositor.

DEPOSITOR

     Morgan Stanley ABS Capital I Inc., a Delaware special purpose corporation, will sell the mortgage loans to the trust.

ISSUER

     Aames Mortgage Investment Trust 2005-4, a Delaware statutory trust.

OWNER TRUSTEE

     Wilmington Trust Company will act as owner trustee of the trust.

INDENTURE TRUSTEE

     Deutsche Bank National Trust Company. The notes will be issued, and the mortgage loans will be pledged to the indenture trustee as collateral for the notes, under an indenture.

TRUST ADMINISTRATOR

     Wells Fargo Bank, N.A. will perform certain administrative functions on behalf of the owner trustee and the trust under the trust agreement, indenture and the transfer and servicing agreement.

MASTER SERVICER

     Wells Fargo Bank, N.A. will oversee the servicing of the mortgage loans by the servicer.

SERVICER

     Aames Capital Corporation will service the mortgage loans included in the trust.

                                      S-1

CAP COUNTERPARTY

     The trust will enter into three interest rate cap agreements with Swiss Re
Financial Products Corporation to protect against certain interest rate risk on the senior notes and on the subordinate notes, respectively.

                                       S-2

                                THE OFFERED NOTES

CLASSES OF NOTES

     The Aames Mortgage Investment Trust 2005-4 Mortgage Backed Notes consist of the classes of notes listed in the table below.



                                  SUMMARY INTEREST RATE       SUMMARY INTEREST RATE
                                  FORMULA (UNTIL INITIAL      FORMULA (AFTER INITIAL
              CLASS PRINCIPAL      OPTIONAL TERMINATION        OPTIONAL TERMINATION
   CLASS         AMOUNT(1)               DATE)(2)                    DATE)(4)                CUSIP NUMBER
-----------   ----------------    ----------------------      ----------------------      ------------------

1A1........       $446,899,000     LIBOR plus 0.245%(3)        LIBOR plus 0.490%(3)       00252        FDF 3
2A1........       $200,000,000     LIBOR plus 0.120%(3)        LIBOR plus 0.240%(3)       00252        FCQ 2
2A2........       $ 70,000,000     LIBOR plus 0.180%(3)        LIBOR plus 0.360%(3)       00252        FCR 0
2A3SS......       $162,100,000     LIBOR plus 0.290%(3)        LIBOR plus 0.580%(3)       00252        FCS 8
2A3MZ......       $ 18,012,000     LIBOR plus 0.400%(3)        LIBOR plus 0.800%(3)       00252        FDG 3
M1.........       $ 46,707,000     LIBOR plus 0.470%(3)        LIBOR plus 0.705%(3)       00252        FCT 6
M2.........       $ 43,114,000     LIBOR plus 0.490%(3)        LIBOR plus 0.735%(3)       00252        FCU 3
M3.........       $ 28,743,000     LIBOR plus 0.520%(3)        LIBOR plus 0.780%(3)       00252        FCV 1
M4.........       $ 21,557,000     LIBOR plus 0.610%(3)        LIBOR plus 0.915%(3)       00252        FCW 9
M5.........       $ 20,958,000     LIBOR plus 0.650%(3)        LIBOR plus 0.975%(3)       00252        FCX 7
M6.........       $ 17,964,000     LIBOR plus 0.730%(3)        LIBOR plus 1.095%(3)       00252        FCY 5
M7.........       $ 19,761,000     LIBOR plus 1.200%(3)        LIBOR plus 1.800%(3)       00252        FCZ 2
M8.........       $ 14,371,000     LIBOR plus 1.320%(3)        LIBOR plus 1.980%(3)       00252        FDA 6
M9.........       $ 15,569,000     LIBOR plus 1.750%(3)        LIBOR plus 2.625%(3)       00252        FDB 4
B1.........       $ 26,947,000     LIBOR plus 2.750%(3)        LIBOR plus 4.125%(3)       00252        FDC 2
B2.........       $ 11,976,000     LIBOR plus 2.750%(3)        LIBOR plus 4.125%(3)       00252        FDD 0
B3.........       $ 11,976,000     LIBOR plus 2.750%(3)        LIBOR plus 4.125%(3)       00252        FDE 8


-------------

(1)  These amounts are approximate, as described in this prospectus supplement.

(2)  Reflects the interest rate formula up to and including the earliest possible payment date on which Aames Investment Acceptance Corporation has the option to purchase the mortgage loans as described under "Description of the Notes--Optional Purchase of the Mortgage Loans."

(3)  The interest rates of each class of notes is subject to a cap equal to the lesser of (a) one-month LIBOR plus the specified margin, (b) the applicable net funds cap and (c) a fixed rate cap of 12.50% per annum, as described under "--The Offered Notes--Payments on the Notes--Interest Payments."

(4)  Reflects the interest rate formula if the option to purchase the mortgage loans is not exercised by Aames Investment Acceptance Corporation at the earliest possible payment date as described under "Description of the
     Notes--Optional Purchase of the Mortgage Loans."

                                      S-3

     The notes offered by this prospectus supplement will be issued in book-entry form.

     See "Description of the Notes--General" in this prospectus supplement for the minimum denominations and the incremental denominations of each class of notes.

     The notes represent obligations of the trust and will be secured by collateral consisting primarily of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon residential mortgage loans having a total principal balance as of the cut-off date, which is
September 1, 2005, of approximately $ 1,197,612,280. The mortgage loans to be included in the trust will be divided into two mortgage pools: "pool 1" and
"pool 2."

     Pool 1 will consist of mortgage loans with original principal balances that do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential mortgaged properties. Pool 2 will consist of those mortgage loans in the trust with original principal balances that may be less than, equal to, or in excess of those loan amount limitations.

     On the closing date, the seller will make a deposit of approximately
$1,118,100 to the collection account maintained by the trust administrator, which will be included as a prepayment of principal on the first payment date;
however, there are certain circumstances in which the amount of this initial deposit may vary, as described under "Description of the Mortgage
Pools--General" in this prospectus supplement.

     Payments of principal and interest on the Class 1A1 Notes will be based primarily on collections from the pool 1 mortgage loans. Payments of principal and interest on the Class 2A1, 2A2, 2A3SS and 2A3MZ Notes will be based primarily on collections from the pool 2 mortgage loans. Payments of principal and interest on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3
Notes will be based on collections from both mortgage pools as described in this prospectus supplement.

     The rights of holders of the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1,
B2 and B3 Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under "--Enhancement of
Likelihood of Payment on the Notes--Subordination of Payments" below. We refer to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Notes
collectively as "subordinate" notes, and we refer to the Class 1A1, 2A1, 2A2,
2A3SS and 2A3MZ Notes as "senior" notes.

     The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal or interest, but rather solely to any monthly excess cashflow remaining after all payments on the notes have been made and certain fees and expenses of the trust have been paid on the related payment date.

     The ownership certificate is not offered by this prospectus supplement. The notes will have an approximate total initial principal amount of $1,176,654,000.
Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes as reflected in this prospectus supplement will not exceed 5%.

PAYMENTS ON THE NOTES

     Principal and interest on the notes will be paid on the 25th day of each month, beginning in October 2005. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

     Interest will accrue on each class of notes at an annual rate equal to the lesser of (1) the applicable annual rate as described in the table on page S-3,
(2) the applicable net funds cap and (3) a fixed rate cap of 12.50% annually.

                                      S-4

     If the option to purchase the mortgage loans is not exercised by Aames
Investment Acceptance Corporation on the initial optional termination date as described under "--The Mortgage Loans--Optional Purchase of Mortgage Loans"
below, then with respect to the next payment date and each payment date thereafter, the annual rate described in clause (1) of the interest rate formula set forth above will be increased for each class of notes to the applicable annual rate as described in the table on page S-3, subject in each case to the lesser of the applicable net funds cap and the fixed rate cap of 12.50%
annually.

     See "--The Mortgage Loans--Optional Purchase of Mortgage Loans" below.

     The net funds cap for the Class 1A1 Notes is a limitation generally based on the net mortgage rates on the mortgage loans in pool 1, adjusted to reflect the accrual of interest on an actual/360 basis. The net funds cap for the Class
2A1, 2A2, 2A3SS and 2A3MZ Notes is a limitation generally based on the net mortgage rates on the mortgage loans in pool 2, adjusted to reflect the accrual of interest on an actual/360 basis. The net funds cap for the subordinate notes is a limitation generally based on the net mortgage rates of the mortgage loans in pool 1 and pool 2, weighted on the basis of the excess of the principal balance of the mortgage loans in pool 1 and pool 2 over the principal balances of the group 1 and the group 2 notes, respectively, and adjusted to reflect the accrual of interest on an actual/360 basis.

     For a complete description of the net funds caps and the priority of payment of interest, see "Description of the Notes--Payments of Interest" in
this prospectus supplement.

The Interest Rate Cap Agreements

     The trust will enter into three interest rate cap agreements with Swiss Re
Financial Products Corporation, as cap counterparty. Under the group 1 cap agreement, the cap counterparty will be required to make monthly payments to the trust in respect of the Class 1A1 Notes from November 2005 through June 2008 if one-month LIBOR for the related payment date moves above a specified rate, subject to a maximum rate of payment. The group 1 cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, any proceeds received under the group 1 cap agreement will be available to cover any basis risk shortfalls experienced by the Class 1A1 Notes during the 32-month period it is in effect. Under the group 2 cap agreement, the cap counterparty will be required to make monthly payments to the trust in respect of the Class 2A1, 2A2,
2A3SS and 2A3MZ Notes from November 2005 through June 2008 if one-month LIBOR for the related payment date moves above a specified rate, subject to a maximum rate of payment. The group 2 cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, any proceeds received under the group 2 cap agreement will be available to cover any basis risk shortfalls experienced by the Class 2A1, 2A2, 2A3SS and 2A3MZ Notes during the 32-month period it is in effect. Under the subordinate cap agreement, the cap counterparty will be required to make monthly payments to the trust in respect of the subordinate notes from November 2005 through June 2008 if one-month LIBOR for the related payment date moves above a specified rate, subject to a maximum rate of payment.
The subordinate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, any proceeds received under the subordinate cap agreement will be available to cover any basis risk shortfalls experienced by the subordinate notes during the 32-month period it is in effect.

     See "Description of the Notes--Payments of Interest--The Cap Agreements" in
this prospectus supplement.

                                       S-5

Principal Payments

     The amount of principal payable on the notes will be determined by (1)
formulas that allocate portions of principal payments received on the mortgage loans among the different note classes, (2) principal collections on the mortgage loans that are available to make principal payments on the notes and
(3) the application of excess interest from the mortgage loans to pay principal on the notes. Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     The manner of allocating payments of principal on the mortgage loans on any payment date will differ, as described in this prospectus supplement, depending upon whether that payment date occurs before the payment date in October 2008 or on or after that date, and depending upon whether the delinquency and loss experience of the mortgage loans is worse than certain levels set by the rating agencies.

     See "Description of the Notes--Payments of Principal" in this prospectus supplement.

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes. The trust will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and payments received under the interest rate cap agreements described above. No other entity will be required or expected to make any payments on the notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

     The payment structure of this securitization includes excess interest, overcollateralization, subordination and limited cross-collateralization features to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal. Each class of notes with a B in its class designation is more likely to experience losses than (1)
the other classes of notes with a B in their designations, if any, that have a lower number in their designations, (2) the classes of notes with an M in their designations and (3) the senior notes. Each class of notes with an M in its class designation is more likely to experience losses than (1) the other classes of notes with a M in their designations, if any, that have a lower number in their designations and (2) the senior notes.

     See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement" in this prospectus supplement for a more detailed description of the excess interest, overcollateralization and subordination features.

Subordination of Payments

     The senior notes will have a payment priority as a group over other notes.
Each class of notes with an M in its designation will have a payment priority over (1) the other classes of notes with an M in their designations, if any, that have a higher number in their designations and (2) the classes of notes with a B in their designations. Each class of notes with a B in its designation will have a payment priority over the other classes of notes with a B in their designations, if any, that have a higher number in their designations.

     See "Description of the Notes--Credit Enhancement--Subordination" in this prospectus supplement.

Excess Interest

     The mortgage loans will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. This "excess interest"

                                      S-6

received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

     See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

     On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately
$20,958,280, which represents approximately 1.75% of the total principal balance of the mortgage loans as of the cut-off date. This condition is referred to in this prospectus supplement as "overcollateralization." Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to increase and maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to increase or maintain any particular level of overcollateralization.

     See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement--Overcollateralization" in this prospectus supplement.

Limited Cross-Collateralization

     Under certain limited circumstances, principal payments on the mortgage loans in one pool may be paid as principal to holders of the senior notes corresponding to the other pool.

     If the senior notes relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired senior notes will be paid to the remaining senior notes of the other pool, if any, before being paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Notes.

     See "Description of the Notes--Payments of Principal" in this prospectus supplement.

THE MORTGAGE LOANS

GENERAL

     On the closing date, which is expected to be on or about September 12,
2005, the assets of the trust will consist primarily of two pools of approximately 7,417 conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon residential mortgage loans with a total principal balance as of the cut-off date of approximately $1,197,612,280. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

     Approximately 0.01% of the mortgage loans have original terms to maturity of less than or equal to 10 years, approximately 3.71% of the mortgage loans have original terms to maturity of greater than 10 years, but less than or equal to 15 years, approximately 1.29% of the mortgage loans have original terms to maturity of greater than 15 years, but less than or equal to 20 years, and approximately 94.99% of the mortgage loans have original terms to maturity of greater than 20 years but less than or equal to 30 years.

     The mortgage loans were generally originated or acquired pursuant to underwriting guidelines that are less strict than Fannie Mae or Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

     The mortgage loans will not be insured or guaranteed by any government agency.

     None of the mortgage loans will be "high cost" loans under applicable federal, state or

                                      S-7

local anti-predatory or anti-abusive lending laws.

SERVICING OF THE MORTGAGE LOANS

     The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans by Aames
Capital Corporation, the servicer.

     See "The Master Servicer," "The Servicer" and "Servicing of the Mortgage
Loans" in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

     Aames Investment Acceptance Corporation, an affiliate of the seller and the servicer, may purchase the mortgage loans on any payment date following the month in which the total principal balance of the mortgage loans declines to less than 20% of their initial total principal balance. If Aames Investment
Acceptance Corporation does not exercise its option to purchase the notes, then the servicer may purchase the mortgage loans on any payment date following the month in which the total principal balance of the mortgage loans declines to less than 10% of their initial total principal balance.

     The purchase price paid for the mortgage loans will be equal to the total outstanding principal balance of the mortgage loans (plus accrued interest thereon to the date of purchase), plus certain expenses of the trust.

     If the mortgage loans are purchased, the trust administrator will apply the net proceeds to the mandatory redemption of the notes.

     If Aames Investment Acceptance Corporation's option to purchase the mortgage loans is not exercised on the earliest possible payment date as described above, then, beginning with the accrual period relating to the next succeeding payment date and thereafter, the interest rates of the notes will be increased as described in this prospectus supplement.

     See "Description of the Notes--Optional Purchase of the Mortgage Loans" in
this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See "--The Offered
Notes--Payments on the Notes--Interest Payments" in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.

FINANCING

     Affiliates of certain of the underwriters have provided financing for some of the mortgage loans. The seller will use a portion of the proceeds of the sale of the mortgage loans to the depositor to repay the financing.

TAX STATUS

     For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

     The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a "real estate investment trust"
or by a "qualified REIT subsidiary." The seller represents that it qualifies as a "real estate investment trust" and that it will own the ownership certificate directly, or indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment trust" or a "qualified REIT subsidiary."

     See "Risk Factors--Trust Could Become a Taxable Entity" in this prospectus supplement, "Material Federal Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the

                                      S-8

accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA CONSIDERATIONS

     Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee
Retirement Income Security Act of 1974, as amended and/or the Internal Revenue
Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of the notes.

     See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

     The notes offered by this prospectus supplement will not constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984.

     There are also other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

     See "Legal Investment Considerations" in this prospectus supplement.

RATINGS OF THE NOTES

     The notes offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc. and Standard and Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc. The designation
"N/R" means that a rating agency will not publicly rate the notes of that class:

                                             STANDARD &
                                MOODY'S       POOR'S
CLASS                           RATING        RATING
------------------------------- ------       ---------
1A1............................  Aaa           AAA
2A1............................  Aaa           AAA
2A2............................  Aaa           AAA
2A3SS..........................  Aaa           AAA
2A3MZ..........................  N/R           AAA
M1.............................  Aa1           AA+
M2.............................  Aa2           AA+
M3.............................  Aa3           AA+
M4.............................   A1            AA
M5.............................   A2            AA
M6.............................   A3           AA-
M7.............................  Baa1           A+
M8.............................  Baa2           A
M9.............................  Baa3           A-
B1.............................  N/R           BBB+
B2.............................  N/R           BBB
B3.............................  N/R           BBB-

o    These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

o    The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

o    The ratings do not address the payment of any basis risk shortfalls with respect to the notes.

     See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

                                      S-9

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES.

MORTGAGE LOANS ORIGINATED
    ACCORDING TO NON-AGENCY
    UNDERWRITING GUIDELINES MAY
    HAVE HIGHER EXPECTED
    DELINQUENCIES..................    The mortgage loans, in general, were
                                       originated according to underwriting
                                       guidelines that do not comply with Fannie
                                       Mae or Freddie Mac guidelines. These
                                       types of mortgage loans are sometimes
                                       referred to as "subprime," "non-prime,"
                                       "non-conforming" or "Alt-A" mortgage
                                       loans. Whereas "prime" loans are
                                       typically made to borrowers who have a
                                       strong credit history and can demonstrate
                                       a capacity to repay their loans, subprime
                                       loans are typically made to borrowers who
                                       are perceived as deficient in either or
                                       both of these respects. The borrowers may
                                       have imperfect credit histories, ranging
                                       from minor delinquencies to bankruptcy,
                                       or relatively high ratios of monthly
                                       mortgage payments to income or relatively
                                       high ratios of total monthly credit
                                       payments to income. While lenders
                                       consider a borrower's credit history when
                                       determining whether a loan is other than
                                       prime, they also consider the mortgage
                                       loan characteristics, such as
                                       loan-to-value ratio, or attributes of the
                                       property that may cause the loan to carry
                                       elevated credit risk.

                                       Compared with prime loans, subprime loans
                                       typically have higher loan-to-value
                                       ratios, reflecting the greater difficulty
                                       that subprime borrowers have in making
                                       down payments and the propensity of these
                                       borrowers to extract equity during
                                       refinancing. Historically, subprime
                                       borrowers pay higher rates of interest,
                                       go into delinquency and bankruptcy more
                                       often, and have their properties
                                       foreclosed at a higher rate than either
                                       prime borrowers or borrowers of mortgage
                                       loans originated in accordance with
                                       Fannie Mae or Freddie Mac guidelines.

                                       A significant portion of the mortgage
                                       loans in the trust may have been
                                       classified in these relatively low (i.e.,
                                       relatively higher risk) credit
                                       categories.

                                       Rising unemployment, higher interest
                                       rates, or a decline in housing prices
                                       generally or in certain regions of the
                                       United States may have a greater effect
                                       on the delinquency, foreclosure,
                                       bankruptcy and loss experience of
                                       subprime mortgage loans and other
                                       mortgage loans of relatively low credit
                                       quality than on mortgage loans originated
                                       under

                                      S-10

                                       stricter guidelines. We cannot assure you
                                       that the values of the mortgaged
                                       properties have remained or will remain
                                       at levels in effect on the dates of
                                       origination of the related mortgage
                                       loans. These risks are magnified with
                                       respect to adjustable rate mortgage
                                       loans.

                                       See "--Changes in U.S. Economic
                                       Conditions May Adversely Affect the
                                       Performance of Mortgage Loans,
                                       Particularly Adjustable Rate Loans of
                                       Various Types" for a discussion of risks
                                       related to economic conditions generally
                                       and adjustable rate mortgage loans. See
                                       "Description of the Mortgage
                                       Pool--General" in this prospectus
                                       supplement for a description of the
                                       characteristics of the mortgage loans in
                                       the mortgage pool and "The Seller and the
                                       Underwriting Guidelines" for a general
                                       description of the underwriting
                                       guidelines applied in originating the
                                       mortgage loans.

CHANGES IN U.S. ECONOMIC CONDITIONS
    MAY ADVERSELY AFFECT THE
    PERFORMANCE OF MORTGAGE LOANS,
    PARTICULARLY ADJUSTABLE RATE
    LOANS OF VARIOUS TYPES.........    Approximately 91.28% of all of the
                                       mortgage loans and approximately 90.01%
                                       and 92.54% of the pool 1 and pool 2
                                       mortgage loans, respectively, are
                                       adjustable rate mortgage loans, which
                                       present special default and prepayment
                                       risks. In addition, approximately 17.27%
                                       of the mortgage loans in the trust fund
                                       and approximately 11.62% and 22.88% of
                                       the pool 1 and pool 2 mortgage loans,
                                       respectively, are "interest-only"
                                       mortgage loans, which provide for payment
                                       of interest at the related mortgage rate,
                                       but no payment of principal, for the
                                       period specified in the related mortgage
                                       note; thereafter, the monthly payment is
                                       increased to an amount sufficient to
                                       amortize the principal balance of the
                                       mortgage loan over the remaining term and
                                       to pay interest at the applicable
                                       mortgage rate.

                                       Because the initial monthly mortgage loan
                                       payments on these types of loans can be
                                       significantly lower than fixed rate or
                                       level pay mortgage loans under which the
                                       borrower pays both principal and interest
                                       at an interest rate fixed for the life of
                                       the mortgage loan, many borrowers may
                                       have been able to incur substantially
                                       greater mortgage debt using one of these
                                       adjustable rate mortgage loan products
                                       than if they had used a level-pay, fixed
                                       rate mortgage loan.

                                       These borrowers may have taken out these
                                       mortgage loan products in the expectation
                                       that either (1) their income will

                                      S-11

                                       rise by the time their interest-only
                                       period expires, thus enabling them to
                                       make the higher monthly payments, or (2)
                                       in an appreciating real estate market,
                                       they will be able to sell their property
                                       for a higher price or will be able to
                                       refinance the mortgage loan before the
                                       expiration of the interest-only period.

                                       The borrowers will likely be exposed to
                                       increased monthly payments, subject to
                                       any periodic caps on rate adjustments,
                                       (1) when the mortgage rate adjusts upward
                                       from a low introductory rate to the rate
                                       computed in accordance with the
                                       applicable index and margin, (2) if
                                       interest rates rise significantly or (3)
                                       in the case of interest-only mortgage
                                       loans, from the large increases in
                                       monthly payments when the interest-only
                                       terms expire and the monthly payments on
                                       these loans are recalculated to amortize
                                       the outstanding principal balance over
                                       the remaining term.

                                       When evaluating a mortgage loan
                                       application from a prospective borrower
                                       for an adjustable rate or interest-only
                                       mortgage loan, the originators may have
                                       determined the amount of loan that
                                       borrower can afford based on the
                                       borrower's initial scheduled monthly
                                       payments, or the scheduled monthly
                                       payments on the first mortgage rate reset
                                       date, rather than based on the adjusted
                                       monthly payments as of future mortgage
                                       rate reset dates or the principal
                                       amortization date (in the case of
                                       interest-only mortgage loans). The
                                       mortgage loan characteristics set forth
                                       in this prospectus supplement reflect the
                                       scheduled mortgage loan payments due or
                                       being made as of the cut-off date, and do
                                       not reflect the mortgage loan payment
                                       resets that will occur during the life of
                                       the mortgage loan. These origination
                                       practices may increase the sensitivity of
                                       mortgage loan performance and defaults to
                                       changes in U.S. economic conditions.

                                       In recent years, mortgage rates have been
                                       at historically low levels. Although
                                       short-term interest rates have increased
                                       from their lowest levels, long-term
                                       interest rates have remained low. If
                                       mortgage rates rise, the borrowers will
                                       experience increased monthly payments on
                                       their loans and may find that the new
                                       minimum monthly payments are considerably
                                       higher and they may not be able to make
                                       those payments.

                                       In addition, without regard to changes in
                                       interest rates, the monthly payments on
                                       mortgage loans with interest-only
                                       features will increase substantially when
                                       the interest-only period ends.

                                      S-12

                                       Any of these factors, or a combination of
                                       these factors, could cause defaults on
                                       the mortgage loans to increase
                                       substantially.

                                       Borrowers who intend to avoid increased
                                       monthly payments by refinancing their
                                       mortgage loans may find that lenders may
                                       not in the future be willing or able to
                                       offer these adjustable rate mortgage loan
                                       products, or to offer these products at
                                       relatively low interest rates. A decline
                                       in housing prices generally or in certain
                                       regions of the United States could also
                                       leave the borrowers with insufficient
                                       equity in their homes to permit them to
                                       refinance.

                                       Interest-only mortgage loans have only
                                       been originated in any significant
                                       numbers in relatively recent years.
                                       Consequently, there is no material
                                       statistical information showing payment
                                       and default trends under a variety of
                                       macroeconomic conditions. In particular,
                                       it is unclear how interest-only mortgage
                                       loans will perform in a declining housing
                                       market or under other negative
                                       macroeconomic conditions.

                                       See "-- Mortgage Loans with Interest-Only
                                       Payments" for further discussion of
                                       mortgage loans with interest-only
                                       features.

MORTGAGE LOAN INTEREST RATES
    MAY LIMIT INTEREST RATES ON
    THE NOTES......................    The notes will accrue interest at
                                       interest rates based on the one-month
                                       LIBOR index plus a specified margin. The
                                       applicable net funds cap, which for any
                                       class of notes is a limitation generally
                                       based on the net mortgage rates of the
                                       related mortgage loans, will limit the
                                       interest rates on the notes.

                                       All of the adjustable rate mortgage loans
                                       to be included in each pool will have
                                       interest rates that adjust based on a
                                       six-month LIBOR index, as described in
                                       "Description of the Mortgage Pools--The
                                       Index." The adjustable rate mortgage
                                       loans in each pool may also have periodic
                                       maximum and minimum limitations on
                                       adjustments to their interest rates, and
                                       substantially all of the adjustable rate
                                       mortgage loans will have the first
                                       adjustment to their interest rates six
                                       months or two, three or five years after
                                       their first payment dates. If as a result
                                       of those factors, or due to delinquencies
                                       in payment, the interest rates are
                                       limited by the applicable net funds cap,
                                       the notes may accrue less interest than
                                       they would accrue if their interest rates
                                       were solely based on the one-month LIBOR
                                       index plus the specified margin.

                                      S-13

                                       The interest rates on the notes are also
                                       subject to a fixed rate cap. The fixed
                                       rate cap limits the interest rate on
                                       those notes to a maximum per annum rate
                                       of 12.50%. If the interest rate for a
                                       class of notes for a payment date is
                                       limited to the fixed rate cap, the market
                                       value of those notes may be temporarily
                                       or permanently reduced.

                                       A variety of factors could limit the
                                       interest rates and adversely affect the
                                       yields to maturity on the notes. Some of
                                       these factors are described below.

                                       o  The interest rates on the notes adjust
                                          monthly based on one-month LIBOR,
                                          while the interest rates on the
                                          adjustable rate mortgage loans to be
                                          included in each pool adjust less
                                          frequently, adjust based on a
                                          different index and do not adjust at
                                          all for a period of time.
                                          Consequently, the limits on the
                                          interest rates on the notes may
                                          prevent increases in these interest
                                          rates for extended periods in a rising
                                          interest rate environment.

                                       o  The interest rates on the adjustable
                                          rate mortgage loans may respond to
                                          economic and market factors that
                                          differ from those that affect
                                          one-month LIBOR. It is possible that
                                          the interest rates on the adjustable
                                          rate mortgage loans may decline while
                                          the interest rates on the notes are
                                          stable or rising. It is also possible
                                          that the interest rates on the
                                          mortgage loans and the interest rates
                                          on the notes may both decline or
                                          increase during the same period, but
                                          that the interest rate on the notes
                                          may decline or increase more slowly or
                                          rapidly.

                                       o  To the extent that mortgage loans are
                                          delinquent in payment or subject to
                                          default or prepayment, the interest
                                          rates on the notes may be reduced as a
                                          result of the applicable net funds cap
                                          limitation described in this
                                          prospectus supplement.

                                       If the interest rates on the notes are
                                       limited for any payment date, the
                                       resulting basis risk shortfalls may be
                                       recovered by the holders of those notes
                                       on future payment dates, but only if
                                       there is enough cashflow generated from
                                       excess interest on the mortgage loans to
                                       fund these shortfalls or payments are
                                       received under the applicable interest
                                       rate cap agreement to cover these
                                       shortfalls.

                                       See "Summary of Terms--The Offered
                                       Notes--Payments on the Notes--Interest
                                       Payments," "Description of the
                                       Notes--Payments of Interest" and
                                       "--Credit
                                       Enhancement--Overcollateralization" in
                                       this prospectus supplement. For a general
                                       description of the interest rates

                                      S-14

                                       of the mortgage loans, see "Description
                                       of the Mortgage Pools" in this prospectus
                                       supplement.

POTENTIAL INADEQUACY OF CREDIT
    ENHANCEMENT....................    The notes are not insured by any
                                       financial guaranty insurance policy. The
                                       excess interest, overcollateralization,
                                       subordination and limited
                                       cross-collateralization features
                                       described in this prospectus supplement
                                       are intended to enhance the likelihood
                                       that holders of more senior classes will
                                       receive regular payments of interest and
                                       principal, but are limited in nature and
                                       may be insufficient to cover all
                                       shortfalls and all losses on the mortgage
                                       loans.

                                       EXCESS INTEREST AND OVERCOLLATERALIZA-
                                       TION. In order to increase or maintain
                                       overcollateralization, it will be
                                       necessary that the mortgage loans in each
                                       pool generate more interest than is
                                       needed to pay interest on the related
                                       notes as well as that pool's allocable
                                       portion of fees and expenses of the
                                       trust. We expect that the mortgage loans
                                       will generate more interest than is
                                       needed to pay those amounts, at least
                                       during certain periods, because the
                                       weighted average of the net interest
                                       rates on the mortgage loans in each pool
                                       is expected to be higher than the
                                       weighted average of the interest rates on
                                       the related notes. Any remaining interest
                                       generated by the mortgage loans will be
                                       used, if necessary on any payment date,
                                       to absorb losses on the mortgage loans
                                       and increase or maintain
                                       overcollateralization.

                                       On the closing date, the total principal
                                       balance of the mortgage loans in the
                                       trust as of the cut-off date will exceed
                                       the total principal amount of the notes.
                                       This excess is referred to herein as
                                       "overcollateralization" and will be
                                       available to absorb losses. We cannot
                                       assure you, however, that the mortgage
                                       loans will generate enough excess
                                       interest in all periods to increase or
                                       maintain the overcollateralization level
                                       required by the rating agencies. The
                                       following factors will affect the amount
                                       of excess interest that the mortgage
                                       loans will generate:

                                       o  Prepayments. Every time a mortgage
                                          loan is prepaid in whole or in part,
                                          total excess interest after the date
                                          of prepayment will be reduced because
                                          that mortgage loan will no longer be
                                          outstanding and generating interest
                                          or, in the case of a partial
                                          prepayment, will be generating less
                                          interest. The effect on your notes of
                                          this reduction will be influenced by
                                          the amount of prepaid loans and the
                                          characteristics of the prepaid loans.
                                          Prepayment of a disproportionately
                                          high number of high interest rate
                                          mortgage loans would

                                      S-15

                                       have a greater negative effect on future
                                       excess interest.

                                       o  Defaults, Delinquencies and
                                          Liquidations. If the rates of
                                          delinquencies, defaults or losses on
                                          the mortgage loans turn out to be
                                          higher than expected, excess interest
                                          will be reduced by the amount
                                          necessary to compensate for any
                                          shortfalls in cash available to pay
                                          noteholders. Every time a mortgage
                                          loan is liquidated or written off,
                                          excess interest is reduced because
                                          that mortgage loan will no longer be
                                          outstanding and generating interest.

                                       o  Increases in LIBOR. All of the
                                          adjustable rate mortgage loans have
                                          interest rates that adjust based on a
                                          six-month LIBOR index and not the
                                          one-month LIBOR index used to
                                          determine the interest rates on the
                                          notes. As a result of an increase in
                                          one-month LIBOR, the interest rates on
                                          these notes may increase relative to
                                          interest rates on the mortgage loans,
                                          requiring that more of the interest
                                          generated by the mortgage loans be
                                          applied to cover interest on these
                                          notes, which will accordingly reduce
                                          the amount of excess interest.

                                       See "Description of the Notes--Credit
                                       Enhancement-- Overcollateralization" in
                                       this prospectus supplement.

                                       SUBORDINATION. If applicable
                                       subordination is insufficient to absorb
                                       realized losses on the mortgage loans,
                                       then noteholders will likely incur losses
                                       and may never receive all of their
                                       principal or interest payments. You
                                       should consider the following:

                                       o  if you buy a note with a B in its
                                          class designation and losses on the
                                          mortgage loans exceed excess interest
                                          and any overcollateralization that has
                                          been created, plus the total principal
                                          amount of the other classes of notes
                                          with a B in their designation, if any,
                                          that have a higher number in their
                                          designation than your note, your note
                                          will incur a principal deficiency;
                                          although the principal deficiency will
                                          not reduce the principal amount of
                                          your note, interest accrued on the
                                          amount of the principal deficiency and
                                          the portion of the note principal
                                          amount represented by the principal
                                          deficiency will not be repaid unless
                                          future amounts of excess interest are
                                          available to pay it;

                                       o  if you buy a note with an M in its
                                          class designation and losses on the
                                          mortgage loans exceed excess

                                      S-16

                                       interest and any overcollateralization
                                       that has been created, plus the total
                                       principal amount of the notes with a B in
                                       their class designation and the total
                                       principal amount of the notes with an M
                                       in their class designation, if any, that
                                       have a higher number in their designation
                                       than your note, your note will incur a
                                       principal deficiency; although the
                                       principal deficiency will not reduce the
                                       principal amount of your note, interest
                                       accrued on the amount of the principal
                                       deficiency and the portion of the note
                                       principal amount represented by the
                                       principal deficiency will not be repaid
                                       unless future amounts of excess interest
                                       are available to pay it; and

                                       o  if you buy a senior note and losses on
                                          the mortgage loans exceed excess
                                          interest and any overcollateralization
                                          that has been created, plus the total
                                          principal amount of the subordinate
                                          notes, holders of those senior notes
                                          may not recover their full investment.

                                       The amount of interest accrued on the
                                       portion of the balance of the notes in
                                       excess of the balance of the mortgage
                                       loans will be deferred and this deferral
                                       will be allocated to the classes of
                                       subordinate notes in reverse order of
                                       priority. The amount of interest so
                                       deferred will be paid only after certain
                                       other payments are made from excess
                                       interest to restore overcollateralization
                                       and to pay basis risk shortfalls to the
                                       notes. Investors should consider the
                                       risks associated with an investment in
                                       the subordinate notes, including the
                                       possibility that investors may not fully
                                       recover their initial investment as a
                                       result of realized losses.

                                       See "Description of the Notes--Credit
                                       Enhancement--Subordination" in this
                                       prospectus supplement.

                                       LIMITED CROSS-COLLATERALIZATION. If you
                                       buy a senior note, your principal
                                       payments will depend, for the most part,
                                       on collections on the mortgage loans in
                                       the pool that relates to your class of
                                       notes. However, your notes will have the
                                       benefit of credit enhancement in the form
                                       of overcollateralization and
                                       subordination from the other pool. That
                                       means that even if the rate of losses on
                                       mortgage loans in the pool that relates
                                       to your class of notes is low, losses in
                                       the other pool may reduce the loss
                                       protection for your notes.

MORTGAGE LOANS WITH INTEREST-ONLY
    PAYMENTS.......................    Approximately 17.27% of all of the
                                       mortgage loans and approximately 11.62%
                                       and 22.88% of the pool 1 and pool 2

                                      S-17

                                       mortgage loans, respectively, provide for
                                       payment of interest at the related
                                       mortgage interest rate, but no payment of
                                       principal, for the first five years
                                       following the origination of the mortgage
                                       loan. Following this interest-only
                                       period, the monthly payment with respect
                                       to each of these mortgage loans will be
                                       increased to an amount sufficient to
                                       amortize the principal balance of the
                                       mortgage loan over the remaining term and
                                       to pay interest at the related mortgage
                                       interest rate. The presence of these
                                       mortgage loans in pool 1 and pool 2 will,
                                       absent other considerations, result in
                                       longer weighted average lives of the
                                       related notes than would have been the
                                       case had these loans not been included in
                                       the trust. If you purchase such a note at
                                       a discount, you should consider that the
                                       extension of weighted average life could
                                       result in a lower yield than would be the
                                       case if these mortgage loans provided for
                                       the payment of principal and interest on
                                       every payment date. In addition, a
                                       borrower may view the absence of any
                                       obligation to make payment of principal
                                       during the initial period as a
                                       disincentive to prepayment. If a
                                       recalculated monthly payment as described
                                       above is substantially higher than a
                                       borrower's previous interest-only monthly
                                       payment, that loan may be subject to an
                                       increased risk of delinquency and loss.

SPECIAL DEFAULT RISK OF SECOND LIEN
    MORTGAGE LOANS.................    Approximately 4.75% of all of the
                                       mortgage loans, and approximately 3.52%
                                       and 5.96% of the pool 1 and pool 2
                                       mortgage loans, respectively, are secured
                                       by second liens on the related mortgaged
                                       properties. These second lien mortgage
                                       loans are subordinate to the related
                                       first lien mortgage loans and may present
                                       special risks upon default.

MORTGAGE LOANS ORIGINATED PURSUANT
    TO STATED INCOME DOCUMENTATION
    PROGRAMS MAY HAVE A GREATER
    RISK OF DEFAULT................    Approximately 44.04% of all of the
                                       mortgage loans, and approximately 36.51%
                                       and 51.52% of the pool 1 and pool 2
                                       mortgage loans, respectively, were
                                       originated pursuant to stated income
                                       documentation programs. Unlike full
                                       documentation programs, borrowers' income
                                       is not subject to verification under
                                       stated income programs. Therefore, stated
                                       income documentation mortgage loans may
                                       involve a greater risk of default than
                                       full documentation mortgage loans.

UNPREDICTABILITY AND EFFECT OF
    PREPAYMENTS....................    The rate of prepayments on the mortgage
                                       loans will be sensitive to prevailing
                                       interest rates. Generally, if prevailing
                                       interest rates decline, mortgage loan

                                      S-18

                                       prepayments may increase due to the
                                       availability of refinancing at lower
                                       interest rates. If prevailing interest
                                       rates rise, prepayments on the mortgage
                                       loans may decrease.

                                       Borrowers may prepay their mortgage loans
                                       in whole or in part at any time; however,
                                       approximately 72.04% of all of the
                                       mortgage loans, and approximately 69.29%
                                       and 74.76% of the pool 1 and pool 2
                                       mortgage loans, respectively, require the
                                       payment of a prepayment premium in
                                       connection with any voluntary prepayments
                                       in full, and certain voluntary
                                       prepayments in part, made during periods
                                       ranging from one year to three years
                                       after origination. These prepayment
                                       premiums may discourage borrowers from
                                       prepaying their mortgage loans during the
                                       applicable period.

                                       Substantially all of the adjustable rate
                                       mortgage loans in pool 1 and pool 2 have
                                       a fixed interest rate for the first six
                                       months or two, three or five years after
                                       origination, which then converts to an
                                       adjustable interest rate. This type of
                                       adjustable-rate mortgage loan is commonly
                                       referred to as a hybrid ARM mortgage
                                       loan. The prepayment experience on
                                       adjustable-rate mortgage loans may differ
                                       from the prepayment experience on
                                       fixed-rate mortgage loans due to
                                       provisions for conversion to an
                                       adjustable mortgage interest rate,
                                       periodic rate caps and a minimum and
                                       maximum mortgage interest rate. In
                                       particular, hybrid ARM mortgage loans may
                                       be subject to higher prepayment rates as
                                       the date on which they are scheduled to
                                       start accruing interest at an adjustable
                                       rate approaches. As a hybrid ARM mortgage
                                       loan approaches its initial adjustment
                                       date, the borrower may become more likely
                                       to refinance that loan to avoid an
                                       increase in the loan rate, even if
                                       prevailing fixed rate mortgage loans are
                                       only available at rates that are slightly
                                       higher than the mortgage interest rate
                                       before adjustment.

                                       The timing of payments of principal on
                                       the notes may also be affected by
                                       liquidations of or insurance payments on
                                       the mortgage loans. In addition, Aames
                                       Investment Corporation, as the seller of
                                       the mortgage loans to the depositor, may
                                       be required to purchase mortgage loans
                                       from the trust in the event that certain
                                       breaches of representations and
                                       warranties made with respect to the
                                       mortgage loans are not cured. These
                                       purchases will have the same effect on
                                       noteholders as prepayments in full of the
                                       affected mortgage loans.

                                      S-19

                                       A prepayment of a mortgage loan will
                                       usually result in a payment of principal
                                       on the notes:

                                       o  If you purchase your notes at a
                                          discount and principal is repaid
                                          slower than you anticipate, then your
                                          yield may be lower than you
                                          anticipate.

                                       o  If you purchase your notes at a
                                          premium and principal is repaid faster
                                          than you anticipate, then your yield
                                          may be lower than you anticipate.

                                       The prepayment experience of the mortgage
                                       loans may differ significantly from that
                                       of other first and second lien
                                       residential mortgage loans included in
                                       the servicer's portfolios.

                                       See "Yield, Prepayment and Weighted
                                       Average Life" in this prospectus
                                       supplement for a description of factors
                                       that may influence the rate and timing of
                                       prepayments on the mortgage loans.

DELAY IN RECEIPT OF LIQUIDATION
    PROCEEDS; LIQUIDATION PROCEEDS
    MAY BE LESS THAN MORTGAGE LOAN
    BALANCE........................    Substantial delays could be encountered
                                       in connection with the liquidation of
                                       delinquent mortgage loans. Further,
                                       reimbursement of advances made by the
                                       servicer and liquidation expenses such as
                                       legal fees, real estate taxes and
                                       maintenance and preservation expenses may
                                       reduce the amount of liquidation proceeds
                                       payable to noteholders. If a mortgaged
                                       property fails to provide adequate
                                       security for the related mortgage loan,
                                       you could incur a loss on your investment
                                       if the applicable credit enhancement is
                                       insufficient to cover the loss.

MORTGAGE LOANS WITH HIGH ORIGINAL
    COMBINED LOAN-TO-VALUE RATIOS
    MAY PRESENT A GREATER RISK OF
    LOSS...........................    Approximately 21.16% of all of the
                                       mortgage loans, and approximately 22.60%
                                       and 19.72% of the pool 1 and pool 2
                                       mortgage loans, respectively, have
                                       original combined loan-to-value ratios of
                                       greater than 80%. Mortgage loans with
                                       high combined loan-to-value ratios,
                                       particularly those in excess of 100%, may
                                       be more likely to experience default and
                                       foreclosure than mortgage loans with low
                                       original combined loan-to-value ratios.

GEOGRAPHIC CONCENTRATION OF
    MORTGAGE LOANS.................    Approximately 24.46% and 23.99% of all of
                                       the mortgage loans are secured by
                                       properties located in Florida and

                                      S-20

                                       California, respectively. The rate of
                                       delinquencies, defaults and losses on the
                                       mortgage loans may be higher than if
                                       fewer of the mortgage loans were
                                       concentrated in those states because the
                                       following conditions will have a
                                       disproportionate impact on the mortgage
                                       loans in general:

                                       o  Weak economic conditions in Florida or
                                          California, which may or may not
                                          affect real property values, may
                                          affect the ability of borrowers to
                                          repay their loans on time.

                                       o  Declines in the residential real
                                          estate market in Florida or California
                                          may reduce the values of properties
                                          located in those states, which would
                                          result in an increase in the combined
                                          loan-to-value ratios.

                                       o  Properties in Florida and California
                                          may be more susceptible than homes
                                          located in other parts of the country
                                          to certain types of uninsurable
                                          hazards, such as earthquakes, as well
                                          as hurricanes, floods, wildfires,
                                          mudslides and other natural disasters.

                                       Natural disasters affect regions of the
                                       United States from time to time, and may
                                       result in increased losses on mortgage
                                       loans in those regions, or in insurance
                                       payments that will constitute prepayments
                                       of principal of those mortgage loans.

                                       Properties located in certain parts of
                                       the United States, particularly certain
                                       parts of Alabama, Louisiana and
                                       Mississippi, may have been damaged by
                                       Hurricane Katrina, which caused extensive
                                       damage in affected areas. Approximately
                                       0.42% and 0.35% of the pool 1 and pool 2
                                       mortgage loans, respectively, are secured
                                       by properties located in these states.
                                       Additionally, approximately 4.17% and
                                       8.11% of the pool 1 and pool 2 mortgage
                                       loans, respectively, are secured by
                                       properties located in the Florida
                                       counties of Broward, Miami-Dade and
                                       Monroe, which have been designated as
                                       disaster areas by the Federal Emergency
                                       Management Agency. We do not know how
                                       many mortgaged properties have been
                                       affected by Hurricane Katrina, and no
                                       assurance can be given as to the effect
                                       of this storm on the rate of
                                       delinquencies and losses on any mortgage
                                       loans secured by mortgaged properties
                                       which were damaged by Hurricane Katrina.
                                       The seller will be obligated to
                                       repurchase any mortgage loan if the
                                       related property incurred material damage
                                       prior to the closing date and this damage
                                       had a material adverse affect on the
                                       interest of noteholders in the mortgage
                                       loan.

                                      S-21

                                       For additional information regarding the
                                       geographic concentration of the mortgage
                                       loans to be included in each mortgage
                                       pool, see the geographic distribution
                                       table in Annex B of this prospectus
                                       supplement.

VIOLATION OF PREDATORY LENDING LAWS
    MAY RESULT IN LOSSES...........    Various federal and state laws are
                                       designed to discourage predatory lending
                                       practices. The federal Home Ownership and
                                       Equity Protection Act of 1994, commonly
                                       known as HOEPA, prohibits inclusion of
                                       some provisions in mortgage loans that
                                       have mortgage rates or origination costs
                                       in excess of prescribed levels, and
                                       requires that borrowers be given certain
                                       disclosures prior to the consummation of
                                       these mortgage loans. Some states have
                                       enacted, or may enact, similar laws or
                                       regulations, which in some cases impose
                                       restrictions and requirements greater
                                       than those in HOEPA. Under the
                                       anti-predatory lending laws of some
                                       states, the origination of a mortgage
                                       loan must satisfy a net tangible benefits
                                       test with respect to the related
                                       borrower. The test may be highly
                                       subjective and open to interpretation. As
                                       a result, a court may determine that a
                                       mortgage loan does not meet the test even
                                       if the originator reasonably believed
                                       that the test was satisfied.

                                       Failure to comply with these laws, to the
                                       extent applicable to any of the mortgage
                                       loans, could subject the trust, as an
                                       assignee of the mortgage loans, to
                                       monetary penalties and could result in
                                       the borrowers rescinding these mortgage
                                       loans against the trust. Lawsuits have
                                       been brought in various states making
                                       claims against assignees of high cost
                                       loans for violations of state law. Named
                                       defendants in these cases have included
                                       numerous participants within the
                                       secondary mortgage market including some
                                       securitization trusts.

                                       Aames Investment Corporation, as seller,
                                       will represent in the mortgage loan
                                       purchase agreement described in this
                                       prospectus supplement that the mortgage
                                       loans are not "high cost" loans within
                                       the meaning of HOEPA or any other
                                       applicable local, state or federal
                                       anti-predatory or anti-abusive lending
                                       laws. However, if the trust should
                                       include high cost loans, it will have
                                       repurchase remedies against the seller.

                                       See "The Mortgage Loan Purchase Agreement
                                       and the Transfer and Servicing
                                       Agreement--Assignment of Mortgage Loans"
                                       in this prospectus supplement.

                                      S-22

AAMES FINANCIAL CORPORATION IS
  SUBJECT TO CLASS ACTION LITIGATION
  AND INVESTIGATIONS BY
  GOVERNMENTAL AGENCIES, THE
  UNFAVORABLE OUTCOME OF WHICH
  COULD ADVERSELY AFFECT THE SELLER'S
  OR THE SERVICER'S BUSINESS...........On April 27, 2004, Aames Financial
                                       Corporation, a wholly-owned subsidiary of
                                       Aames Investment Corporation, and Aames
                                       Capital Corporation's parent, received a
                                       Civil Investigative Demand, or CID, from
                                       the Federal Trade Commission, or FTC,
                                       that, although not alleging any
                                       wrongdoing, sought documents and data
                                       relating to Aames Financial Corporation's
                                       business and lending practices. The CID
                                       was issued pursuant to an April 8, 2004
                                       resolution of the FTC authorizing
                                       non-public investigations of various
                                       unnamed subprime lenders and loan brokers
                                       to determine whether there have been
                                       violations of certain consumer protection
                                       laws. Aames Financial Corporation has
                                       advised the Depositor that it has
                                       cooperated and intends to continue to
                                       cooperate fully with the FTC in this
                                       investigation. Because the investigation
                                       is at an early stage, the outcome of the
                                       investigation and its effect, if any, on
                                       Aames Investment Corporation, Aames
                                       Financial Corporation and Aames Capital
                                       Corporation cannot be predicted.

                                       On September 7, 2004, Aames Financial
                                       Corporation received a Civil
                                       Investigative Demand and Notice to
                                       Proceed from the Office of the Attorney
                                       General of Iowa that, although not
                                       alleging any wrongdoing, sought documents
                                       and data relating to Aames Financial
                                       Corporation's business and lending
                                       practices in Iowa. Aames Financial
                                       Corporation has advised the Depositor
                                       that it has cooperated and intends to
                                       continue to cooperate fully with the
                                       Office of the Attorney General of Iowa in
                                       this investigation. Because the
                                       investigation is at an early stage, Aames
                                       Investment Corporation cannot predict the
                                       outcome of the investigation and its
                                       effect, if any on Aames Financial
                                       Corporation's business in Iowa or on
                                       Aames Investment Corporation or Aames
                                       Capital Corporation. Approximately 0.03%
                                       of all of mortgage loans, by aggregate
                                       principal balance, are secured by
                                       mortgaged properties located in Iowa.

                                       In the ordinary course of its business,
                                       Aames Investment Corporation and its
                                       subsidiaries are subject to various
                                       claims made by borrowers, private
                                       investors and others arising from, among
                                       other things, losses that are claimed to
                                       have been incurred as a result of alleged
                                       breaches of fiduciary obligations,
                                       misrepresentations, errors and omissions
                                       of employees and officers, incomplete

                                      S-23

                                       documentation and failures to comply with
                                       various laws, such as consumer protection
                                       laws, employment laws and other federal
                                       and state laws, and regulations
                                       applicable to its business. Aames
                                       Investment Corporation believes that
                                       liability with respect to any of these
                                       currently asserted claims or legal
                                       actions is not likely to be material to
                                       its consolidated financial position and
                                       results of operations; however any claims
                                       asserted or legal action in the future
                                       may result in expenses which could have a
                                       material adverse effect on its
                                       consolidated financial position and
                                       results of operations.

MILITARY ACTION AND TERRORIST
    ATTACKS........................    The effects that military action by U.S.
                                       forces in Iraq, Afghanistan or other
                                       regions, terrorist attacks in the United
                                       States or other incidents and related
                                       military action may have on the
                                       performance of the mortgage loans or on
                                       the values of mortgaged properties cannot
                                       be determined at this time. Investors
                                       should consider the possible effects on
                                       delinquency, default and prepayment
                                       experience of the mortgage loans. Federal
                                       agencies and non-government lenders may
                                       defer, reduce or forgive payments and
                                       delay foreclosure proceedings in respect
                                       of loans to borrowers affected in some
                                       way by possible future events. In
                                       addition, the activation of additional
                                       U.S. military reservists or members of
                                       the National Guard may significantly
                                       increase the proportion of mortgage loans
                                       whose mortgage rates are reduced by
                                       application of the Servicemembers Civil
                                       Relief Act or similar state or local
                                       laws. The amount of interest available
                                       for payment to the holders of the notes
                                       will be reduced by any reductions in the
                                       amount of collectible as a result of
                                       application of the Servicemembers Civil
                                       Relief Act or similar state or local laws
                                       and none of the servicer, the master
                                       servicer or any other party will be
                                       required to fund any interest shortfall
                                       caused by any reduction.

LIMITED ABILITY TO RESELL NOTES....    The underwriters are not required to
                                       assist in resales of the notes, although
                                       any of them may do so. A secondary market
                                       for any class of notes may not develop.
                                       If a secondary market does develop, it
                                       might not continue or it might not be
                                       sufficiently liquid to allow you to
                                       resell any of your notes.

TRUST COULD BECOME A TAXABLE
    ENTITY.........................    For U.S. federal income tax purposes, the
                                       trust will be a taxable mortgage pool. As
                                       long as the sole class of equity interest
                                       in a taxable mortgage pool is held,
                                       directly or indirectly, through one or
                                       more wholly owned "qualified REIT
                                       subsidiaries" or by an entity that
                                       qualifies as a "real

                                      S-24

                                       estate investment trust" under the rules
                                       set out in the Internal Revenue Code of
                                       1986, as amended, the taxable mortgage
                                       pool will not be subject to federal
                                       income tax. The seller will hold through
                                       Aames Investment Acceptance Corporation,
                                       its direct wholly owned qualified REIT
                                       subsidiary, a 100% ownership interest in
                                       the ownership certificate. The seller
                                       will represent that it qualifies as a
                                       real estate investment trust and that it
                                       will not undertake any action that would
                                       cause the trust to be subject to federal
                                       income tax. Under the terms of the trust
                                       agreement, the ownership certificate may
                                       be transferred only to an entity that
                                       qualifies as either a "real estate
                                       investment trust" or a "qualified REIT
                                       subsidiary." The provisions of the
                                       Internal Revenue Code pertaining to real
                                       estate investment trusts are, however,
                                       highly technical and complex. If the
                                       seller were to fail to qualify as a real
                                       estate investment trust, or if the seller
                                       were to transfer the ownership
                                       certificate to an entity that did not
                                       qualify as a real estate investment trust
                                       or a qualified REIT subsidiary, the trust
                                       could become subject to federal income
                                       tax as though it were a corporation. Any
                                       tax imposed on the trust would reduce
                                       cash flow that would be used to make
                                       payments on the notes and could cause
                                       losses which could adversely affect the
                                       notes, in particular the subordinate
                                       notes. The failure of the holder of the
                                       ownership certificate to qualify as a
                                       real estate investment trust or a
                                       qualified REIT subsidiary would
                                       constitute an event of default under the
                                       indenture.

                                       See "Material Federal Income Tax
                                       Considerations" and "Description of the
                                       Notes--Optional Purchase of the Mortgage
                                       Loans" in this prospectus supplement.

                                      S-25

                            DESCRIPTION OF THE NOTES

GENERAL

     Aames Mortgage Investment Trust 2005-4 (the "Trust") Mortgage Backed Notes
will consist of the Class 1A1, Class 2A1, Class 2A2, Class 2A3SS, Class 2A3MZ,
Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8,
Class M9, Class B1, Class B2 and Class B3 Notes (the "Notes"). The Class 1A1,
Class 2A1, Class 2A2, Class 2A3SS and Class 2A3MZ Notes are referred to herein as the "Senior Notes". The Class 1A1 Notes are referred to herein as the "Group
1 Notes." The Class 2A1, Class 2A2, Class 2A3SS and Class 2A3MZ Notes are
referred to herein as the "Group 2 Notes." The Class M1, Class M2, Class M3,
Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2
and Class B3 Notes are collectively referred to herein as the "Subordinate
Notes."

     The Notes represent obligations of the Trust, the assets of which consist primarily of (1) two pools ("Pool 1" and "Pool 2," respectively, and each a
"Mortgage Pool") of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon residential mortgage loans (the "Mortgage
Loans"), (2) such assets as from time to time are deposited in respect of the
Mortgage Loans in an account maintained by the Servicer (the "Custodial
Account"), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) insurance policies covering certain of the Mortgage
Loans or the related Mortgaged Properties, (5) the rights of Morgan Stanley ABS
Capital I Inc. as depositor (the "Depositor") under the Mortgage Loan Purchase
Agreement, as described under "The Mortgage Loan Purchase Agreement and the
Transfer and Servicing Agreement--Assignment of Mortgage Loans," (6) the Group 1
Cap Agreement, as described under "--Payments of Interest--The Cap
Agreements--The Group 1 Cap Agreement," (7) the Group 2 Cap Agreement, as
described under "--Payments of Interest--The Cap Agreements--The Group 2 Cap
Agreement," (8) the Subordinate Cap Agreement, as described under "--Payments of
Interest--The Cap Agreements--The Subordinate Cap Agreement" and (9) all
proceeds of the foregoing.

     The Mortgage Loans to be included in the Trust have interest rates that are fixed or adjust in accordance with the Six-Month LIBOR Index (as defined herein), as described under "Description of the Mortgage Pools--The Index."

     Pool 1 will consist only of those Mortgage Loans with original principal balances that do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential Mortgaged Properties.
Pool 2 will consist of Mortgage Loans with original principal balances which are less than or equal to, or in excess of those loan amount limitations.

     Each class of Notes will be issued in the respective approximate initial total principal amount specified in the table on page S-3 of this prospectus supplement. The initial aggregate Class Principal Amount (as defined herein) of the Notes may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the
Mortgage Pools."

     For purposes of allocating payments of principal and interest on the Senior
Notes, (a) the Class 1A1 Notes will relate to, and generally will be limited to collections from, the Mortgage Loans in Pool 1 and (b) the Class 2A1, Class 2A2,
Class 2A3SS and Class 2A3MZ Notes will relate to, and generally be limited to collections from, the Mortgage Loans in Pool 2. However, holders of each such class will receive the benefit of Monthly Excess Cashflow (as defined herein)
generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that

                                      S-26

class. Holders of Subordinate Notes will be entitled to receive payments of principal and interest based upon collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the
Senior Notes to the extent described herein.

     The equity ownership in the Trust will be evidenced by an ownership certificate issued pursuant to the Trust Agreement (the "Ownership
Certificate"). The holder of the Ownership Certificate (the "Ownership
Certificateholder") will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Premiums (as defined herein) on the Mortgage Loans and (2) any remaining excess cash flow from Mortgage Loan collections after all principal and interest on the Notes and expenses of the Trust for such Payment Date have been made.

     Payments on the Notes will be made on the 25th day of each month or, if the
25th day is not a Business Day, on the next succeeding Business Day, beginning in October 2005 (each, a "Payment Date"), to Noteholders of record on the applicable Record Date. The "Record Date" for the Notes and each Payment Date will be the close of business on the Business Day immediately preceding such
Payment Date (in the case of Book-Entry Notes) or the last Business Day of the month immediately preceding the month in which the Payment Day occurs (in the case of Definitive Notes). A "Business Day" is generally any day other than a
Saturday or Sunday or a day on which banks in New York, New York or, if other than New York, New York, the city where the corporate trust office of the
Indenture Trustee is located, or the States of Maryland, Minnesota, California or Delaware are authorized or obligated by law or executive order to be closed.

     Payments on the Notes will be made to each registered holder entitled thereto by wire transfer in immediately available funds; provided that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the corporate trust office of the Trust Administrator. See
"--Reports to Noteholders".

     The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Notes." The Notes will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

     Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note will be entitled to receive a physical note representing such person's interest (a "Definitive Note"), except as set forth below under "--Book-Entry Registration--Definitive Notes." Unless and until
Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry
Notes shall refer to payments, notices, reports and statements to DTC or Cede &
Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial
Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

     GENERAL. Persons acquiring beneficial ownership interests in the Book-Entry
Notes (each, a "Beneficial Owner") will hold their Notes through DTC in the
United States, or Clearstream Banking Luxembourg ("Clearstream Luxembourg") or
the Euroclear System ("Euroclear") in Europe if they are

                                      S-27

participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in
Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A.
generally, but not exclusively, will act as depositary for Clearstream
Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the "Relevant
Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Book-Entry Notes will be Cede &
Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC. See "Description of the
Securities--Book-Entry Registration of Securities" in the prospectus and for information with respect to tax documentation procedures relating to the
Book-Entry Notes, see "Material Federal Income Tax Consequences--Taxation of
Debt Securities" and "--Tax Treatment of Foreign Investors" in the Prospectus
and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S.
Federal Income Tax Documentation Requirements" in Annex A to this prospectus supplement.

     None of the Depositor, the Seller, the Master Servicer, the Servicer, the
Owner Trustee, the Trust Administrator or the Indenture Trustee (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede &
Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

     DEFINITIVE NOTES. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, (1) if DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the
Book-Entry Notes and the Depositor is unable to locate a qualified successor or
(2) after the occurrence of an Indenture Default (as defined herein) as specified in the Indenture, Beneficial Owners of Book-Entry Notes representing not less than 50% in principal amount of the outstanding Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such Book-Entry
Notes.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator is required to direct DTC to notify
Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trust
Administrator will reissue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee and the Trust Administrator will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

                                      S-28

PAYMENTS OF INTEREST

     CALCULATION OF INTEREST. The amount of interest payable on each Payment
Date in respect of each class of Notes will equal the Current Interest (as defined herein) for such class on such date. Interest will accrue on the Notes on the basis of a 360-day year and the actual number of days elapsed in each related Accrual Period (as defined herein).

     o    "Current Interest" with respect to any class of Notes and any Payment
          Date will equal the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the
          Class Principal Amount of such class immediately prior to such Payment
          Date, provided, however, that for any class of Subordinate Notes and any Payment Date, Current Interest will be reduced by the amount specified in clause (a) of the definition of Deferred Interest, if any, for such class and Payment Date.

     o    The "Accrual Period" applicable to each class of Notes with respect to each Payment Date will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

     The "Interest Rate" for each class of Notes will be the applicable annual rate described under "Summary of Terms--The Offered Notes--Payments on the
Notes--Interest Payments."

     DEFINITIONS RELATING TO INTEREST PAYMENT PRIORITIES.

     o    The "Class Principal Amount" of any class of Notes as of any Payment
          Date will be its initial Class Principal Amount as of September 12,
          2005 (the "Closing Date"), as reduced by all amounts previously paid on that class in respect of principal prior to such Payment Date.

     o    The "Net Funds Cap" with respect to each Payment Date will be an annual rate equal to:

          1.   in the case of the Class of 1A1 Notes, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the
               first day of the related Collection Period, adjusted to reflect the accrual of interest on an actual/360 basis,

          2.   in the case of each class of Group 2 Notes, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of
               the first day of the related Collection Period, adjusted to reflect the accrual of interest on an actual/360 basis, and

          3.   in the case of each class of Subordinate Notes, the weighted average of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the related
               Collection Period and (b) the weighted average of the Net
               Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the related Collection Period, weighted on the basis of the excess of (x) in the case of clause (a), the excess of the
               Pool Balance for Pool 1 as of the first day of the related
               Collection Period over the Class Principal Amount of the Class
               1A1 Notes immediately prior to that Payment Date and (y) in the case of clause (b), the excess of the Pool Balance for Pool 2 as of the first day of the related Collection Period over the aggregate of the Class Principal Amounts of the Group 2 Notes
               immediately prior to that Payment Date, and adjusted to reflect the accrual of interest on an actual/360 basis.

                                      S-29

     o    The "Fixed Rate Cap" with respect to each Payment Date is 12.50% per annum.

     o    The "Net Mortgage Rate" for any Mortgage Loan at any time equals the
          Mortgage Rate thereof minus the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate (each as defined herein).

     o    The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate as determined in the related mortgage note as reduced by any application of the Servicemembers Civil Relief Act or similar state laws (the "Relief Act").

     o    The "Pool Balance" for any Mortgage Pool as of any date of determination will be equal to the aggregate of the Scheduled
          Principal Balances (as defined herein) of the Mortgage Loans in such
          Mortgage Pool as of such date of determination.

     o    The "Pool Percentage" for any Mortgage Pool and any Payment Date will be a fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date of determination.

     o    The "Aggregate Loan Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the
          Mortgage Loans as of such date of determination.

     BASIS RISK SHORTFALLS. With respect to each Payment Date and any class of
Notes, to the extent that (a) the amount of Current Interest calculated without regard to the applicable Net Funds Cap exceeds (b) the amount of Current
Interest calculated with the applicable Net Funds Cap (such excess, a "Basis
Risk Shortfall"), such class will be entitled to the amount of such Basis Risk
Shortfall or Unpaid Basis Risk Shortfall (as defined herein). Such classes of
Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid
Basis Risk Shortfall from both (1) Monthly Excess Cashflow (as described below)
and (2)(i) in the case of the Group 1 Notes, any amounts received under the
Group 1 Cap Agreement for the related Payment Date, (ii) in the case of the
Group 2 Notes, any amounts received under the Group 2 Cap Agreement for the related Payment Date or (iii) in the case of the Subordinate Notes, any amounts received under the Subordinate Cap Agreement for the related Payment Date. See
"--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement
Proceeds" below.

     o    The "Unpaid Basis Risk Shortfall" for any class of Notes on any
          Payment Date will equal the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap.

     THE CAP AGREEMENTS.

     The Group 1 Cap Agreement. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Group 1 Notes (the "Group
1 Cap Agreement") with the Cap Counterparty (as defined herein), which will be assigned to the Indenture Trustee.

     Under the Group 1 Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust by the Business Day immediately prior to each
Payment Date, commencing with the Payment Date in November 2005 and ending with the Payment Date in June 2008, an amount equal to the product of (x)

                                      S-30

the excess, if any, of (a) the lesser of (i) LIBOR (as defined herein) and (ii)
the maximum rate under the Group 1 Cap Agreement as set forth in the table below for the related Payment Date (the "Group 1 Maximum Rate") over (b) the strike rate as set forth in the table for the related Payment Date (the "Group 1 Strike
Rate"), (y) the calculated notional amount as set forth in the table for the related Payment Date and (z) a fraction, the numerator of which is the actual number of days in the Accrual Period related to such Payment Date and the denominator of which is 360:



                                                    GROUP 1
                                                   NOTIONAL               GROUP 1               GROUP 1
PAYMENT DATE                                        BALANCE             STRIKE RATE           MAXIMUM RATE
------------                                        -------             -----------           ------------

November 2005..................................  $441,899,626.60           6.458%                9.755%
December 2005..................................  $436,063,977.95           6.681%                9.755%
January 2006...................................  $429,401,966.49           6.458%                9.755%
February 2006..................................  $421,927,060.62           6.458%                9.755%
March 2006.....................................  $413,656,326.11           7.179%                9.755%
April 2006.....................................  $404,610,573.92           6.461%                9.755%
May 2006.......................................  $394,813,827.77           6.684%                9.755%
June 2006......................................  $384,293,755.61           6.461%                9.755%
July 2006......................................  $373,081,411.73           6.684%                9.755%
August 2006....................................  $361,213,400.16           6.461%                9.755%
September 2006.................................  $349,534,277.25           6.464%                9.755%
October 2006...................................  $338,120,557.28           6.688%                9.755%
November 2006..................................  $326,966,108.57           6.464%                9.755%
December 2006..................................  $316,065,062.38           6.688%                9.755%
January 2007...................................  $305,411,682.53           6.464%                9.755%
February 2007..................................  $295,000,362.44           6.465%                9.755%
March 2007.....................................  $284,825,622.20           7.187%                9.755%
April 2007.....................................  $274,882,195.72           6.468%                9.755%
May 2007.......................................  $265,164,754.18           6.692%                9.755%
June 2007......................................  $255,668,180.89           6.468%                9.755%
July 2007......................................  $246,387,474.77           6.692%                9.755%
August 2007....................................  $237,306,750.20           8.894%                9.755%
September 2007.................................  $217,423,537.67           8.976%                9.755%
October 2007...................................  $198,185,647.89           9.274%                9.755%
November 2007..................................  $180,004,021.24           8.957%                9.755%
December 2007..................................  $162,820,975.89           9.253%                9.755%
January 2008...................................  $147,917,658.81           8.938%                9.755%
February 2008..................................  $135,010,345.03           9.718%                9.755%
March 2008.....................................  $123,833,588.94           9.755%                9.755%
April 2008.....................................  $114,140,202.27           9.734%                9.755%
May 2008.......................................  $105,742,826.47           9.755%                9.755%
June 2008......................................  $ 98,487,353.39           9.724%                9.755%
July 2008 and thereafter.......................  $          0.00           0.000%                0.000%


     However, to the extent that the notional amount of the Group 1 Cap
Agreement for any Payment Date exceeds the Class Principal Amount of the Class
1A1 Notes as of the immediately preceding Payment Date, the portion of the amount payable by the Cap Counterparty with respect to the current Payment Date that is attributable to such excess will be paid by the Trust Administrator to the holder of the Ownership Certificate and will not be available to make payments on the Class 1A1 Notes.

                                      S-31

     The Group 1 Cap Agreement will terminate after the Payment Date in June
2008.

     It is intended that payments under the Group 1 Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the
Group 1 Notes associated with the Trust's investment in hybrid and fixed rate
Mortgage Loans. See "Description of the Mortgage Pools--General." However, there can be no assurance that amounts payable to the Trust under the Group 1 Cap
Agreement will be sufficient to cover such shortfalls. On each Payment Date, the
Trust Administrator will pay holders of the Group 1 Notes from any amounts received from Group 1 Cap Agreement in accordance with priority (3)(a)(i) set forth under "--Credit Enhancement--Application of Monthly Excess Cashflow and
Cap Agreement Proceeds" below. If such payments from the Group 1 Cap Agreement are insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid
Basis Risk Shortfall, the only other source of coverage will be the Monthly
Excess Cashflow, if any, that would otherwise be payable to the Ownership
Certificate.

     The Group 2 Cap Agreement. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Group 2 Notes (the "Group
2 Cap Agreement") with the Cap Counterparty (as defined herein), which will be assigned to the Indenture Trustee.

     Under the Group 2 Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust by the Business Day immediately prior to each
Payment Date, commencing with the Payment Date in November 2005 and ending with the Payment Date in June 2008, an amount equal to the product of (x) the excess, if any, of (a) the lesser of (i) LIBOR and (ii) the maximum rate under the Group
2 Cap Agreement as set forth in the table below for the related Payment Date
(the "Group 2 Maximum Rate") over (b) the strike rate as set forth in the table for the related Payment Date (the "Group 2 Strike Rate"), (y) the calculated notional amount as set forth in the table for the related Payment Date and (z) a fraction, the numerator of which is the actual number of days in the Accrual
Period related to such Payment Date and the denominator of which is 360:



                                                    GROUP 2
                                                    NOTIONAL              GROUP 2               GROUP 2
PAYMENT DATE                                        BALANCE             STRIKE RATE           MAXIMUM RATE
------------                                        -------             -----------           ------------

November 2005..................................  $445,039,072.28           6.441%                9.800%
December 2005..................................  $439,120,786.95           6.662%                9.800%
January 2006...................................  $432,367,247.69           6.441%                9.800%
February 2006..................................  $424,792,165.33           6.442%                9.800%
March 2006.....................................  $416,412,899.88           7.156%                9.800%
April 2006.....................................  $407,250,523.32           6.444%                9.800%
May 2006.......................................  $397,329,542.24           6.666%                9.800%
June 2006......................................  $386,678,070.18           6.445%                9.800%
July 2006......................................  $375,327,654.49           6.667%                9.800%
August 2006....................................  $363,316,964.88           6.446%                9.800%
September 2006.................................  $351,555,861.44           6.448%                9.800%
October 2006...................................  $340,062,411.32           6.671%                9.800%
November 2006..................................  $328,830,482.55           6.449%                9.800%
December 2006..................................  $317,854,143.26           6.672%                9.800%
January 2007...................................  $307,127,595.87           6.451%                9.800%
February 2007..................................  $296,645,174.07           6.451%                9.800%
March 2007.....................................  $286,401,339.84           7.166%                9.800%
April 2007.....................................  $276,390,725.77           6.454%                9.800%


                                      S-32



May 2007.......................................  $266,607,994.58           6.677%                9.800%
June 2007......................................  $257,047,976.03           6.455%                9.800%
July 2007......................................  $247,705,616.96           6.679%                9.800%
August 2007....................................  $238,524,947.12           8.858%                9.800%
September 2007.................................  $217,866,647.40           8.877%                9.800%
October 2007...................................  $198,184,034.91           9.179%                9.800%
November 2007..................................  $179,590,053.55           8.875%                9.800%
December 2007..................................  $162,029,867.38           9.176%                9.800%
January 2008...................................  $146,862,240.98           8.873%                9.800%
February 2008..................................  $133,750,783.32           9.657%                9.800%
March 2008.....................................  $122,419,451.04           9.800%                9.800%
April 2008.....................................  $112,615,961.47           9.661%                9.800%
May 2008.......................................  $104,147,666.22           9.800%                9.800%
June 2008......................................  $ 96,852,976.21           9.658%                9.800%
July 2008 and thereafter.......................  $          0.00           0.000%                0.000%


     However, to the extent that the notional amount of the Group 2 Cap
Agreement for any Payment Date exceeds the aggregate of the Class Principal
Amounts of the Group 2 Notes as of the immediately preceding Payment Date, the portion of the amount payable by the Cap Counterparty with respect to the current Payment Date that is attributable to such excess will be paid by the
Trust Administrator to the holder of the Ownership Certificate and will not be available to make payments on the Group 2 Notes.

     The Group 2 Cap Agreement will terminate after the Payment Date in June
2008.

     It is intended that payments under the Group 2 Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the
Group 2 Notes associated with the Trust's investment in hybrid and fixed rate
Mortgage Loans. See "Description of the Mortgage Pools--General." However, there can be no assurance that amounts payable to the Trust under the Group 2 Cap
Agreement will be sufficient to cover such shortfalls. On each Payment Date, the
Trust Administrator will pay holders of the Group 2 Notes from any amounts received from Group 2 Cap Agreement in accordance with priority (3)(a)(ii) set forth under "--Credit Enhancement--Application of Monthly Excess Cashflow and
Cap Agreement Proceeds" below. If such payments from the Group 2 Cap Agreement are insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid
Basis Risk Shortfall, the only other source of coverage will be the Monthly
Excess Cashflow, if any, that would otherwise be payable to the Ownership
Certificate.

     The Subordinate Cap Agreement. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Subordinate Notes
(the "Subordinate Cap Agreement" and together with the Group 1 Cap Agreement and the Group 2 Cap Agreement, the "Cap Agreements") with the Cap Counterparty, which will be assigned to the Indenture Trustee.

     Under the Subordinate Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty
will be obligated to pay to the Trust by the Business Day immediately prior to each Payment Date, commencing with the Payment Date in November 2005 and ending with the Payment Date in June 2008, an amount equal to the product of (x) the excess, if any, of (a) the lesser of (i) LIBOR and (ii) the maximum rate under the Subordinate Cap Agreement as set forth in the table below for the related
Payment Date (the "Subordinate Maximum Rate") over (b) the strike rate as set forth in the table for the related Payment Date (the "Subordinate Strike Rate"),
(y) the calculated notional amount as set forth in the table for the related
Payment Date

                                      S-33

and (z) a fraction, the numerator of which is the actual number of days in the
Accrual Period related to such Payment Date and the denominator of which is 360:



                                                   SUBORDINATE
                                                    NOTIONAL            SUBORDINATE           SUBORDINATE
PAYMENT DATE                                         BALANCE            STRIKE RATE           MAXIMUM RATE
------------                                         -------            -----------           ------------

November 2005..................................  $279,643,000.00           5.572%                8.900%
December 2005..................................  $279,643,000.00           5.794%                8.900%
January 2006...................................  $279,643,000.00           5.572%                8.900%
February 2006..................................  $279,643,000.00           5.572%                8.900%
March 2006.....................................  $279,643,000.00           6.290%                8.900%
April 2006.....................................  $279,643,000.00           5.575%                8.900%
May 2006.......................................  $279,643,000.00           5.798%                8.900%
June 2006......................................  $279,643,000.00           5.575%                8.900%
July 2006......................................  $279,643,000.00           5.798%                8.900%
August 2006....................................  $279,643,000.00           5.576%                8.900%
September 2006.................................  $279,643,000.00           5.579%                8.900%
October 2006...................................  $279,643,000.00           5.802%                8.900%
November 2006..................................  $279,643,000.00           5.579%                8.900%
December 2006..................................  $279,643,000.00           5.802%                8.900%
January 2007...................................  $279,643,000.00           5.580%                8.900%
February 2007..................................  $279,643,000.00           5.580%                8.900%
March 2007.....................................  $279,643,000.00           6.299%                8.900%
April 2007.....................................  $279,643,000.00           5.583%                8.900%
May 2007.......................................  $279,643,000.00           5.807%                8.900%
June 2007......................................  $279,643,000.00           5.584%                8.900%
July 2007......................................  $279,643,000.00           5.808%                8.900%
August 2007....................................  $279,643,000.00           7.998%                8.900%
September 2007.................................  $279,643,000.00           8.049%                8.900%
October 2007...................................  $279,643,000.00           8.348%                8.900%
November 2007..................................  $279,643,000.00           8.038%                8.900%
December 2007..................................  $279,643,000.00           8.337%                8.900%
January 2008...................................  $279,643,000.00           8.028%                8.900%
February 2008..................................  $279,643,000.00           8.810%                8.900%
March 2008.....................................  $279,643,000.00           8.900%                8.900%
April 2008.....................................  $279,643,000.00           8.820%                8.900%
May 2008.......................................  $279,643,000.00           8.900%                8.900%
June 2008......................................  $279,643,000.00           8.814%                8.900%
July 2008 and thereafter.......................  $          0.00           0.000%                0.000%


     However, to the extent that the notional amount of the Subordinate Cap
Agreement for any Payment Date exceeds the aggregate of the Class Principal
Amounts of the Subordinate Notes as of the immediately preceding Payment Date, the portion of the amount payable by the Cap Counterparty with respect to the current Payment Date that is attributable to such excess will be paid by the
Trust Administrator to the holder of the Ownership Certificate and will not be available to make payments on the Subordinate Notes.

     The Subordinate Cap Agreement will terminate after the Payment Date in June
2008.

                                      S-34

     It is intended that payments under the Subordinate Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the
Subordinate Notes associated with the Trust's investment in hybrid and fixed rate Mortgage Loans. See "Description of the Mortgage Pools--General." However,
there can be no assurance that amounts payable to the Trust under the
Subordinate Cap Agreement will be sufficient to cover such shortfalls. On each
Payment Date, the Trust Administrator will pay holders of the Subordinate Notes from any amounts received from Subordinate Cap Agreement in accordance with priority (3)(a)(iii) set forth under "--Credit Enhancement--Application of
Monthly Excess Cashflow and Cap Agreement Proceeds" below. If such payments from the Subordinate Cap Agreement are insufficient to cover the total amount of any
Basis Risk Shortfall or Unpaid Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.

     Termination. The Group 1 Cap Agreement, the Group 2 Cap Agreement and the
Subordinate Cap Agreement will each be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Cap Counterparty or the Trust, the failure by the Cap Counterparty (within three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under the relevant interest rate cap agreement, the failure by the Cap Counterparty
(within 30 days after notice of such failure is received) to perform any other agreement made by it under the relevant interest rate cap agreement, and the relevant interest rate cap agreement becoming illegal or subject to certain kinds of taxation.

     If the Group 1 Cap Agreement, the Group 2 Cap Agreement or the Subordinate
Cap Agreement is terminated early, the Cap Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be held by the
Trust Administrator and applied on subsequent Payment Dates to pay any Basis
Risk Shortfall Amounts and Unpaid Basis Risk Shortfall Amounts on the related classes of Notes as described above. Any termination payment remaining on deposit with the Trust Administrator on the Payment Date on which the relevant interest rate cap agreement would have otherwise terminated had it not been subject to early termination (after all other payments on that Payment Date)
will be payable to the Ownership Certificate.

     General. The Notes do not represent an obligation of the Cap Counterparty.
The holders of the Notes are not parties to or beneficiaries under the Group 1
Cap Agreement, the Group 2 Cap Agreement or the Subordinate Cap Agreement and
will not have any right to proceed directly against the Cap Counterparty in respect of its obligations under any interest rate cap agreement.

         The Cap Counterparty. Swiss Re Financial Products Corporation is a
Delaware corporation and an indirect, wholly owned subsidiary of Swiss
Reinsurance Company, a Swiss corporation. Swiss Re Financial Products
Corporation currently has a long-term counterparty credit rating of "AA
(negative outlook)" and a short-term rating of "A-1+" from S&P. The obligations of Swiss Re Financial Products Corporation under the Cap Agreement are fully and unconditionally guaranteed by Swiss Reinsurance Company. Swiss Reinsurance
Company currently has (i) a counterparty credit rating of "AA (negative outlook)," an insurer financial strength rating of "AA (negative outlook)," a senior unsecured debt rating of "AA" and a short-term rating of "A-1+" by S&P,
(ii) an insurer financial strength rating of "Aa2 (stable outlook)," a senior unsecured rating of "Aa2" and a short-term rating of "P-1" from Moody's and
(iii) an insurer financial strength rating (Fitch Ratings initiated) of "AA+
(stable)" and a senior unsecured rating of "AA+ (stable)" from Fitch.

     On November 19, 2004, Swiss Reinsurance Company announced that it had received requests from the U.S. Securities and Exchange Commission and the New
York State Attorney General to provide documentation relating to non-traditional products, that it may receive similar requests from other

                                      S-35

governmental or regulatory authorities, that it has not been named or referred to in any lawsuit relating to these investigations, and that it will cooperate fully with all such requests. It is unclear at this point what the scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Reinsurance
Company is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments.

         The information contained in the preceding two paragraphs has been provided by Swiss Re Financial Products Corporation and Swiss Reinsurance
Company for use in this prospectus supplement. Swiss Re Financial Products
Corporation and Swiss Reinsurance Company have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

     INTEREST PAYMENT PRIORITIES. The Interest Remittance Amount (as defined herein) for each Mortgage Pool will be paid on each Payment Date concurrently as follows:

     (A) On each Payment Date, the Interest Remittance Amount for Pool 1 for
such date will be paid in the following order of priority:

          (i) to the Class 1A1 Notes, Current Interest for such class for such
     Payment Date;

          (ii) to the Class 2A1, Class 2A2, Class 2A3SS and Class 2A3MZ Notes,
     pro rata, in proportion to the amount of Current Interest for each such class, Current Interest for each such class for such Payment Date, to the extent not paid as described in clause (B)(i) below;

          (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class
     M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes,
     sequentially, in that order (the "Subordinate Priority"), Current Interest for each such class for such Payment Date;

          (iv) to the Indenture Trustee, the Owner Trustee, the Trust
     Administrator, the Master Servicer and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement, as applicable; and

          (v) for application as part of Monthly Excess Cashflow for such
     Payment Date, as described under "--Credit Enhancement--Application of
     Monthly Excess Cashflow and Cap Agreement Proceeds" below, any Interest
     Remittance Amount for Pool 1 remaining after application pursuant to clauses (i) through (iv) above (such amount, "Pool 1 Monthly Excess
     Interest" for such Payment Date).

     (B) On each Payment Date, the Interest Remittance Amount for Pool 2 for
such date will be paid in the following order of priority:

          (i) to the Class 2A1, Class 2A2, Class 2A3SS and Class 2A3MZ Notes,
     pro rata, in proportion to the amount of Current Interest for each such class, Current Interest for each such class for such Payment Date;

          (ii) to the Class 1A1 Notes, Current Interest for such class for such
     Payment Date, to the extent not paid as described in clause (A)(i) above;

                                      S-36

          (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class
     M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes, in
     accordance with the Subordinate Priority, Current Interest for each such class for such Payment Date;

          (iv) to the Indenture Trustee, the Owner Trustee, the Trust
     Administrator, the Master Servicer and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement, as applicable; and

          (v) for application as part of Monthly Excess Cashflow for such
     Payment Date, as described under "--Credit Enhancement--Application of
     Monthly Excess Cashflow and Cap Agreement Proceeds" below, any Interest
     Remittance Amount for Pool 2 remaining after application pursuant to clauses (i) through (iv) above (such amount, "Pool 2 Monthly Excess
     Interest" for such Payment Date).

     The "Interest Remittance Amount" with respect to any Payment Date and any
Mortgage Pool will equal (a) the sum of, without duplication, (1) all interest collected (other than the interest portion of Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage
Loans in such Mortgage Pool during the related Collection Period (as defined herein) by the Master Servicer, the Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), minus (x) the related Servicing Fee and the Master Servicing Fee with respect to such Mortgage Loans, (y) previously unreimbursed Advances (as defined herein) and previously unreimbursed servicing advances and other amounts due to the Servicer, the Master Servicer or the
Indenture Trustee (solely in its capacity as successor Master Servicer) with respect to the Mortgage Loans, to the extent allocable to interest and (z) any
Prepayment Premiums received with respect to such Mortgage Loans during the related Prepayment Period (as defined herein), (2) all Compensating Interest (as defined herein) paid by the Master Servicer or the Servicer with respect to such
Mortgage Loans with respect to the related Prepayment Period, (3) the portion of any purchase price or Substitution Amount (as defined herein) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds (as defined herein), Insurance
Proceeds (as defined herein) and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) the Pool Percentage of other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust Administrator, the Custodian, the Indenture Trustee or the Owner
Trustee.

     o    A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

     o    The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances and servicing advances, unpaid Servicing Fees and Master Servicing Fees and the costs and damages incurred by the Trust associated with violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

                                      S-37

DETERMINATION OF LIBOR

     On the second LIBOR Business Day (as defined herein) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination
Date"), the Trust Administrator will determine LIBOR based on the "Interest
Settlement Rate" for U.S. dollar deposits of one-month maturity set by the
British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the
LIBOR Determination Date ("LIBOR").

     A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

     The BBA's Interest Settlement Rates are currently displayed on the
Moneyline Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's
Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate
Page"). Such Interest Settlement Rates are also currently available on Reuters
Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The
BBA's Interest Settlement Rates currently are rounded to five decimal places.

     With respect to any LIBOR Determination Date, if the BBA's Interest
Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.
(London time) on such date, or if the Designated Telerate Page is not available on such date, the Trust Administrator will determine such rate on the basis of quotations obtained from the Reference Banks as follows:

     o    If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

     o    If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (x) LIBOR as determined on the previous LIBOR
          Determination Date and (y) the Reserve Interest Rate.

     "Reference Banks" are leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page or the Bloomberg Screen LIBO Page on the
Determination Date in question, (3) which have been designated as such by the
Trust Administrator and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the
Master Servicer, the Servicer, the Seller or any successor servicer.

     The "Reserve Interest Rate" is the rate per annum that the Trust
Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United
States dollar lending rates which New York City banks selected by the Trust
Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, (2)
in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such LIBOR Determination Date to leading European banks.

                                      S-38

     The establishment of LIBOR on each LIBOR Determination Date by the Trust
Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

PAYMENTS OF PRINCIPAL

     GENERAL DEFINITIONS. Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool, secondarily from the Principal Payment Amount from the unrelated Mortgage Pool, and from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under "--Credit Enhancement--Application of
Monthly Excess Cashflow and Cap Agreement Proceeds" below. Payments of principal on the Subordinate Notes will be made from the aggregate of the Principal
Payment Amounts from each Mortgage Pool in each case after payments of principal have been made on the related Senior Notes.

     o    The "Principal Payment Amount" for each Mortgage Pool for any Payment
          Date will be equal to the Principal Remittance Amount for such
          Mortgage Pool for such date minus the Aggregate Overcollateralization
          Release Amount (as defined herein), if any, attributable to such
          Mortgage Pool for such Payment Date.

     o    The "Principal Remittance Amount" for each Mortgage Pool for any
          Payment Date will be equal to (a) the sum of (1) all principal collected (other than the principal portion of Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such
          Mortgage Pool during the related Collection Period by the Servicer or the Master Servicer (less unreimbursed Advances due to the Master
          Servicer, or the Servicer with respect to such Mortgage Loans, to the extent allocable to principal and any unreimbursed related servicing advances), (2) the principal portion of all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, (3) the Scheduled Principal Balance of each
          Mortgage Loan that was repurchased by the Seller or purchased by the
          Servicer during the related Prepayment Period from such Mortgage Pool,
          (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool during the related
          Prepayment Period allocable to principal, (5) all Net Liquidation
          Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related
          Prepayment Period, to the extent allocable to principal, (6) all other unscheduled collections and recoveries in respect of principal during the related Prepayment Period and (7) with respect to the first
          Payment Date only, the amount of the Initial Deposit (as defined herein) with respect to such Mortgage Pool, as reduced by (b) the Pool
          Percentage of other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust Administrator, the
          Custodian, the Indenture Trustee or the Owner Trustee from interest collections as described in clause (b) of the definition of Interest
          Remittance Amount and not reimbursed therefrom or otherwise.

     o    The "Collection Period" with respect to any Payment Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

     o    "Insurance Proceeds" means any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged
          Properties other than amounts to cover expenses incurred by the

                                      S-39

          Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

     o    "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed related expenses and (2) unreimbursed related Advances and related servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a periodic basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

     o    The "Prepayment Period" with respect to each Payment Date (other than the initial Payment Date) is the period from 16th day of the calendar month immediately preceding the month in which such Payment Date occurs up to and including the 15th day of the month in which such
          Payment Date occurs; provided, however, that with respect to the initial Payment Date, the Prepayment Period will be from and excluding the Cut-off Date up to and including the 15th day of October 2005.

     o    A "Scheduled Payment" is the monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage
          Loan.

     o    The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled
          Payments due on or before such date, whether or not received, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination. The Scheduled Principal Balance of a
          Liquidated Mortgage Loan will be equal to zero.

     PRINCIPAL PAYMENT PRIORITIES. The Principal Payment Amount for each
Mortgage Pool will be paid on each Payment Date as follows:

     (I) On each Payment Date (a) prior to the Stepdown Date or (b) on and after the Stepdown Date and with respect to which a Trigger Event is in effect, the
Trust Administrator will make the following payments, concurrently:

          (A) For Pool 1: The Principal Payment Amount for Pool 1 will be paid in the following order of priority:

               (i) to the Class 1A1 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (ii) sequentially, to the Class 2A1 and Class 2A2 Notes, in that order, after giving effect to payments made pursuant to clause
          (I)(B)(i) below, until the Class Principal Amount of each such class has been reduced to zero;

               (iii) (a) if a Sequential Trigger Event is not in effect, to the
          Class 2A3SS and Class 2A3MZ Notes, concurrently, pro rata, in proportion to their respective Class Principal Amounts, until the
          Class Principal Amount of each such class has been reduced to zero, or
          (b)

                                      S-40

          if a Sequential Trigger Event is in effect, to the Class 2A3SS and
          Class 2A3MZ Notes, sequentially, in that order, until the Class
          Principal Amount of each such class has been reduced to zero, in each case after giving effect to payments made pursuant to clause
          (I)(B)(ii) below;

               (iv) to the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class
          B3 Notes, in accordance with the Subordinate Priority, until the Class
          Principal Amount of each such class has been reduced to zero; and

               (v) for application as part of Monthly Excess Cashflow for such
          Payment Date, as described under "--Credit Enhancement--Application of
          Monthly Excess Cashflow and Cap Agreement Proceeds" below, any such
          Principal Payment Amount for Pool 1 remaining after application pursuant to clauses (i) through (iv) above.

          (B) For Pool 2: The Principal Payment Amount for Pool 2 will be paid in the following order of priority:

              (i) sequentially, to the Class 2A1 and Class 2A2 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

              (ii) (a) if a Sequential Trigger Event is not in effect, to the
         Class 2A3SS and Class 2A3MZ Notes, concurrently, pro rata, in proportion to their respective Class Principal Amounts, until the Class
         Principal Amount of each such class has been reduced to zero, or (b) if a Sequential Trigger Event is in effect, to the Class 2A3SS and Class
         2A3MZ Notes, sequentially, in that order, until the Class Principal
         Amount of each such class has been reduced to zero;

              (iii) to the Class 1A1 Notes, after giving effect to payments made pursuant to clause (I)(A)(i) above, until the Class Principal Amount of such class has been reduced to zero;

              (iv) to the Class M1, Class M2, Class M3, Class M4, Class M5,
         Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3
         Notes, in accordance with the Subordinate Priority, until the Class
         Principal Amount of each such class has been reduced to zero; and

              (v) for application as part of Monthly Excess Cashflow for such
         Payment Date, as described under "--Credit Enhancement--Application of
         Monthly Excess Cashflow and Cap Agreement Proceeds" below, any such
         Principal Payment Amount for Pool 2 remaining after application pursuant to clauses (i) through (iv) above.

     The priority of payments on the Class 2A1, Class 2A2, Class 2A3SS and Class
2A3MZ Notes described in clauses (I)(B)(i) and (I)(B)(ii) above is referred to in this prospectus supplement as the "Pool 2 Senior Priority" for Pool 2.

     (II) On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Pool for such date will be paid in the following order of priority:

                                      S-41

          (i) (a) so long as any of the Subordinate Notes are outstanding, to the Class 1A1 Notes (from amounts in Pool 1 except as provided below) and to the Class 2A1, Class 2A2, Class 2A3SS and Class 2A3MZ Notes in
     accordance with the Pool 2 Senior Priority (from amounts in Pool 2 except as provided below), an amount equal to the lesser of (x) the Principal
     Payment Amount for the related Mortgage Pool for such Payment Date and (y)
     the Related Senior Principal Payment Amount for the related Mortgage Pool for such Payment Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, that to the extent that the Principal Payment Amount for a Mortgage Pool exceeds the
     Related Senior Principal Payment Amount for such Mortgage Pool, such excess shall be paid to the Senior Notes of the other Mortgage Pool (in the case of the Class 2A1, Class 2A2, Class 2A3SS and Class 2A3MZ Notes, in
     accordance with the Pool 2 Senior Priority), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause (i)(a) on such Payment Date), or (b) otherwise to the Class 1A1 Notes and the Class
     2A1, Class 2A2, Class 2A3SS and Class 2A3MZ Notes (in accordance with the
     Pool 2 Senior Priority), the Principal Payment Amount for the related
     Mortgage Pool for such Payment Date;

          (ii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class
     M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes, in
     accordance with the Subordinate Priority, in each case in an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment
     Amount for Pool 1 and Pool 2 for such Payment Date over (b) the aggregate of the amount paid to the Senior Notes on such Payment Date pursuant to clause (i) above and any amounts paid to any class or classes of
     Subordinate Notes that have a higher priority of payment than the subject class on such Payment Date pursuant to this clause (ii), and (y) the
     Subordinate Class Principal Payment Amount for the subject class for such
     Payment Date, until the Class Principal Amount of such class has been reduced to zero; and

          (iii) for application as part of Monthly Excess Cashflow for such
     Payment Date, as described under "--Credit Enhancement--Application of
     Monthly Excess Cashflow and Cap Agreement Proceeds" below, any such
     Principal Payment Amount remaining after application pursuant to clauses
     (i) and (ii) above.

     Notwithstanding the foregoing, on any Payment Date on which the Class
Principal Amount of each class of Notes having a higher priority of payment has been reduced to zero, any remaining Principal Payment Amount of a Mortgage Pool will be paid to the remaining Notes, in the order of priority set forth above, until the Class Principal Amount of each such class has been reduced to zero.

     DEFINITIONS RELATING TO PRINCIPAL PAYMENT PRIORITIES.

     o    The "Related Senior Principal Payment Amount" with respect to each
          Mortgage Pool and any Payment Date will be equal to the lesser of (x)
          the Class Principal Amount of the Class 1A1 Notes (with respect to
          Pool 1) or the aggregate Class Principal Amount of the Class 2A1,
          Class 2A2, Class 2A3SS and Class 2A3MZ Notes (with respect to Pool 2)
          immediately prior to that Payment Date and (y) the product of (a) the
          Senior Principal Payment Amount and (b) the related Senior
          Proportionate Percentage in each case for such date.

     o    A "Sequential Trigger Event" will be in effect if on any Payment Date
          (a) prior to the Payment Date in October 2008, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of
          Realized Losses incurred on the Mortgage Loans from the Cut-off Date

                                      S-42

          through the last day of the related Collection Period by (y) the
          Cut-off Date Balance, exceeds 4.00% or (b) on or after the Payment
          Date in October 2008, a Trigger Event is in effect.

     o    The "Target Amount" for any Payment Date will be equal to the
          Aggregate Loan Balance as of such Payment Date minus the Targeted
          Overcollateralization Amount for such Payment Date.

     o    A "Trigger Event" will be in effect with respect to any Payment Date if (i) (x) until the Class Principal Amount of the Senior Notes has been reduced to zero, the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds
          31.50% of the Senior Enhancement Percentage for the Payment Date
          immediately preceding such Payment Date or (y) after the Class
          Principal Amount of the Senior Notes has been reduced to zero, the
          Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 37.50% of the Class M1
          Enhancement Percentage for the Payment Date immediately preceding such
          Payment Date, (ii) a Cumulative Loss Trigger Event shall have occurred or (iii) a Principal Deficiency Amount exists for such Payment Date.

     o    A "Cumulative Loss Trigger Event" will have occurred if, with respect to any Payment Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such
          Payment Date:



PAYMENT DATE                                                           CUMULATIVE LOSS PERCENTAGE
------------                                                           --------------------------

October 2008 through September 2009...................   4.00% for the first month, plus an additional 1/12th
                                                         of 1.50% for each month thereafter

October 2009 through September 2010...................   5.50% for the first month, plus an additional 1/12th
                                                         of 1.00% for each month thereafter

October 2010 through September 2011...................   6.50% for the first month, plus an additional 1/12th
                                                         of 0.25% for each month thereafter

October 2011 and thereafter...........................   6.75%


     o    The "Rolling Three Month Delinquency Rate" with respect to any Payment
          Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment
          Dates, respectively) immediately preceding calendar months.

     o    The "Delinquency Rate" for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO
          Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

     o    The "Stepdown Date" will be the later to occur of (x) the Payment Date in October 2008 and (y) the first Payment Date on which the Senior
          Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage
          Loans during the related Collection Period, but before giving effect to payments on any Notes on such Payment Date) is greater than or equal to 50.20%.

                                      S-43

     o    The "Senior Principal Payment Amount" with respect to any Payment Date and the Senior Notes will be equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Payment Date,
          100% of the aggregate Principal Payment Amount for both Mortgage Pools and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the lesser of (x)
          the aggregate Principal Payment Amount for both Mortgage Pools and (y)
          the amount, if any, by which (A) the aggregate Class Principal Amount of the Senior Notes immediately prior to that Payment Date exceeds (B)
          the Senior Target Amount (as defined herein).

     o    The "Subordinate Class Principal Payment Amount" with respect to any class of Subordinate Notes and any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the
          Senior Notes after giving effect to payments to such classes on such
          Payment Date, (ii) the aggregate Class Principal Amount of the classes of Subordinate Notes, if any, that have a higher priority of payment than the subject class of Subordinate Notes, after giving effect to payments to such classes on such Payment Date and (iii) the Class
          Principal Amount of the subject class of Subordinate Notes immediately prior to such Payment Date exceeds (y) the Subordinate Class Target
          Amount for the subject class of Subordinate Notes for such Payment
          Date.

     o    The "Overcollateralization Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Loan
          Balance for such Payment Date exceeds (y) the aggregate Class
          Principal Amount of the Notes, after giving effect to payments on such
          Payment Date.

     o    The "Aggregate Overcollateralization Release Amount" with respect to any Payment Date will be equal to the lesser of (x) the aggregate
          Principal Remittance Amount for both Mortgage Pools for such Payment
          Date and (y) the amount, if any, by which (1) the
          Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate
          Principal Remittance Amount for such date is applied on such date in reduction of the aggregate Class Principal Amount of the Notes)
          exceeds (2) the Targeted Overcollateralization Amount for such date.

     o    The "Senior Enhancement Percentage" with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the
          Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) in each case after giving effect to payments on such Payment Date and the denominator of which is the Aggregate Loan Balance for such Payment
          Date.

     o    The "Class M1 Enhancement Percentage" with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the
          Subordinate Notes other than the Class M1 Notes, and the
          Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Payment Date and the denominator of which is the
          Aggregate Loan Balance for such Payment Date

     o    The "Senior Proportionate Percentage" with respect to any Payment
          Date, (1) for Pool 1 will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Payment Date and the denominator of which is the aggregate

                                      S-44

          Principal Remittance Amount for Pool 1 and Pool 2 for such date, and
          (2) for Pool 2 will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Payment Date and the denominator of which is the aggregate
          Principal Remittance Amount for Pool 1 and Pool 2 for such Payment
          Date.

     o    The "Targeted Overcollateralization Amount" with respect to any
          Payment Date (a) prior to the Stepdown Date, will be equal to 1.75% of the Cut-off Date Balance, (b) on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, will be equal to
          3.50% of the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period, but in no event less than 0.50% of the Cut-off Date Balance, (c) on or after the
          Stepdown Date and with respect to which a Trigger Event is in effect but with respect to which a Cumulative Loss Trigger Event is not in effect, will be equal to the Targeted Overcollateralization Amount for the immediately preceding Payment Date and (d) on or after the
          Stepdown Date and with respect to which a Cumulative Loss Trigger
          Event is in effect, will be equal to 1.85% of the Cut-off Date
          Balance.

     o    The "Senior Target Amount" with respect to each Mortgage Pool and any
          Payment Date will be equal to the lesser of (a) the product of (1)
          49.80% and (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b)
          the amount, if any, by which (i) the Aggregate Loan Balance for such
          Payment Date determined as of the last day of the related Collection
          Period exceeds (ii) 0.50% of the Cut-off Date Balance.

     o    The "Subordinate Class Target Amount" for any class of Subordinate
          Notes and any Payment Date will be equal to the lesser of (a) the product of (1) the approximate target percentage set forth for such
          Class in the following table and (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related
          Collection Period and (b) the amount, if any, by which (i) the
          Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50% of the Cut-off
          Date Balance.

                                  CLASS        TARGET PERCENTAGE
                                  -----        -----------------
                          M1................        57.60%
                          M2................        64.80%
                          M3................        69.60%
                          M4................        73.20%
                          M5................        76.70%
                          M6................        79.70%
                          M7................        83.00%
                          M8................        85.40%
                          M9................        88.00%
                          B1................        92.50%
                          B2................        94.50%
                          B3................        96.50%

     For purposes of calculating the amount to be paid each Payment Date and measuring the various transaction triggers and thresholds, the Cut-off Date
Balance shall include the amount of the Initial Deposit.

                                      S-45

CREDIT ENHANCEMENT

     Credit enhancement for the Notes consists of, in addition to limited cross collateralization, the subordination of the Subordinate Notes, excess interest and overcollateralization, in each case as described herein.

     SUBORDINATION. The rights of holders of the Subordinate Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under "--Payments of Interest" and
"--Payments of Principal" above. This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereon, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

     The limited protection afforded to holders of Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

     REALIZED LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized
Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate; second, the
Class B3 Notes; third, the Class B2 Notes; fourth, the Class B1 Notes; fifth, the Class M9 Notes; sixth, the Class M8 Notes; seventh, the Class M7 Notes;
eighth, the Class M6 Notes; ninth, the Class M5 Notes; tenth, the Class M4
Notes; eleventh, the Class M3 Notes; twelfth, the Class M2 Notes; and
thirteenth, the Class M1 Notes, before reducing amounts payable in respect of the Senior Notes. A "Liquidated Mortgage Loan" is, in general, a defaulted
Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered
(exclusive of any possibility of a deficiency judgment).

     Realized Losses will not reduce the Class Principal Amount of any Note, however, Realized Losses will result in the allocation of Principal Deficiency
Amounts and, under certain loss scenarios, there may not be enough principal and interest collected from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

     To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization
Amount. As described herein, the Overcollateralization Amount is maintained by application of Monthly Excess Cashflow to make payments of principal on the
Notes.

     EXCESS INTEREST. The Mortgage Loans included in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes and the fees and expenses of the Servicer, the Master Servicer, the Trust Administrator, the Indenture
Trustee and the Owner Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required levels.

                                      S-46

     OVERCOLLATERALIZATION. On the Closing date, the Cut-off Date Balance will exceed the initial aggregate Class Principal Amount of the Notes by approximately $20,958,280, which represents approximately 1.75% of the Cut-off
Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage
Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Loan Balance over the aggregate Class Principal Amount of the Notes) at the required Targeted
Overcollateralization Amount. However, Realized Losses with respect to Mortgage
Loans will reduce overcollateralization, and could result in an overcollateralization deficiency.

     As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the
Principal Payment Amount will not be applied in reduction of the Class Principal
Amounts of the Notes, but will instead be applied as described below.

     APPLICATION OF MONTHLY EXCESS CASHFLOW AND CAP AGREEMENT PROCEEDS. The sum
of the Pool 1 Monthly Excess Interest and the Pool 2 Monthly Excess Interest for
any Payment Date, the Aggregate Overcollateralization Release Amount and any
remaining Principal Payment Amount for such date will constitute the "Monthly
Excess Cashflow" for such Payment Date. The Monthly Excess Cashflow for each
Payment Date and (to the extent specified below) the proceeds, if any, from the
Group 1 Cap Agreement, the Group 2 Cap Agreement and the Subordinate Cap
Agreement for each Payment Date will be paid as follows:

          (1) for each Payment Date occurring (a) before the Stepdown Date or
     (b) on or after the Stepdown Date but for which a Trigger Event is in effect, any Monthly Excess Cashflow will be paid until the aggregate Class
     Principal Amount of the Notes equals the Target Amount for such Payment
     Date, in the following order of priority:

               (a) concurrently, pro rata, based on the respective aggregate
          Class Principal Amounts of the Group 1 Notes and Group 2 Notes, after giving effect to principal payments on such Payment Date, to the Class
          1A1 Notes and to the Class 2A1, Class 2A2, Class 2A3SS and Class 2A3MZ
          Notes (in accordance with the Pool 2 Senior Priority), until the Class
          Principal Amount of each such class has been reduced to zero; and

               (b) to the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class
          B3 Notes, in accordance with the Subordinate Priority, until the Class
          Principal Amount of each such class has been reduced to zero;

          (2) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, any Monthly Excess Cashflow will be paid in the following order of priority:

               (a) concurrently, pro rata, based on the respective aggregate
          Class Principal Amounts of the Group 1 Notes and Group 2 Notes, after giving effect to principal payments on such Payment Date, to the Class
          1A1 Notes and to the Class 2A1, Class 2A2, Class 2A3SS and Class 2A3MZ
          Notes (in accordance with the Pool 2 Senior Priority), until the aggregate Class Principal Amount of the Senior Notes, after giving effect to payments on such Payment Date, equals the Senior Target
          Amount; and

               (b) to the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class
          B3 Notes, in accordance with the Subordinate

                                      S-47

          Priority, in reduction of their respective Class Principal Amounts, in each case until the aggregate Class Principal Amount of the Senior
          Notes, the classes of Subordinate Notes, if any, that have a higher priority of payment than the subject class and the subject class, after giving effect to payments on such Payment Date, equals the
          Subordinate Class Target Amount for the subject class for such Payment
          Date;

          (3) for each Payment Date, after giving effect to payments described above on such Payment Date, amounts received by the Trust Administrator under the Group 1 Cap Agreement, the Group 2 Cap Agreement and the
     Subordinate Cap Agreement will be paid to the following classes of Notes and in the following order of priority:

               (a) concurrently, (i) in the case of amounts received under the
          Group 1 Cap Agreement, to the Class 1A1 Notes, any applicable Basis
          Risk Shortfall and Unpaid Basis Risk Shortfall amounts for such class for such Payment Date, (ii) in the case of amounts received under the
          Group 2 Cap Agreement, to the Group 2 Notes, any applicable Basis Risk
          Shortfall and Unpaid Basis Risk Shortfall amounts for each class of
          Group 2 Notes for such Payment Date, with such amounts received under the Group 2 Cap Agreement to be distributed to each class of Group 2
          Notes first on a pro rata basis based on their respective Class
          Principal Amounts and second, any remaining amounts on a pro rata basis based on any remaining Basis Risk Shortfall and Unpaid Basis
          Risk Shortfall amounts and (iii) in the case of amounts received under the Subordinate Cap Agreement, to the Subordinate Notes, any
          applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall
          amounts for each class of Subordinate Notes for such Payment Date, with such amounts received under the Subordinate Cap Agreement to be distributed to each class of Subordinate Notes first on a pro rata basis based on their respective Class Principal Amounts and second, any remaining amounts on a pro rata basis based on any remaining Basis
          Risk Shortfall and Unpaid Basis Risk Shortfall amounts; and

               (b) for addition to amounts distributable pursuant to priority
          (6) below, to the Ownership Certificate, any amounts remaining from payments under the Group 1 Cap Agreement, the Group 2 Cap Agreement and the Subordinate Cap Agreement in excess of amounts required to be paid under priority (3)(a)(i), (3)(a)(ii) and (3)(a)(iii), respectively, for such Payment Date;

          (4) for each Payment Date, from Monthly Excess Cashflow remaining after payments have been made pursuant to priority (1) or (2) above, as the case may be, and after giving effect to payments described in priority (3)
     above, in the following order of priority:

               (a) concurrently, in proportion to their respective Basis Risk
          Shortfall and Unpaid Basis Risk Shortfall amounts for such Payment
          Date remaining unpaid after giving effect to payments described in priority (3) above, to the Senior Notes, any such Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts remaining unpaid for each such class; and

               (b) to the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class
          B3 Notes, in accordance with the Subordinate Priority, any applicable
          Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts for each such class for such Payment Date remaining unpaid after giving effect to payments described in priority (3) above;

          (5) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
     Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Notes, in
     accordance with the Subordinate Priority, any Deferred Interest for each such class and such Payment Date; and

                                      S-48

          (6) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

     DEFINITIONS RELATING TO MONTHLY EXCESS CASHFLOW PRIORITIES.

     The "Deferred Interest" for each class of Subordinate Notes for any Payment
Date will be equal to the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Principal
Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause
(b) at the Interest Rate applicable to such class.

     The "Total Principal Deficiency Amount" with respect to any Payment Date will be the greater of (i) the Total Principal Deficiency Amount for the previous Payment Date (or zero with respect to the first Payment Date) and (ii)
the excess, if any, of the aggregate Class Principal Amount of the Notes after giving effect to payments on such Payment Date over the Aggregate Loan Balance as of the last day of the related Collection Period.

     The "Principal Deficiency Amount" with respect to any class of Subordinate
Notes and any Payment Date will be the lesser of (a) the excess of (1) the Total
Principal Deficiency Amount for such Payment Date over (2) the aggregate
Principal Deficiency Amount for the classes of Subordinate Notes, if any, that have a lower priority of payment than the subject class and (b) the Class
Principal Amount of the subject class of Subordinate Notes immediately prior to such Payment Date.

MATURITY DATE

     The Maturity Date for the Notes has been determined to be the Payment Date in October 2035 based upon the second Payment Date after the date of the last
Scheduled Payment of the latest maturing Mortgage Loan. As to each class of
Notes, the actual final Payment Date may be earlier and could be substantially earlier than such class's Maturity Date.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

     On any Payment Date following the end of the first Collection Period in which the Aggregate Loan Balance is less than 20% of the Cut-off Date Balance
(the first such date, the "Initial Optional Termination Date"), Aames Investment
Acceptance Corporation will have the option to purchase the Mortgage Loans, any
REO Property and any other property remaining in the Trust for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the
Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate,
(b) any costs and damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (c) the fair market value of REO Property and all other property being purchased, (d)
any unreimbursed servicing advances, (e) any Basis Risk Shortfalls and (f) all other amounts to be paid or reimbursed to the Master Servicer, the Trust
Administrator, the Indenture Trustee, the Owner Trustee and the Custodian (the
"Termination Price"). The Master Servicer and the Servicer will be reimbursed from the Termination Price for any outstanding Advances, servicing advances and unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the
Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust
Agreement. If Aames Investment Acceptance Corporation fails to exercise such option, then on or after any Payment Date

                                      S-49

following the end of the first Collection Period in which the Aggregate Loan
Balance is less than 10% of the Cut-off Date Balance, the Servicer will have the option to purchase the Mortgage Loans for the Termination Price. If either such option is exercised the Trust will be terminated, resulting in a mandatory redemption of the Notes. The margin on each of the Notes will be increased as described under "Summary of Terms--The Offered Certificates--Payments on the
Notes--Interest Payments" herein beginning on the first Payment Date following the Initial Optional Termination Date.

THE OWNERSHIP CERTIFICATE

     The equity ownership in the Trust will be evidenced by the Ownership
Certificate. The holder of the Ownership Certificate, the Ownership
Certificateholder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment
Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment
Premiums, (2) any payments under the Group 1 Cap Agreement, the Group 2 Cap
Agreement and the Subordinate Cap Agreement remaining on such Payment Date after payment of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls pursuant to priorities (3)(a)(i), (3)(a)(ii) and (3)(a)(iii), respectively, set forth under
"--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement
Proceeds," and (3) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such
Payment Date have been made.

TRUST ADMINISTRATOR

     Wells Fargo Bank, N.A. will serve as the Trust Administrator (the "Trust
Administrator") under the Transfer and Servicing Agreement for so long as it is the Master Servicer and, as such, will be responsible for preparing certain investor reports, including the monthly payment date statement to Noteholders, providing all customary tax reports to Noteholders related to their investment and preparing and filing the Trust's tax information returns. The Trust
Administrator shall prepare the payment date statement and tax returns based solely on information provided to the Trust Administrator by the Master Servicer
(which it received from the Servicer). The Trust Administrator shall not be required to confirm, verify, or recompute any such information, but shall be entitled to rely conclusively on such information. The Trust Administrator will make the payment date statement available each month to Noteholders. The Trust
Administrator also will act as note registrar and paying agent. The Trust
Administrator will be paid for its trust administration services by the Master
Servicer out of its Master Servicing Fee. The Trust Administrator will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

     Except where otherwise specifically indicated, the discussion that follows and the statistical information presented in this prospectus supplement are derived solely from the characteristics of the Mortgage Loans as of the Cut-off
Date. Whenever reference is made herein to the characteristics of the Mortgage
Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans (or
the specified Mortgage Pool) as of the Cut-off Date (the "Cut-off Date
Balance"). The aggregate Scheduled Principal Balance of the Mortgage Loans as of
the Cut-off Date and the information regarding the Mortgage Loans set forth in this prospectus supplement that is based on the aggregate Scheduled Principal
Balance of the Mortgage Loans as of the Cut-off Date assume the timely receipt of principal scheduled to be paid on the Mortgage Loans on or prior to the
Cut-off Date and no delinquencies, defaults or prepayments from

                                      S-50

August 1, 2005 through the Cut-off Date. With respect to the Mortgage Pools as of the Cut-off Date, some amortization will occur prior to the Closing Date.
Moreover, certain mortgage loans included in the Mortgage Pools as of the
Cut-off Date may prepay in full, or may be determined not to meet the eligibility requirements for the final Mortgage Pools, and may not be included in the Mortgage Pools, and certain other mortgage loans may be included in the final Mortgage Pools. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Mortgage Pools may vary somewhat from the statistical distribution of such characteristics as of the
Cut-off Date as presented in this prospectus supplement, although the Seller does not expect such variance to be material.

     The Trust will primarily consist of approximately 7,417 conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon residential Mortgage Loans, substantially all of which have original terms to maturity from the first due date of the Scheduled Payment of 30 years, and which have a Scheduled Principal Balance as of the Cut-off Date (after giving effect to Scheduled Payments due on such date) of approximately $1,197,612,280. In addition, on the Closing Date, the Seller will deposit approximately $1,118,100
(the "Initial Deposit") into the Collection Account (as defined herein) which will approximately equal the aggregate Scheduled Principal Balance of Mortgage
Loans that were not included in the Mortgage Pools. On the first Payment Date, approximately $959,902 and $158,198 of the Initial Deposit will be included in the Principal Remittance Amount for Pool 1 and Pool 2, respectively, and will be paid from the Collection Account in the order of priority set forth under
"Description of the Notes--Payments of Principal--Principal Payment Priorities."
To the extent that any Mortgage Loans are removed from the Mortgage Pools (and not replaced) prior to the Closing Date, the Seller will be required to increase the amount of Initial Deposit in an amount equal to the aggregate Scheduled
Principal Balance of such Mortgage Loans, such that (x) the sum of the Initial
Deposit and the Cut-off Date Balance is equal to (y) the sum of the initial aggregate Class Principal Amount of the Notes and the initial
Overcollateralization Amount as of the Closing Date.

     The Mortgage Loans were originated or acquired by Aames Investment
Corporation (the "Seller") in the ordinary course of its business and were underwritten or re-underwritten by the Seller or its affiliates, in accordance with the Seller's "Super Aim" underwriting standards as described under "The
Seller and the Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae and Freddie Mac's underwriting guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     The Depositor will purchase the Mortgage Loans from the Seller on the
Closing Date pursuant to a Mortgage Loan Purchase and Assignment Agreement dated as of the Cut-off Date (the "Mortgage Loan Purchase Agreement"), between the
Seller and the Depositor. Pursuant to an Amended and Restated Trust Agreement
dated as of the Cut-off Date (the "Trust Agreement"), among the Depositor, the
Owner Trustee, and the Trust Administrator, the Depositor will assign its rights, title and interest in the Mortgage Loans and the Mortgage Loan Purchase
and Assignment Agreement to the Indenture Trustee for the benefit of
Noteholders. See "The Mortgage Loan Purchase Agreement and the Transfer and
Servicing Agreement--Assignment of the Mortgage Loans" below.

     Approximately 95.25% of the Mortgage Loans are secured by first mortgages and approximately 4.75% of the Mortgage Loans are secured by junior mortgages or deeds of trust or similar security instruments on residential properties consisting of one- to four-family dwelling units and individual condominium units.

                                      S-51

     Approximately 8.72% of the Mortgage Loans are fixed rate Mortgage Loans
("Fixed Rate Mortgage Loans") and approximately 91.28% of the Mortgage Loans are adjustable rate Mortgage Loans ("Adjustable Rate Mortgage Loans"), as described in more detail under "Adjustable Rate Mortgage Loans" below. Interest on the
Mortgage Loans accrues on the basis of a 360-day year consisting of twelve
30-day months.

     Approximately 0.01% of the Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of less than or equal to 10 years, approximately 3.71% of the Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of greater than 10 years, but less than or equal to 15 years, approximately 1.29% of the Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of greater than 15 years, but less than or equal to 20 years, and approximately
94.99% of the Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of greater than 20 years, but less than or equal to 30 years.

     Approximately 17.27% of the Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to these
Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

     Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "The Agreements----Hazard Insurance" in the
Prospectus.

     Approximately 21.16% of the Mortgage Loans have original Combined
Loan-to-Value Ratios in excess of 80%. The "Combined Loan-to-Value Ratio" of a
Mortgage Loan at any time is the ratio of the sum of the principal balance of such Mortgage Loan and, in the case of a junior lien Mortgage Loan, the principal balance of any loan secured by a senior lien on the related Mortgaged
Property, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

     Approximately 72.04% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full prepayments made within the period of time specified in the related Mortgage Note, ranging from one year to three years from the date of origination of such Mortgage Loan (the "Penalty Period"), as described herein.
The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note. Prepayment
Premiums will not be part of available funds applied to pay interest or principal on the Notes, but rather will be distributed to the holder of the
Ownership Certificate. A Servicer may waive a Prepayment Premium (without reimbursing the Trust from its own funds for any foregone Prepayment Premium)
only if (a) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of

                                      S-52

such Prepayment Premium and the related Mortgage Loan, (b) the collection of the
Prepayment Premium would be in violation of applicable laws or (c)
notwithstanding any state or federal law to the contrary, any Prepayment Premium in any instance when a Mortgage Loan is in foreclosure. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

     As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent in payment.

     None of the Mortgage Loans in the Trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

     As described under "Description of the Notes--General," the Mortgage Loans
in the Trust have been divided into two Mortgage Pools (Pool 1 and Pool 2) for the purpose of allocating interest and principal payments among the Senior
Notes. Pool 1 will consist of Mortgage Loans in the Trust with original principal balances which may be less than or equal to the applicable Freddie Mac maximum original loan amount limitations for one- to four-family Mortgaged
Properties. Pool 2 will consist of Mortgage Loans in the Trust with original principal balances which may be less than, equal to, or in excess of, the applicable Freddie Mac maximum original loan amount limitations for one- to four-family Mortgaged Properties. On the Closing Date, Pool 1 will consist of approximately 4,329 Mortgage Loans having an aggregate Cut-off Date Balance of approximately $596,661,225. On the Closing Date, Pool 2 will consist of approximately 3,088 Mortgage Loans having an aggregate Cut-off Date Balance of approximately $600,951,055. Other important statistical characteristics of each
Mortgage Pool are described at "--Pool 1 Mortgage Loans" and "--Pool 2 Mortgage
Loans" below.

ADJUSTABLE RATE MORTGAGE LOANS

     All of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index as described under "--The Index" below. For each Adjustable Rate Mortgage Loan there will be corresponding adjustments to the monthly payment amount on each adjustment date applicable thereto (each such date, an "Adjustment Date");
provided that the first such adjustment for approximately 0.24% of the Mortgage
Loans, approximately six months following origination; in the case of 85.62% of the Mortgage Loans, approximately two years following origination; in the case of approximately 1.91% of the Mortgage Loans, approximately three years following origination; and in the case of approximately 3.51% of the Mortgage
Loans, approximately five years following origination. On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 0.125%, of the
Six-Month LIBOR Index and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than a fixed percentage (1.000%) specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such
Adjustable Rate Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the
"Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"). The Initial Caps range from 1.000% to
5.000% for all of the Adjustable Rate Mortgage Loans and the weighted average of the Initial Caps of the Adjustable Rate Mortgage Loans are approximately 2.993%
for Pool 1 and 3.148% for Pool 2. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Adjustable Rate

                                      S-53

Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and
Maximum Rates, the Mortgage Rate on each Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the
Six-Month LIBOR Index and the related Gross Margin, rounded as described herein.
See "The Index" below.

     The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

THE INDEX

     As indicated above, the index applicable to the determination of the
Mortgage Rates for the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six month United States dollar deposits in the
London market, calculated as provided in the related Mortgage Note (the
"Six-Month LIBOR Index") and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date or
(2) the first business day of the month preceding the month of such Adjustment
Date. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

THE MORTGAGE LOANS

     The Mortgage Loans in the aggregate are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 1 or Pool 2, as applicable, as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

       Number of Mortgage Loans..............................  7,417
       Total Scheduled Principal Balance.....................  $1,197,612,280
       Mortgage Rates:
            Weighted Average.................................  7.414%
            Range............................................  4.775% to 12.855%
       Weighted Average Remaining Term to Maturity (months)..  350

     The Scheduled Principal Balances of the Mortgage Loans range from approximately $14,770 to $874,086. The Mortgage Loans have an average Scheduled
Principal Balance of approximately $161,469.

     The weighted average Combined Loan-to-Value Ratio at origination of the
Mortgage Loans is approximately 79.12%, and approximately 21.16% of the Mortgage
Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.54% of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area.

     The Mortgage Loans in the aggregate are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. The sum of the amounts of the aggregate Scheduled
Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

                                      S-54

POOL 1 MORTGAGE LOANS

     The Mortgage Loans included in Pool 1 (the "Pool 1 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the
Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 1 as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

        Number of Mortgage Loans.............................. 4,329
        Total Scheduled Principal Balance..................... $596,661,225
        Mortgage Rates:
             Weighted Average................................. 7.446%
             Range............................................ 4.775% to 12.855%
        Weighted Average Remaining Term to Maturity (months).. 352

     The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $14,770 to $551,054. The Pool 1 Mortgage Loans have an average
Scheduled Principal Balance of approximately $137,829.

     The weighted average Combined Loan-to-Value Ratio at origination of the
Pool 1 Mortgage Loans is approximately 77.87%, and approximately 22.60% of the
Pool 1 Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.37% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Pool 1 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement.
The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

POOL 2 MORTGAGE LOANS

     The Mortgage Loans included in Pool 2 (the "Pool 2 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the
Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 2 as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

        Number of Mortgage Loans.............................. 3,088
        Total Scheduled Principal Balance..................... $600,951,055
        Mortgage Rates:
             Weighted Average................................. 7.382%
             Range............................................ 4.940% to 12.350%
        Weighted Average Remaining Term to Maturity (months).. 348

     The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $18,456 to $874,086. The Pool 2 Mortgage Loans have an average
Scheduled Principal Balance of approximately $194,609.

                                      S-55

     The weighted average Combined Loan-to-Value Ratio at origination of the
Pool 2 Mortgage Loans is approximately 80.36%, and approximately 19.72% of the
Pool 2 Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.81% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Pool 2 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement.
The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

                             ADDITIONAL INFORMATION

     The description in this prospectus supplement of the Mortgage Pools and the
Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Transfer and Servicing Agreement, Indenture and Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

     Pursuant to the Transfer and Servicing Agreement, the Trust Administrator
will prepare a monthly statement to Noteholders containing certain information regarding the Notes and the Mortgage Pools. The Trust Administrator may make available each month, to any interested party, the monthly statement to
Noteholders via the Trust Administrator's website. The Trust Administrator's website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at
(301) 815-6600. Parties that are unable to use the above option are entitled to have a paper copy mailed to them via first class by notifying the Trust
Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046,
Attention: Trust Administrator, Aames Mortgage Investment Trust 2005-4. The
Trust Administrator will have the right to change the way such reports are paid in order to make such payments more convenient and/or more accessible, and the
Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

                   THE SELLER AND THE UNDERWRITING GUIDELINES

THE SELLER

     The Seller, Aames Investment Corporation ("Aames Investment"), is a real estate investment trust for U.S. federal income tax purposes and is incorporated in the State of Maryland. The principal executive office of the Seller is located at 350 South Grand Avenue, Los Angeles, California 90071, and its
telephone number is (323) 210-5000.

UNDERWRITING GUIDELINES

     The mortgage loans were acquired by Aames Investment from an indirect, wholly-owned subsidiary, Aames Capital Corporation ("ACC"). ACC is a California
corporation and a national mortgage-banking company, which together with its parent Aames Financial Corporation and its sister corporation Aames Funding
Corporation are focused primarily on originating subprime residential

                                      S-56

mortgage loans through both wholesale and retail channels under the name "Aames
Home Loan." ACC's corporate headquarters are located at 350 S. Grand Avenue,
43rd Floor, Los Angeles, CA 90071 and its telephone number is (323) 210-5000.
Aames Investment has elected to be taxed as a real estate investment trust (a
"REIT"). ACC, Aames Financial Corporation and Aames Funding Corporation are each taxable REIT subsidiaries of Aames Investment.

     The mortgage loans were underwritten generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by Aames Investment, and none of the
Depositor, the Master Servicer, the Trust Administrator, the Indenture Trustee,
the Underwriters, the Owner Trustee or any of their respective affiliates or any other party has made or will make any representation as to the accuracy or completeness of such information.

     ACC acquires mortgage loans originated by an affiliate of ACC, which together with its sister company, Aames Funding Corporation, are called affiliated originators or originators in this prospectus supplement. The following is a general summary of the underwriting guidelines of ACC. This summary does not purport to be a complete description of the underwriting standards of ACC. All mortgage loans are underwritten generally in accordance with underwriting guidelines developed by ACC and the affiliated originator, as described below, subject to certain exceptions with respect to individual mortgage loans.

     ACC's underwriting guidelines are designed to assess the borrower's creditworthiness and the adequacy of the real property as collateral for the loan. The borrower's creditworthiness is assessed by examination of a number of factors, including calculation of debt-to-income ratios, which is the sum of the borrower's monthly debt payments divided by the borrower's monthly income before taxes and other payroll deductions, an examination of the borrower's credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower's payment history with respect to existing mortgages, if any, on the property.

     ACC's underwriting policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include the borrower's history of payments on his prior mortgage, credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income. A critical function of ACC's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. ACC has established six principal classifications, with respect to the credit profile of potential borrowers, and has assigned a rating to each loan based upon these classifications. ACC assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. If an individual loan application does not meet ACC's formal written underwriting guidelines, its underwriters can make underwriting exceptions up to certain limits within its formal exception policies and approval authorities. ACC may, from time to time, apply underwriting criteria that are either more stringent or more flexible depending upon the economic conditions of a particular geographic market.

     Credit scores are obtained by ACC in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores

                                      S-57

indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender;
that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two-years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.
Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio or combined loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

     An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the loan-to-value ratios of the loan applied for and of all mortgages existing on the property, including the loan applied for the combined loan-to-value ratio, to the appraised value of the property at the time of origination.
Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, ACC makes mortgage loans to borrowers with credit histories or other factors that might disqualify them from consideration for a loan from traditional financial institutions. ACC's underwriting guidelines for such credit-impaired borrowers may, in certain instances, allow for higher combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution, and at generally higher interest rates than the borrower could qualify for from a traditional financial institution.

     The underwriting of a mortgage loan to be originated or purchased by ACC generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to ACC for purchase must be approved by ACC in accordance with its underwriting criteria. ACC regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

     ACC requires title insurance coverage issued on an American Land Title
Association (or similar) form of title insurance on all residential properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect ACC against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

     Set forth below is a general description of the underwriting guidelines designed to provide an overview of the general credit considerations utilized by
ACC and is not intended to be a detailed explanation of all credit considerations analyzed by ACC in underwriting loans.

     "Super Aim" Underwriting Guidelines. The Super Aim guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under the program. The Super Aim guidelines generally permit a maximum debt-to-income ratio ("DTI") of 50% and require that the borrower not be more than 149 days delinquent on the existing mortgage. For full

                                      S-58

documentation or limited documentation loans with LTVs of 85% or less, the maximum DTI is 55%, and for loans with LTVs of greater than 95%, the maximum DTI is 45%. Interest-only loans, limited to the "A+", "A" and "A-" credit grades, have a generally higher minimum credit score of 580, and a maximum DTI of 50%.
The following chart generally outlines the parameters of the credit grades of
ACC's Super Aim underwriting guidelines.



                                                                           CREDIT GRADE
                                  ------------------------------------------------------------------------------------
                                     "A+"           "A"             "A-"          "B"           "C"          "C-"
                                  -------------- --------------- ------------- ------------- ------------- -----------

12 Month Mortgage History         0 x 30         1 x 30          3 x 30        1 x 60        1 x 90        1 x 120
Minimum Credit Score              500 (580       500 (580        500           500           500           500
                                  for            for
                                  interest-only  interest-only
                                  loans)         loans)

BK/FC(1) Seasoning                24 months      24 months       24 months     18 months     12 months     No current
                                                                                                           BK

Full Documentation Plus, Owner    80%; 100%      80%; 95%        80%; 95%      80%; 90%      75%; 85%      70%
    Occupied Max LTV              for credit     for credit      for credit    for credit    for credit
                                  score of       score of        score of      score of      score of
                                  620 or         550 or above    550 or above  550 or above  550 or above
                                  above

Full Documentation, Owner         80%; 95%       80%; 95%        80%; 95%      80%; 90%      75%; 85%      70%
    ?Occupied Max LTV             for credit     for credit      for credit    for credit    for credit
                                  score of       score of        score of      score of      score of
                                  550 or         550 or above    550 or above  550 or above  550 or above
                                  above

Limited Documentation, Owner      80%; 90%       80%; 90%        80%; 85%      80%; 85%      75%; 80%      70%
    ?Occupied Max LTV             for credit     for credit      for credit    for credit    for credit
                                  score of       score of        score of      score of      score of
                                  550 and        550 and         550 and       550 and       550 and
                                  above          above           above         above         above

Stated Income, Owner ?Occupied    80%; 90%       80%; 90%        75%; 80%      75%; 80%      70%; 75%      Not
    Max LTV                       for credit     for credit      for credit    for credit    for credit    available
                                  score of       score of        score of      score of      score of
                                  580 or         620 and         525 and       550 and       550 or above
                                  above          above           above         above

---------------
(1)   Bankruptcy and foreclosure

     ACC's mortgage programs include several levels of documentation used to verify the borrower's income:

     Full Documentation Plus: The highest level of income documentation based upon S&P's full income documentation guidelines. Generally a stable, two-year history of the income is required. A wage-earner may document income by a verification of employment together with either of the following: the borrower's most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; or the borrower's most recent two-years IRS Form 1040's and a current pay-stub reflecting year-to-date income. A self-employed borrower may document income with the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year.

     Full Documentation: Generally a stable, one-year history of the income is required. A wage-earner may document income by a verification of employment together with any of the following: the borrower's most recent W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent IRS
Form 1040's and a current pay-stub reflecting year-to-date income; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years IRS Form 1040's and

                                      S-59

current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income.

     Limited Documentation: For borrowers who have less than a one-year history of stable income or who otherwise cannot meet the requirements of the full documentation program. This program generally requires two-years history in the same profession, together with 12-months business or commingled personal and business bank statements to support their qualifying income.

     Stated Income: The borrower's income used to qualify for the loan is taken from the borrower's signed application and must be reasonable for the borrower's line of work or profession. All self-employed borrowers must provide satisfactory evidence of existence of the business and show a history of 2 years employment in the same profession on the loan application. In some cases, but not in all, the assets of the borrower will be verified.

EVENTS RELATED TO PRIOR SECURITIZATIONS

     In the past, and most recently in August 2005, the ratings of certain mortgage pass-through securities (including certain investment grade securities)
issued by trusts containing mortgage loans that were originated or purchased by
ACC or its affiliates have been downgraded by the rating agencies that issued ratings on the mortgage-pass through securities at the time of issuance. Other mortgage pass-through securities issued by such trusts may also be the subject of ratings actions by a rating agency.

     See the discussion below under "The Servicer--Mortgage Loan Delinquency and
Foreclosure Experience" regarding loss triggers related to securitizations for which ACC acts as servicer and which include mortgage loans originated or purchased by ACC.

                               THE MASTER SERVICER

     Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells
Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo is one of the banking subsidiaries of Wells Fargo &
Company.

                                  THE SERVICER

THE SERVICER

     ACC (also, the "Servicer"), is a California corporation and, through Aames
Funding Corporation, a national mortgage-banking company focused primarily on originating, selling and servicing subprime residential mortgage loans through both wholesale and retail channels under the name "Aames Home Loan." ACC's corporate headquarters are located at 350 S. Grand Avenue, 43rd Floor, Los
Angeles, CA 90071 and its telephone number is (323) 210-5000.

     As of June 30, 2005, ACC's total servicing portfolio was $4.5 billion, substantially all of which was serviced in-house. ACC's servicing portfolio consists mainly of loans held for investment and loans serviced on an interim basis, including loans held for sale and loans sold to others and subserviced on an interim basis. ACC's servicing portfolio included mortgage loans held for

                                      S-60

investment of $3.9 billion at June 30, 2005. ACC subserviced $108.7 million of mortgage loans for others at June 30, 2005. The servicing portfolio at June 30,
2005 also included $491.5 million of loans serviced on an interim basis. Loans serviced on an interim basis include loans held for sale and loans sold where servicing has not yet been transferred. ACC currently has in place an experienced subprime mortgage loan servicing team and a highly scalable servicing platform. ACC has approximately 91 servicing employees.

COLLECTIONS, DELINQUENCIES AND FORECLOSURE

     Servicing by ACC includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, managing borrower defaults and liquidating foreclosed properties.

     ACC sends borrowers a monthly billing statement approximately 10 days prior to the monthly payment due date. Although borrowers generally make loan payments within 10 to 15 days after the due date (the "grace period"), if a borrower fails to pay the monthly payment within this grace period, ACC commences collection efforts by notifying the borrower of the delinquency. In the case of borrowers in the "C" through "D" credit grades or with a poor payment history with ACC, collection efforts begin immediately after the due date. ACC continues contact with the borrower to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

     As a general matter, if efforts to obtain payment have not been successful, a pre-foreclosure notice will be sent to the borrower immediately after the due date of the next subsequently scheduled installment (five days after the initial due date for "C" through "D" credit grades), providing 30 days' notice of impending foreclosure action. During the 30-day notice period, collection efforts continue and ACC evaluates various legal options and remedies to protect the value of the loan, including arranging for extended repayment terms, accepting a deed-in-lieu of foreclosure, entering into a short sale (a sale for less than the outstanding principal amount) or commencing foreclosure proceedings. If no substantial progress has been made in collecting delinquent payments from the borrower, foreclosure proceedings will begin. Generally, ACC will have commenced foreclosure proceedings when a loan is 60 to 100 days delinquent, depending upon credit grade, other credit considerations or borrower bankruptcy status.

     Servicing and collection practices change over time in accordance with, among other things, ACC's business judgment, changes in portfolio performance and applicable laws and regulations.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     The following table sets forth delinquency, foreclosure and loss information of ACC's servicing portfolio included in ACC's servicing portfolio as of or for the periods indicated. Certain of the information concerning the delinquency, foreclosure and loss information relates to home equity loans serviced by affiliates of ACC, including loans securitized or sold and loans sold to others. Such information also includes delinquency, foreclosure and loss information of home equity loans originated by affiliates of ACC or purchased by the Seller or affiliates of Seller and, in each case, serviced by or on behalf of Seller as of the end of the period indicated.

                                      S-61



                                                                           AT OR DURING
                                        -----------------------------------------------------------------------------------
                                                                    SIX MONTHS
                                             SIX MONTHS                ENDED
                                           ENDED JUNE 30,          DECEMBER 31,           FISCAL YEAR ENDED JUNE 30,
                                        ------------------------   ------------      --------------------------------------
                                          2005          2004           2004           2004           2003           2002
                                        --------      ----------   ------------      -------       ---------      ---------
                                                                    (DOLLARS IN THOUSANDS)

Percentage of dollar amount of
    delinquent loans to loans
    serviced (period end)(1)(2)
    One month..................            0.9%           0.3%           0.3%           0.3%           0.7%           0.7%
    Two months.................            0.4            0.2            0.2            0.2            0.3            0.5
    Three or more months:
       Not foreclosed(3) ......            1.3            2.4            1.8            2.4            7.2            7.4
                                        --------      ----------   ------------      -------       ---------      ---------
       Foreclosed(4)...........            0.1            0.3            0.2            0.3            0.8            1.0
                                        ========      ==========   ============      =======       =========      =========
Total..........................            2.7%           3.2%           2.5%           3.2%           9.0%           9.6%
Percentage of total dollar amount
    of delinquent loans in:
    Loans held for investment..            1.9%          --              0.2%           --             --            --
    Loans serviced on an interim
    basis......................            7.7            0.6            1.5            0.6            1.3            1.5
    Loans subserviced for
    others.....................            6.1            2.7            4.8            2.7           --             --
    Loans in securitization
    trusts.....................            --            20.7           22.5           20.7           17.4           15.7
Percentage of dollar amount of
    loans foreclosed during the
    period to servicing
    portfolio(2)(5)............            0.1%           0.3%           0.1%           0.5%           1.3%           2.2%
Number of loans foreclosed during
    the period.................              83            120             68            180            417            780
Principal amount of foreclosed
    loans during the period....           $6,284         $7,343         $3,585        $11,667        $27,703        $56,419
Number of loans liquidated during
    the period.................             151            234            163            503          1,033          1,624
Net losses on liquidations during
    the period(6)..............           $5,558         $8,191         $6,778        $18,371        $35,669        $67,444
Percentage of annualized losses to
    servicing portfolio(2)(5)..            0.2%           0.7%           0.5%           0.8%           1.6%           2.6%
Servicing portfolio at period end      $4,481,921     $2,341,028     $2,843,887      $2,341,028     $1,739,632    $2,308,170


(1)  Delinquent loans are loans for which more than one payment is due.

(2)  The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans serviced by ACC including loans serviced on an interim basis.

(3)  Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.

(4)  Represents properties acquired following a foreclosure sale and still serviced by ACC at period end.

(5)  The percentages were calculated to reflect the dollar volume of loans foreclosed or annualized losses, as the case may be, to the average dollar amount of mortgage loans serviced by ACC and any subservicers during the related periods indicated.

(6)  Represents losses, net of gains, on properties sold through foreclosure or other default management activities during the period indicated.

                                      S-62

      ACC has historically experienced delinquency rates that are higher than those prevailing in the mortgage industry due to the inclusion of lower credit grade mortgage loans in its securitization trusts. Delinquent loans by principal balance of the total servicing portfolio at June 30, 2005 were $118.6 million compared to $71.0 million at December 31, 2004 and $74.9 million at June 30,
2004. At June 30, 2005, total delinquent loans in the portfolio of mortgage loans held for investment were $73.9 million. Total delinquent loans in ACC's portfolio of loans serviced on an interim basis were $38.1 million and $11.5 million at June 30, 2005 and December 31, 2004, respectively, and were $11.9 million at June 30, 2004. Total delinquent loans in ACC's portfolio of loans subserviced for others were $6.6 million and $6.2 million at June 30, 2005 and
December 31, 2004, respectively and were $4.3 million at June 30, 2004.

      The delinquency rate at June 30, 2005 was 2.7% compared to 2.5% at
December 31, 2004 and 3.2% at June 30, 2004. The delinquency rate at June 30,
2005 increased from the delinquency rate at December 31, 2004 due to the fact that the number of loans in ACC's portfolio of mortgage loans in on-balance sheet securitization trusts increased.

     During the six months ended June 30, 2005, losses on loan liquidations decreased to $5.6 million from $8.2 million during the comparable six-month period a year ago primarily due to the decrease in the number of loans liquidated. A majority of all of the foreclosures and liquidations handled by
ACC occur in connection with its portfolio of mortgage loans in securitization trusts.

     Because foreclosures and credit losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and credit losses as a percentage of the current portfolio can understate the risk of future delinquencies, foreclosures or credit losses.

     There can be no assurance that the delinquency, foreclosure and loss experience with respect to any of the mortgage loans will be comparable to the experience reflected above. Because Aames is a lender that specializes in loans made to credit impaired borrowers, the actual rates of delinquencies, foreclosures and losses on such mortgage loans can be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the mortgage loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Notwithstanding anything to the contrary in the accompanying Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under "--Servicing
Compensation and Payment of Expenses," "--Prepayment Interest Shortfalls" and
"--Advances" below. If the Servicer fails to fulfill its obligations under the
Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer and appoint a successor servicer as provided in the Transfer and
Servicing Agreement.

     The Servicer may transfer the servicing of the related Mortgage Loans to one or more successor servicers at any time with 30 days' notice, subject to the conditions set forth in the Indenture and the Transfer and Servicing Agreement,
with the prior consent of the Master Servicer and the requirement that the
Rating Agencies confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Notes.

                                      S-63

     In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action as it deems appropriate to maximize recoveries to the Noteholders including, without limitation, selling defaulted
Mortgage Loans and REO properties.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to a monthly fee (the "Master
Servicing Fee") calculated at a rate of 0.0125% per annum for each Mortgage Loan
(the "Master Servicing Fee Rate") and to the investment earnings on amounts on deposit in the account established by the Trust Administrator (the "Collection
Account") into which the Servicer is generally required to deposit or cause to be deposited all amounts from the Custodial Account. The Master Servicer will be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders.

     The Servicer will be paid a monthly fee out of interest collections received from the related Mortgage Loan (the "Servicing Fee") calculated at a rate of 0.50% per annum for each Mortgage Loan (the "Servicing Fee Rate"). If the Servicer is terminated and replaced by a successor servicer, the fee payable to such successor servicer will in all cases not exceed the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower (ii) any Prepayment Interest Excess (as defined below) and (iii) any interest or other income earned on funds held in the Custodial Account and any escrow accounts and other similar items described under the Transfer and
Servicing Agreement.

     The Servicing Fee is subject to reduction as described below under
"Prepayment Interest Shortfalls" below. The Servicer will pay certain expenses incurred in connection with the servicing of the loans, including defaulted loans. Certain of these expenses are reimbursable pursuant to the terms of the
Transfer and Servicing Agreement from Liquidation Proceeds and Insurance
Proceeds. In addition, the Servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO Property. This right of reimbursement is prior to the rights of the Noteholders to receive any related
Insurance Proceeds or Liquidation Proceeds. See "The Agreements--Payments on
Loans; Deposits to the Security Account," "--Hazard Insurance" and "--Servicing
and Other Compensation and Payment of Expenses" in the Prospectus.

     The Servicer is required to indemnify the Master Servicer, the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, and the Trust
Administrator from the liabilities specified in the Transfer and Servicing
Agreement and in certain circumstances is entitled to receive indemnification.

     The standard for exculpation and indemnification with respect to the Master
Servicer under the Transfer and Servicing Agreement is in all material respects similar to that described in the Prospectus under "The Agreements--Matters
Regarding the Master Servicer and the Depositor," except that losses related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Transfer and Servicing Agreement) are not excluded from the Trustee's right to indemnification.

PREPAYMENT INTEREST SHORTFALLS

     Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage

                                      S-64

Loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. "Prepayment
Interest Shortfall" means, with respect to any voluntary prepayment in full or in part by the borrower on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the month preceding the Payment Date, the amount, if any, by which one month's interest at the Mortgage Rate less the Servicing Fee Rate, in the case of the Servicer, or at the Net Mortgage Rate, in the case of the Master Servicer, for such Mortgage
Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Servicer will be required to pay the amount of any Prepayment Interest Shortfall into the Collection
Account in respect of prepayments received during the portion of the Prepayment
Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date
(such amount, the "Compensating Interest"); provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the
Servicing Fee otherwise payable for such Payment Date. To the extent that the
Servicer fails to pay required Compensating Interest in respect of any Payment
Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment
Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute "Prepayment Interest
Excess," which will be retained by the Servicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date. Any Prepayment Interest Shortfalls not covered by
Compensating Interest ("Net Prepayment Interest Shortfalls") will reduce the
Interest Remittance Amount available for payment on the related Payment Date.

ADVANCES

     The Servicer will be obligated to make an advance with respect to delinquent payments of principal and interest on the Mortgage Loans, based on an interest rate adjusted to the related Mortgage Rate less the related Servicing
Fee Rate (an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer, as successor servicer, will be obligated to make any required Advance if the
Servicer fails in its obligation to do so, to the extent provided in the
Transfer and Servicing Agreement. The Master Servicer and the Servicer will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans.
Such reimbursements may result in Realized Losses.

     The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act or similar state laws.

     The Transfer and Servicing Agreement will provide that, subject to any condition specified therein, (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the
Servicer's obligation to fund such Advances and/or servicing advances and (ii)
the Transfer and

                                      S-65

Servicing Agreement may be amended by the parties thereto without the consent of the Noteholders as necessary or appropriate to effect the terms of such a facility.

COLLECTION PROCEDURES

     Until the date each Mortgage Loan ceases to be subject to the Transfer and
Servicing Agreement, the Servicer is required to proceed diligently to collect all payments due under each of the Mortgage Loans when they become due and payable.

     The Servicer is required to use its best efforts, consistent with the servicing standard specified in the Transfer and Servicing Agreement, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged
Properties that come into and continue in default and for which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the
Transfer and Servicing Agreement. The Servicer is required to use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged
Property has suffered damage, the Servicer is not required to expend its own funds toward the restoration of such property unless it determines in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged
Property.

     Although the Servicer may waive, modify or vary any term of any Mortgage
Loan, including (i) waiving any late payment charge and (ii) extending the due dates for payments due on a Mortgage Note for a period not greater than 120 days, the Transfer and Servicing Agreement contains certain restrictions on the
Servicer's ability to grant such waivers, modifications or variances.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Servicer may, at its option but subject to certain conditions specified in the Transfer and Servicing Agreement, purchase such Mortgage Loan at a price equal to (i) 100% of the outstanding principal balance thereof, (ii) accrued interest thereon and (iii) any costs or damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, minus (iv) any unreimbursed Advances with respect to that Mortgage
Loan.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged
Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

     As specified in the Transfer and Servicing Agreement, the Master Servicer
and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of

                                      S-66

insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

     The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and
Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master
Servicer will be obligated to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

     The Master Servicer will deliver to the Indenture Trustee an annual statement signed by an officer of the Master Servicer to the effect that the
Master Servicer has fulfilled its obligations under the Transfer and Servicing
Agreement throughout the preceding calendar year. The Servicer will deliver to the Master Servicer an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Transfer and Servicing Agreement throughout the preceding calendar year.
MASTER SERVICER DEFAULT; SERVICER DEFAULT

     If the Master Servicer is in default on certain of its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the voting rights applicable to each class of Notes affected thereby, terminate the Master
Servicer. However, if the Master Servicer is in default on its obligation to make an Advance as provided in the Transfer and Servicing Agreement, the
Indenture Trustee will be obligated to terminate promptly the Master Servicer.
The events that constitute a Master Servicer event of default that would enable the Indenture Trustee or the Noteholders to so terminate the Master Servicer are specified in the Transfer and Servicing Agreement. If the Master Servicer is
terminated, the Indenture Trustee will either assume the duties of the Master
Servicer, as successor Master Servicer, or appoint, or petition a court of competent jurisdiction to appoint, a successor Master Servicer.

     If the Servicer is in default on its obligations under the Transfer and
Servicing Agreement, the Master Servicer may, at its option, either terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. The events that constitute a Servicer event of default that would enable the Master Servicer to so terminate the Servicer are specified in the Transfer and Servicing Agreement. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the Servicing
Fee.

     Notwithstanding anything to the contrary to contained in the Prospectus, neither the Master Servicer nor the Servicer will be required to purchase any
Mortgage Loan in connection with any breach of its respective obligations under the Transfer and Servicing Agreement.

MASTER SERVICER RESIGNATION; SERVICER RESIGNATION

     Except as otherwise provided in the Transfer and Servicing Agreement, the
Master Servicer may not resign unless it determines that its duties are no longer permissible under applicable law or are in

                                      S-67

material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. No such resignation will become effective until the Indenture Trustee has assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor has assumed, the Master Servicer's responsibilities and obligations under the Transfer and
Servicing Agreement. The Master Servicer will have the right to assign its obligations under the Transfer and Servicing Agreement as specified in the
Transfer and Servicing Agreement.

     In general, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the
Master Servicer, will be the successor of the Master Servicer under the Transfer and Servicing Agreement, provided, that that person (or an affiliate) is qualified to service mortgage loans on behalf of, Fannie Mae or Freddie Mac and will have a net worth of not less than $15,000,000.

     Except as otherwise provided in the Transfer and Servicing Agreement, the
Servicer may not resign except by mutual consent of the Servicer and the Master
Servicer, or upon the determination that its duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. If the
Servicer resigns, the Master Servicer may, at its option, either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the
Servicing Fee.

PLEDGE OF SERVICING RIGHTS

     The Transfer and Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer, provided that such successor servicer is acceptable to the Master
Servicer and meets the requirements for appointment of a successor servicer under the Transfer and Servicing Agreement. See "--General" above.

                  THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE
                        TRANSFER AND SERVICING AGREEMENT

GENERAL

     On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the
Seller will sell the Mortgage Loans to the Depositor. Pursuant to a transfer and servicing agreement (the "Transfer and Servicing Agreement"), the Depositor
will, in turn, sell the Mortgage Loans to the Trust.

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date, the Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Mortgage
Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to an indenture (the "Indenture"), the Trust will pledge all of its interest in such assets and any other property comprising the assets of the
Trust (the "Trust Estate") to the Indenture Trustee as security for the Notes.

                                      S-68

     Each Mortgage Loan will be identified in a schedule to the Transfer and
Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the
Scheduled Payment, the maturity date and the custodian of the mortgage file, and applicable prepayment premium provisions, if any.

     As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded
Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording),
(3) an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements.

REPRESENTATIONS AND WARRANTIES

     Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller will make to the Depositor certain representations and warranties concerning the
Mortgage Loans; including representations that (i) each Mortgage Loan is covered by a title insurance policy and each Mortgaged Property was covered by a standard hazard insurance; (ii) immediately prior to the transfer and assignment of each Mortgage Loan, the Seller had good title to and was sole owner of each such Mortgage Loan; (iii) each Mortgage constituted a valid lien on the related
Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage; (iv) each
Mortgage Loan was current as to all required payments; (v) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, usury, equal credit opportunity, and truth-in-lending or similar disclosure laws and all applicable anti-predatory and anti-abusive lending laws; (vi) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws; (vii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; and (viii) no Mortgage Loan imposes a prepayment premium for a term in excess of three years. The Depositor will assign its rights under the Mortgage Loan Purchase Agreement to the Trust pursuant to the Transfer and Servicing Agreement. The Trust will in turn pledge its rights in the Seller's representations and warranties to the Indenture
Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus, if applicable, the fair market value of the REO Property and all other property being purchased, any unreimbursed servicing advances and any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or a replacement mortgage loan is not substituted by the Seller and a Realized Loss

                                      S-69

occurs with respect to that Mortgage Loan, holders of Notes, in particular the
Subordinate Notes, may incur a loss.

ADMINISTRATION

     The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the
Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Wells
Fargo will not receive additional compensation for such services as Trust
Administrator. The Trust Administrator will be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders.

AMENDMENT

     The Transfer and Servicing Agreement may be amended by the Depositor, the
Trust, the Master Servicer, the Trust Administrator, the Seller, the Servicer
and the Indenture Trustee, without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the
Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any
Noteholder if the rating agencies confirm that such action would not adversely affect the then-current ratings on the Notes.

     The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Seller, the
Servicer, the Indenture Trustee, the holders of each class of Notes affected thereby evidencing voting rights aggregating not less than 66?% of each such class and the Ownership Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of
Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

VOTING RIGHTS

     At all times 99% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to any class of Notes will be based on the fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such class and the denominator of which is the aggregate Class Principal Amount of the Notes. At all times during the term of the Indenture and the Transfer and Servicing
Agreement, the holder of the Ownership Certificate will be allocated 1% of the voting rights for so long as the class remains outstanding. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding principal amount of such Notes.

                                      S-70

                      THE TRUST AGREEMENT AND THE INDENTURE

GENERAL

     The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the corporate trust office of the
Trust Administrator, which will serve as Note Registrar and Paying Agent. The
Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the
Indenture, the Trust Agreement and the Transfer and Servicing Agreement.
Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland
21045, Attention: Aames 2005-4.

     The following summary describes the Trust, the Owner Trustee, the Indenture
Trustee, and certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement and the Indenture.

THE TRUST

     Aames Mortgage Investment Trust 2005-4 will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust
Administrator. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, entering into the Group 1 Cap Agreement, the Group 2 Cap
Agreement and the Subordinate Cap Agreement, issuing the Notes, making payments on the Notes, and related activities.

     On the Closing Date, the Trust will pledge the Mortgage Loans, the Group 1
Cap Agreement, the Group 2 Cap Agreement, the Subordinate Cap Agreement and
other Trust assets to the Indenture Trustee as security for the Notes. The
Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Trust will not have any assets available for payment of the Notes.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "--The Owner Trustee."

THE OWNER TRUSTEE

     Wilmington Trust Company will act, not in its individual capacity but solely as the Owner Trustee, under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at
Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The
Owner Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer.

     The Trust Administrator and the Depositor will perform on behalf of the
Owner Trustee and the Trust certain administrative functions required under the
Indenture and Transfer and Servicing Agreement pursuant to the terms of the
Transfer and Servicing Agreement.

                                      S-71

THE INDENTURE TRUSTEE

     Deutsche Bank National Trust Company will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The
Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture
Trustee's corporate trust office is located at 1761 East St. Andrew Place, Santa
Ana, California 92705, Attention: Trust Administration, AA0504, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and
the Master Servicer.

CERTAIN MATTERS UNDER THE TRUST AGREEMENT AND THE INDENTURE

     Events of Default Under the Indenture. An "Indenture Default" is any event of default under the Indenture, which generally consist of: (i) a default for one month or more in the payment of any Current Interest due on any class of
Notes outstanding; (ii) a default in the payment of the entire principal of any
Note when the same becomes due and payable under the Indenture or on the applicable maturity date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v)
the receipt of notice from the holder of the Ownership Certificate to the
Indenture Trustee of such holder's failure to qualify as a REIT or a qualified
REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

     If an Indenture Default occurs and is continuing, the Indenture Trustee or
Holders of a majority by principal amount of the Priority Class or Priority
Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such
Priority Class or Priority Classes of Notes. The "Priority Class" is the class or classes of Notes then outstanding having the highest priority of payment of interest.

     If the Notes are declared immediately due and payable following an
Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines, based on information provided by the Trust Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66?% of the aggregate outstanding amount of the Notes.

                                      S-72

     If the collateral securing the Notes is sold following an Indenture
Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

     If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the
Indenture at the request or direction of any of the holders of the Notes, if the
Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the
Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     Except as described above in the case of an Indenture Default, no
Noteholder will have the right to institute any proceeding with respect to the
Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the
Indenture Trustee, (iii) such holder or holders have offered the Indenture
Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

     In addition, the Indenture Trustee and the Noteholders, by accepting the
Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     None of the Indenture Trustee, the Master Servicer, the Trust Administrator
nor the Owner Trustee in their respective individual capacities, nor the
Ownership Certificateholder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

     Redemption. The Notes are subject to redemption under the circumstances described under "Description of the Notes--Optional Purchase of the Mortgage
Loans."

     The Indenture will be discharged upon the delivery to the Trust
Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Trust Administrator of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the
Ownership Certificateholder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

AMENDMENT

     Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under "The
Mortgage Loan Purchase Agreement and the

                                      S-73

Transfer and Servicing Agreement--Amendment," except that in the case of the
Trust Agreement, references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificateholder, and in the case of the Indenture such references should be read as referring to Notes and
Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The
Mortgage Loan Purchase Agreement and the Transfer and Servicing
Agreement--Amendment," the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the
Indenture Trustee.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Notes. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

     Yields on the Senior Notes will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal prepayments on the Mortgage
Loans in the other Mortgage Pool. Yields on the Subordinate Notes will be affected by the rate of principal payments on the Mortgage Loans in both
Mortgage Pools.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     Approximately 91.28% of the Mortgage Loans are Adjustable Rate Mortgage
Loans. Increases and decreases in the Mortgage Rate on each Adjustable Rate
Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The Six-Month LIBOR
Index may not rise and fall consistently with Mortgage Rates. As a result, the
Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate, and each Adjustable Rate Mortgage Loan has a Minimum Rate, which in some cases is equal to the related

                                      S-74

Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments)
on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrowers' equity in the related Mortgaged
Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual
Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

     Approximately 72.04% of all of the Mortgage Loans and approximately 69.29%
and 74.76% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are subject to Prepayment Premiums during intervals ranging from one year to three years after origination, as described under "Description of the Mortgage
Pools--General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investors' expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the accompanying
Prospectus under "Description of the Securities"), no assurance can be given as to such rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.
Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the
Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.
As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the

                                      S-75

restoration thereof, the proceeds will be used to prepay the related Mortgage
Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the
Notes to the extent they are purchased at a premium.

     Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of the related Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     The yields on the Notes may be adversely affected by Net Prepayment
Interest Shortfalls on the Mortgage Loans. The yields on the Notes will be affected by the level of LIBOR from time to time and the Notes will be affected by the Mortgage Rates of the Mortgage Loans from time to time and by delinquencies in payment, defaults and prepayments of the Mortgage Loans, as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest
Rates on the Notes." The yields on the Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state laws.

     As described herein, excess interest will be applied, to the extent available, as an additional payments of principal on the Notes to maintain limited overcollateralization. The level of excess interest available on any
Payment Date will be influenced by, among other things:

     o    The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amount of the
          Notes;

     o    The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the
          Mortgage Loans;

     o    The value of One-Month LIBOR and Six-Month LIBOR; and

     o    The extent to which the weighted average Net Mortgage Rates of the
          Mortgage Loans exceeds the weighted average of the Interest Rates of the Notes.

     No assurances can be given as to the amount or timing of excess interest payable on the Notes.

     The yields of the Notes will be affected by the exercise by Aames
Investment Acceptance Corporation or the Servicer, as applicable, of its respective right to purchase the Mortgage Loans, as described under "Description of the Notes--Optional Purchase of the Mortgage Loans" herein.

     If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage
Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the seller due to breaches of representations and warranties.

                                      S-76

     The Interest Rates applicable to the Notes will be affected by the level of
One-Month LIBOR from time to time and the Notes will be affected by the Mortgage
Rates of the Mortgage Loans from time to time as described under "Risk
Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Notes."

OVERCOLLATERALIZATION

     The yields of the Notes will be affected by the application of Monthly
Excess Cashflow as described herein and by the amount of overcollateralization.
The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be maintained at the levels described herein. In addition, because of the cross collateralization features as described under "Description of the Notes--Payments of Principal,"
payments of principal on the Senior Notes may be accelerated before principal payments are applied to the Subordinate Notes.

SUBORDINATION OF THE SUBORDINATE NOTES

     As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal
Payment Amount. As a result, the yields of the Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Notes.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest (or, in some cases, payments under a Cap
Agreement) applied in reduction of the Class Principal Amounts of the applicable
Notes.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption") that represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For the Adjustable Rate Mortgage Loans, 100% of the Prepayment
Assumption assumes a constant prepayment rate ("CPR") of 6% in month 1, an additional 1/11th of 18% CPR for each month thereafter, increasing to 24% CPR in month 12 and remaining constant at 24% CPR until month 24, increasing to and remaining constant at 50% CPR from month 25 until month 28 decreasing 1/6th of
20% CPR for each month thereafter and remaining constant at 30% CPR from month
34 and thereafter; provided, however, the prepayment rate will not exceed 85%
CPR in any period for any given percentage of the Prepayment Assumption. For the
Fixed Rate Mortgage Loans, 100% of the Prepayment Assumption assumes a CPR of 4%
in month 1, an additional 1/11th of 16% CPR for each month thereafter, increasing to and remaining constant at 20% CPR from month 12 and thereafter. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment
Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the

                                      S-77

mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

     The tables beginning on page S-85 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"):

         (1) the initial Class Principal Amounts are as set forth in the table on page S-3 of this prospectus supplement and the Interest Rates are as described herein;

         (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in October 2005;

         (3) principal prepayments are received in full on the last day of each month commencing in September 2005 and there are no Net Prepayment Interest
     Shortfalls;

         (4) there are no defaults or delinquencies on the Mortgage Loans;

         (5) Payment Dates occur on the 25th day of each month, irrespective of whether such day is a Business Day, commencing in October 2005;

         (6) there are no purchases or substitutions of Mortgage Loans;

         (7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Six-Month
     LIBOR Index set forth below plus the related Gross Margin, subject to any applicable Initial Cap or Subsequent Periodic Cap and Maximum or Minimum
     Interest Rate;

         (8) the value of six-month LIBOR is equal to 4.04% and the value of one-month LIBOR is equal to 3.59%;

         (9) the applicable index for the Notes is One-Month LIBOR;

         (10) none of the Mortgage Loans provide for payments of interest that accrue based on the daily simple interest method;

         (11) there is no Optional Termination of the Trust (except in the case of Weighted Average Life in Years With Optional Termination);

         (12) the Notes are issued on September 12, 2005;

         (13) the Initial Deposit is $0.00; and

         (14) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                                      S-78



                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 1

                                                         REMAINING  REMAINING  ORIGINAL
                                       GROSS     NET      TERM TO     AMORT.    AMORT.   MONTHS TO   GROSS
    MORTGAGE LOAN      PRINCIPAL     MORTGAGE  MORTGAGE   MATURITY    TERM      TERM     NEXT RATE   MARGIN   MAXIMUM   MINIMUM
      TYPE (1)        BALANCE ($)    RATE (%)  RATE (%)   (MONTHS)   (MONTHS)  (MONTHS)  ADJUSTMENT    (%)    RATE (%)  RATE (%)
-------------------   -----------    --------  --------   --------   --------  --------  ----------  ------   --------  --------

2/28 ARM (6ML).....   29,363,644.64    6.262     5.742      358        478       480         22      5.506    12.262     6.262
2/28 ARM (6ML).....    9,768,127.05    7.255     6.735      359        479       480         23      5.524    13.255     7.255
2/28 ARM (6ML).....    1,528,103.74    6.660     6.140      358        478       480         22      5.500    12.660     6.660
3/27 ARM (6ML).....      857,721.84    5.592     5.072      358        478       480         34      5.500    11.592     5.592
2/28 ARM (6ML).....      367,798.49    7.329     6.809      358        478       480         22      5.500    13.329     7.329
2/28 ARM (6ML).....    3,635,353.96    6.488     5.968      359        479       480         23      5.500    12.488     6.488
3/27 ARM (6ML).....       98,352.51    8.600     8.080      358        478       480         34      5.500    14.600     8.600
2/28 ARM (6ML).....      937,695.61    6.684     6.164      359        479       480         23      5.500    12.684     6.684
3/27 ARM (6ML).....      327,137.04    9.725     9.205      358        478       480         34      5.500    15.725     9.725
2/28 ARM (6ML).....      379,719.44    7.142     6.622      358        478       480         22      5.500    13.142     7.142
6-Month ARM (6ML)..      136,647.46    6.460     5.940      359        479       480          5      5.500    11.460     6.460
3/27 ARM (6ML).....       84,371.28    7.400     6.880      359        479       480         35      5.500    13.400     7.400
6-Month ARM (6ML)..      151,923.46    5.990     5.470      359        479       480          5      5.500    10.990     5.990
6-Month ARM (6ML)..       64,371.79    6.500     5.980      359        479       480          5      5.500    11.500     6.500
2/28 ARM (6ML).....      439,873.44    8.076     7.556      359        479       480         23      5.500    14.076     8.076
3/27 ARM (6ML).....      170,348.35    7.990     7.470      359        479       480         35      5.500    13.990     7.990
2/28 ARM (6ML).....      153,529.51    6.330     5.810      359        479       480         23      5.500    12.330     6.330
2/28 ARM (6ML).....      897,664.54    7.167     6.647      359        479       480         23      5.500    13.167     7.167
3/27 ARM (6ML).....       91,894.07    5.500     4.980      358        478       480         34      5.500    11.500     5.500
2/28 ARM (6ML).....   16,831,922.59    7.046     6.526      358        358       360         22      5.535    13.046     7.046
2/28 ARM (6ML).....   37,467,548.17    6.658     6.138      358        358       360         22      5.548    12.658     6.658
2/28 ARM (6ML).....    1,589,268.00    6.232     5.712      358        358       360         22      5.500    12.232     6.232
2/28 ARM (6ML).....    3,499,868.91    6.821     6.301      358        358       360         22      5.502    12.821     6.821
2/28 ARM (6ML).....    4,657,119.96    6.527     6.007      358        358       360         22      5.561    12.527     6.527
2/28 ARM (6ML).....  182,268,196.01    7.270     6.750      358        358       360         22      5.774    13.270     7.270
2/28 ARM (6ML).....  134,600,977.74    7.959     7.439      358        358       360         22      5.793    13.959     7.959
2/28 ARM (6ML).....   23,616,918.64    7.539     7.019      358        358       360         22      5.753    13.539     7.539
2/28 ARM (6ML).....   42,129,582.59    7.976     7.456      357        357       359         22      5.685    13.976     7.976
2/28 ARM (6ML).....   14,765,266.16    7.874     7.354      358        358       360         22      5.641    13.874     7.874
2/28 ARM (6ML).....    4,485,162.46    7.392     6.872      358        358       360         22      5.767    13.392     7.392
3/27 ARM (6ML).....    2,204,757.39    7.711     7.191      358        358       360         34      5.772    13.711     7.711
2/28 ARM (6ML).....    2,265,833.64    8.338     7.818      358        358       360         22      5.712    14.338     8.338
3/27 ARM (6ML).....    3,470,863.69    6.836     6.316      358        358       360         34      5.664    12.836     6.836
3/27 ARM (6ML).....      289,200.00    6.348     5.828      357        357       360         33      5.500    12.348     6.348
3/27 ARM (6ML).....    1,463,889.07    7.752     7.232      358        358       360         34      5.603    13.752     7.752
3/27 ARM (6ML).....      115,920.00    6.960     6.440      358        358       360         34      5.500    12.960     6.960
3/27 ARM (6ML).....      310,597.93    6.849     6.329      358        358       360         34      5.500    12.849     6.849
3/27 ARM (6ML).....    1,175,565.05    6.730     6.210      358        358       360         34      5.500    12.730     6.730
3/27 ARM (6ML).....      787,470.96    7.971     7.451      357        357       359         34      5.895    13.971     7.971
2/28 ARM (6ML).....    2,391,096.50    8.053     7.533      358        358       360         22      5.826    14.053     8.053
3/27 ARM (6ML).....    1,343,200.00    7.649     7.129      358        358       360         34      5.552    13.649     7.649
3/27 ARM (6ML).....      180,000.00    7.325     6.805      358        358       360         34      5.500    13.325     7.325
3/27 ARM (6ML).....      250,619.69    6.680     6.160      358        358       360         34      5.500    12.680     6.680
2/28 ARM (6ML).....       99,791.71    5.776     5.256      358        358       360         22      5.500    11.776     5.776
2/28 ARM (6ML).....    1,226,333.62    7.117     6.597      359        359       360         23      5.771    13.117     7.117
2/28 ARM (6ML).....      626,200.00    7.058     6.538      358        358       360         22      5.500    13.058     7.058
3/27 ARM (6ML).....       98,152.20    6.810     6.290      358        358       360         34      5.500    12.810     6.810
2/28 ARM (6ML).....      331,084.48    7.182     6.662      358        358       360         22      6.047    13.182     7.182
6-Month ARM (6ML)..      528,771.34    7.154     6.634      359        359       360          5      5.618    12.154     7.154
6-Month ARM (6ML)..      202,112.63    6.375     5.855      359        359       360          5      5.500    11.375     6.375
6-Month ARM (6ML)..      157,142.43    7.905     7.385      359        359       360          5      6.100    12.905     7.905
6-Month ARM (6ML)..      220,150.00    6.680     6.160      359        359       360          5      5.500    11.680     6.680
6-Month ARM (6ML)..      204,000.00    6.060     5.540      359        359       360          5      5.950    11.060     6.060
6-Month ARM (6ML)..      210,800.00    6.620     6.100      359        359       360          5      5.500    11.620     6.620

                      INITIAL    SUBSEQUENT    RATE      ORIGINAL
                      PERIODIC    PERIODIC   ADJUSTMENT  INTEREST
    MORTGAGE LOAN       RATE      RATE CAP   FREQUENCY   ONLY TERM
      TYPE (1)         CAP (%)       (%)      (MONTHS)   (MONTHS)
-------------------    -------   ----------  ----------  ---------

2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
6-Month ARM (6ML)..   1.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6          N/A
6-Month ARM (6ML)..   1.000      1.000        6          N/A
6-Month ARM (6ML)..   1.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6           60
2/28 ARM (6ML).....   3.000      1.000        6           60
2/28 ARM (6ML).....   3.000      1.000        6           60
2/28 ARM (6ML).....   3.000      1.000        6           60
2/28 ARM (6ML).....   3.000      1.000        6           60
2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6           60
3/27 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6           60
3/27 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6           60
3/27 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
3/27 ARM (6ML).....   3.000      1.000        6           60
3/27 ARM (6ML).....   3.000      1.000        6           60
3/27 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6           60
3/27 ARM (6ML).....   3.000      1.000        6          N/A
2/28 ARM (6ML).....   3.000      1.000        6          N/A
6-Month ARM (6ML)..   1.000      1.000        6          N/A
6-Month ARM (6ML)..   1.000      1.000        6          N/A
6-Month ARM (6ML)..   1.000      1.000        6          N/A
6-Month ARM (6ML)..   1.000      1.000        6           60
6-Month ARM (6ML)..   1.000      1.000        6           60
6-Month ARM (6ML)..   1.000      1.000        6           60


                                      S-79



           ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2 (CONTINUED)

                                                         REMAINING  REMAINING  ORIGINAL
                                       GROSS     NET      TERM TO     AMORT.    AMORT.   MONTHS TO   GROSS
    MORTGAGE LOAN      PRINCIPAL     MORTGAGE  MORTGAGE   MATURITY    TERM      TERM     NEXT RATE   MARGIN   MAXIMUM   MINIMUM
      TYPE (1)        BALANCE ($)    RATE (%)  RATE (%)   (MONTHS)   (MONTHS)  (MONTHS)  ADJUSTMENT    (%)    RATE (%)  RATE (%)
-------------------   -----------    --------  --------   --------   --------  --------  ----------  ------   --------  --------

3/27 ARM (6ML).....      214,242.05    6.750     6.230      357        357       360         33      5.500    12.750     6.750
2/28 ARM (6ML).....      214,276.27    9.989     9.469      359        359       360         23      5.500    15.989     9.989
3/27 ARM (6ML).....       63,920.00    8.250     7.730      358        358       360         34      5.500    14.250     8.250
2/28 ARM (6ML).....      124,000.00    6.810     6.290      359        359       360         23      5.500    12.810     6.810
2/28 ARM (6ML).....      522,200.00    7.663     7.143      359        359       360         23      5.500    13.663     7.663
3/27 ARM (6ML).....      173,504.18    8.950     8.430      359        359       360         35      5.500    14.950     8.950
3/27 ARM (6ML).....      208,000.00    5.910     5.390      359        359       360         35      5.500    11.910     5.910
Fixed Rate.........    2,091,209.63   10.028     9.508      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........    6,140,395.96   10.332     9.812      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........      237,679.96   10.760    10.240      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........      120,144.67    9.480     8.960      178        357       359        N/A       N/A       N/A       N/A
Fixed Rate.........    2,979,616.52    9.956     9.436      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........      437,994.85   10.259     9.739      178        357       359        N/A       N/A       N/A       N/A
Fixed Rate.........      856,489.00   10.361     9.841      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........       46,187.96    9.990     9.470      177        357       360        N/A       N/A       N/A       N/A
Fixed Rate.........      281,821.89   10.135     9.615      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........      662,392.82   10.468     9.948      178        357       359        N/A       N/A       N/A       N/A
Fixed Rate.........       93,213.82   10.708    10.188      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........      406,235.44   10.077     9.557      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........      185,187.97    9.886     9.366      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........      143,775.29   11.007    10.487      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........       24,189.89   10.500     9.980      178        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........       15,587.55   10.500     9.980      178        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........    6,921,301.26    6.897     6.377      359        359       360        N/A       N/A       N/A       N/A
Fixed Rate.........   19,919,703.15    6.205     5.685      359        359       360        N/A       N/A       N/A       N/A
Fixed Rate.........      302,261.10    6.700     6.180      238        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........      802,989.78    6.617     6.097      357        357       360        N/A       N/A       N/A       N/A
Fixed Rate.........    3,228,007.52    6.396     5.876      359        359       360        N/A       N/A       N/A       N/A
Fixed Rate.........      964,678.79    6.882     6.362      359        359       360        N/A       N/A       N/A       N/A
Fixed Rate.........      189,722.21    9.582     9.062      357        357       360        N/A       N/A       N/A       N/A
Fixed Rate.........      103,318.51    7.310     6.790      236        236       239        N/A       N/A       N/A       N/A
Fixed Rate.........    1,841,046.69    6.910     6.390      359        359       360        N/A       N/A       N/A       N/A
Fixed Rate.........      541,499.72    6.761     6.241      179        179       180        N/A       N/A       N/A       N/A
Fixed Rate.........       45,137.36    9.605     9.085      239        239       240        N/A       N/A       N/A       N/A
Fixed Rate.........      859,921.07    6.505     5.985      359        359       360        N/A       N/A       N/A       N/A
Fixed Rate.........      530,248.43    6.517     5.997      179        179       180        N/A       N/A       N/A       N/A
Fixed Rate.........       75,613.20    7.500     6.980      239        239       240        N/A       N/A       N/A       N/A
Fixed Rate.........      861,042.43    6.173     5.653      239        239       240        N/A       N/A       N/A       N/A
Fixed Rate.........      322,923.57    7.480     6.960      359        359       360        N/A       N/A       N/A       N/A
Fixed Rate.........       89,467.17    6.555     6.035      119        119       120        N/A       N/A       N/A       N/A
Fixed Rate.........      175,736.10    5.750     5.230      299        299       300        N/A       N/A       N/A       N/A
Fixed Rate.........      158,686.34    6.775     6.255      239        239       240        N/A       N/A       N/A       N/A
Fixed Rate.........       83,898.01    7.105     6.585      299        299       300        N/A       N/A       N/A       N/A
Fixed Rate.........      149,661.27    5.640     5.120      239        239       240        N/A       N/A       N/A       N/A
Fixed Rate.........       49,694.07    5.950     5.430      119        119       120        N/A       N/A       N/A       N/A
Fixed Rate.........      107,108.60    6.800     6.280      359        359       360        N/A       N/A       N/A       N/A
Fixed Rate.........       83,924.06    6.500     5.980      359        359       360        N/A       N/A       N/A       N/A
Fixed Rate.........      206,658.98    6.990     6.470      358        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........     514,632.571    0.073     9.553      238        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........   3,524,280.221    0.455     9.935      238        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........     445,032.091    0.504     9.984      238        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........      441,908.96    9.820     9.300      238        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........      24,634.761    0.250     9.730      238        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........      349,516.76    9.459     8.939      238        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........      250,591.031   0.193     9.673      238        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........      152,287.96    9.940     9.420      178        178       180        N/A       N/A       N/A       N/A

                        INITIAL    SUBSEQUENT    RATE      ORIGINAL
                        PERIODIC    PERIODIC   ADJUSTMENT  INTEREST
    MORTGAGE LOAN         RATE      RATE CAP   FREQUENCY   ONLY TERM
      TYPE (1)           CAP (%)       (%)      (MONTHS)   (MONTHS)
-------------------      -------   ----------  ----------  ---------

3/27 ARM (6ML).....     3.000      1.000        6          N/A
2/28 ARM (6ML).....     3.000      1.000        6          N/A
3/27 ARM (6ML).....     3.000      1.000        6           60
2/28 ARM (6ML).....     3.000      1.000        6           60
2/28 ARM (6ML).....     3.000      1.000        6           60
3/27 ARM (6ML).....     3.000      1.000        6          N/A
3/27 ARM (6ML).....     3.000      1.000        6           60
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A
Fixed Rate.........      N/A        N/A        N/A         N/A



                                      S-80



           ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2 (CONTINUED)

                                                         REMAINING  REMAINING  ORIGINAL
                                       GROSS     NET      TERM TO     AMORT.    AMORT.   MONTHS TO   GROSS
    MORTGAGE LOAN      PRINCIPAL     MORTGAGE  MORTGAGE   MATURITY    TERM      TERM     NEXT RATE   MARGIN   MAXIMUM   MINIMUM
      TYPE (1)        BALANCE ($)    RATE (%)  RATE (%)   (MONTHS)   (MONTHS)  (MONTHS)  ADJUSTMENT    (%)    RATE (%)  RATE (%)
-------------------   -----------    --------  --------   --------   --------  --------  ----------  ------   --------  --------

Fixed Rate.........      196,864.541   1.095    10.575      238        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........       95,364.701   0.700    10.180      178        178       180        N/A       N/A       N/A       N/A
Fixed Rate.........      156,544.111   0.200     9.680      238        238       240        N/A       N/A       N/A       N/A
Fixed Rate.........       52,928.63    8.000     7.480      358        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........       31,581.781   1.990    11.470      358        358       360        N/A       N/A       N/A       N/A
Fixed Rate.........       48,880.121   0.600    10.080      238        238       240        N/A       N/A       N/A       N/A

                        INITIAL    SUBSEQUENT    RATE      ORIGINAL
                        PERIODIC    PERIODIC   ADJUSTMENT  INTEREST
    MORTGAGE LOAN         RATE      RATE CAP   FREQUENCY   ONLY TERM
      TYPE (1)           CAP (%)       (%)      (MONTHS)   (MONTHS)
-------------------      -------   ----------  ----------  ---------

Fixed Rate.........         N/A        N/A        N/A         N/A
Fixed Rate.........         N/A        N/A        N/A         N/A
Fixed Rate.........         N/A        N/A        N/A         N/A
Fixed Rate.........         N/A        N/A        N/A         N/A
Fixed Rate.........         N/A        N/A        N/A         N/A
Fixed Rate.........         N/A        N/A        N/A         N/A

-----------
(1) "6ML" indicates that the assumed  Mortgage Loan bears interest based on six-month LIBOR.



                                      S-81



           ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2 (CONTINUED)

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2

                                                           REMAINING   REMAINING   ORIGINAL
                                      GROSS      NET        TERM TO      AMORT.     AMORT.    MONTHS TO    GROSS
   MORTGAGE LOAN        PRINCIPAL     MORTGAGE   MORTGAGE   MATURITY      TERM       TERM     NEXT RATE    MARGIN     MAXIMUM
      TYPE (1)         BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)   (MONTHS)   ADJUSTMENT     (%)      RATE (%)
------------------    ------------    --------   --------   --------    --------   --------   ----------   -------    --------

5/25 ARM (6ML)...     1,783,846.60      7.354     6.834       358         478         480         58         5.500      12.354
2/28 ARM (6ML)...    20,290,460.00      6.580     6.060       358         478         480         22         5.503      12.580
3/27 ARM (6ML)...       545,456.90      6.046     5.526       358         478         480         34         5.500      12.046
2/28 ARM (6ML)...       746,450.26      6.884     6.364       358         478         480         22         5.500      12.884
2/28 ARM (6ML)...     5,098,692.10      7.202     6.682       358         478         480         22         5.481      13.202
5/25 ARM (6ML)...     5,390,868.86      6.125     5.605       358         478         480         58         5.478      11.125
2/28 ARM (6ML)...     2,003,102.44      7.028     6.508       358         478         480         22         5.500      13.028
2/28 ARM (6ML)...       223,840.00      6.350     5.830       178         178         180         22         5.500      12.350
5/25 ARM (6ML)...       702,352.78      6.061     5.541       359         479         480         59         5.500      11.061
2/28 ARM (6ML)...       511,740.51      7.301     6.781       359         479         480         23         5.500      13.301
5/25 ARM (6ML)...       222,912.62      6.900     6.380       359         479         480         59         5.500      11.900
5/25 ARM (6ML)...       458,937.66      7.196     6.676       358         478         480         58         5.500      12.196
2/28 ARM (6ML)...       243,065.56      6.972     6.452       358         478         480         22         5.500      12.972
5/25 ARM (6ML)...       129,913.45      7.500     6.980       358         478         480         58         5.500      12.500
5/25 ARM (6ML)...       200,000.00      6.400     5.880       359         359         360         59         5.500      11.400
2/28 ARM (6ML)...       372,662.88      7.125     6.605       359         479         480         23         5.500      13.125
5/25 ARM (6ML)...       183,152.37      6.900     6.380       358         358         360         58         5.500      11.900
2/28 ARM (6ML)...    33,781,979.01      7.676     7.156       358         358         360         22         5.577      13.676
2/28 ARM (6ML)...     7,821,856.36      7.899     7.379       358         358         360         22         5.613      13.899
2/28 ARM (6ML)...    93,939,746.40      6.693     6.173       358         358         360         22         5.512      12.693
2/28 ARM (6ML)...   189,018,046.11      7.241     6.721       358         358         360         22         5.658      13.241
5/25 ARM (6ML)...     4,159,463.99      6.878     6.358       358         358         360         58         5.566      11.878
2/28 ARM (6ML)...    97,157,219.54      7.731     7.211       358         358         360         22         5.676      13.731
5/25 ARM (6ML)...     3,548,646.77      6.248     5.728       358         358         360         58         5.500      11.248
5/25 ARM (6ML)...     8,244,772.96      6.535     6.015       358         358         360         58         5.635      11.535
3/27 ARM (6ML)...     3,922,100.55      6.959     6.439       358         358         360         34         5.704      12.959
2/28 ARM (6ML)...    12,453,512.19      7.671     7.151       358         358         360         22         5.746      13.671
2/28 ARM (6ML)...     2,079,282.12      7.847     7.327       358         358         360         22         5.557      13.847
3/27 ARM (6ML)...     1,547,966.34      7.263     6.743       357         357         360         33         5.630      13.263
2/28 ARM (6ML)...     1,501,507.91      7.744     7.224       357         357         359         22         5.500      13.744
2/28 ARM (6ML)...     3,236,223.76      7.377     6.857       358         358         360         22         5.699      13.377
2/28 ARM (6ML)...    19,010,272.39      7.000     6.480       358         358         360         22         5.537      13.000
3/27 ARM (6ML)...        65,058.50      7.660     7.140       357         357         360         33         5.500      13.660
2/28 ARM (6ML)...       179,663.59      8.440     7.920       357         357         360         21         5.783      14.440
5/25 ARM (6ML)...     9,905,529.06      7.472     6.952       358         358         360         58         5.600      12.472
2/28 ARM (6ML)...     2,001,101.98      8.353     7.833       358         358         360         22         6.035      14.353
5/25 ARM (6ML)...     2,327,405.63      7.294     6.774       358         358         360         58         5.616      12.294
2/28 ARM (6ML)...     2,302,300.00      6.771     6.251       358         358         360         22         5.500      12.771
5/25 ARM (6ML)...     1,518,984.77      6.133     5.613       358         358         360         58         5.500      11.133
5/25 ARM (6ML)...       674,469.19      6.976     6.456       358         358         360         58         5.588      11.976
2/28 ARM (6ML)...       583,584.71      8.899     8.379       358         358         360         22         5.500      14.899
2/28 ARM (6ML)...     2,486,500.00      6.923     6.403       358         358         360         22         5.500      12.923
3/27 ARM (6ML)...       242,737.71      7.915     7.395       357         357         360         33         5.500      13.915
5/25 ARM (6ML)...       142,396.63      9.225     8.705       358         358         360         58         5.739      14.225
5/25 ARM (6ML)...        76,357.95      8.430     7.910       357         357         360         57         5.500      13.430
2/28 ARM (6ML)...     3,109,907.00      6.679     6.159       358         358         360         22         5.556      12.679
3/27 ARM (6ML)...       145,176.13      6.160     5.640       357         357         360         33         5.500      12.160
5/25 ARM (6ML)...       103,362.26      7.380     6.860       357         357         360         57         5.500      12.380
3/27 ARM (6ML)...       638,400.00      5.984     5.464       358         358         360         34         5.500      11.984
2/28 ARM (6ML)...       547,200.00      6.623     6.103       358         358         360         22         5.500      12.623
2/28 ARM (6ML)...       931,200.00      5.965     5.445       359         359         360         23         5.500      11.965
3/27 ARM (6ML)...     1,149,000.00      6.432     5.912       359         359         360         35         5.500      12.432

                                                                    ORIGINAL
                                 INITIAL   SUBSEQUENT     RATE      INTEREST
                                 PERIODIC   PERIODIC    ADJUSTMENT    ONLY
   MORTGAGE LOAN      MINIMUM    RATE CAP   RATE CAP     FREQUENCY    TERM
      TYPE (1)        RATE (%)      (%)        (%)       (MONTHS)    (MONTHS)
------------------    --------   --------  ----------   ----------   --------

5/25 ARM (6ML)...       7.354      5.000      1.000          6           N/A
2/28 ARM (6ML)...       6.580      3.000      1.000          6           N/A
3/27 ARM (6ML)...       6.046      3.000      1.000          6           N/A
2/28 ARM (6ML)...       6.884      3.000      1.000          6           N/A
2/28 ARM (6ML)...       7.202      3.000      1.000          6           N/A
5/25 ARM (6ML)...       6.125      5.000      1.000          6           N/A
2/28 ARM (6ML)...       7.028      3.000      1.000          6           N/A
2/28 ARM (6ML)...       6.350      3.000      1.000          6            60
5/25 ARM (6ML)...       6.061      5.000      1.000          6           N/A
2/28 ARM (6ML)...       7.301      3.000      1.000          6           N/A
5/25 ARM (6ML)...       6.900      5.000      1.000          6           N/A
5/25 ARM (6ML)...       7.196      5.000      1.000          6           N/A
2/28 ARM (6ML)...       6.972      3.000      1.000          6           N/A
5/25 ARM (6ML)...       7.500      5.000      1.000          6           N/A
5/25 ARM (6ML)...       6.400      5.000      1.000          6            60
2/28 ARM (6ML)...       7.125      3.000      1.000          6           N/A
5/25 ARM (6ML)...       6.900      5.000      1.000          6           N/A
2/28 ARM (6ML)...       7.676      3.000      1.000          6           N/A
2/28 ARM (6ML)...       7.899      3.000      1.000          6           N/A
2/28 ARM (6ML)...       6.693      3.000      1.000          6            60
2/28 ARM (6ML)...       7.241      3.000      1.000          6           N/A
5/25 ARM (6ML)...       6.878      5.000      1.000          6            60
2/28 ARM (6ML)...       7.731      3.000      1.000          6           N/A
5/25 ARM (6ML)...       6.248      5.000      1.000          6            60
5/25 ARM (6ML)...       6.535      5.000      1.000          6           N/A
3/27 ARM (6ML)...       6.959      3.000      1.000          6           N/A
2/28 ARM (6ML)...       7.671      3.000      1.000          6           N/A
2/28 ARM (6ML)...       7.847      3.000      1.000          6           N/A
3/27 ARM (6ML)...       7.263      3.000      1.000          6           N/A
2/28 ARM (6ML)...       7.744      3.000      1.000          6           N/A
2/28 ARM (6ML)...       7.377      3.000      1.000          6           N/A
2/28 ARM (6ML)...       7.000      3.000      1.000          6            60
3/27 ARM (6ML)...       7.660      3.000      1.000          6           N/A
2/28 ARM (6ML)...       8.440      3.000      1.000          6           N/A
5/25 ARM (6ML)...       7.472      5.000      1.000          6           N/A
2/28 ARM (6ML)...       8.353      3.000      1.000          6           N/A
5/25 ARM (6ML)...       7.294      5.000      1.000          6           N/A
2/28 ARM (6ML)...       6.771      3.000      1.000          6            60
5/25 ARM (6ML)...       6.133      5.000      1.000          6            60
5/25 ARM (6ML)...       6.976      5.000      1.000          6           N/A
2/28 ARM (6ML)...       8.899      3.000      1.000          6           N/A
2/28 ARM (6ML)...       6.923      3.000      1.000          6            60
3/27 ARM (6ML)...       7.915      3.000      1.000          6           N/A
5/25 ARM (6ML)...       9.225      5.000      1.000          6           N/A
5/25 ARM (6ML)...       8.430      5.000      1.000          6           N/A
2/28 ARM (6ML)...       6.679      3.000      1.000          6            60
3/27 ARM (6ML)...       6.160      3.000      1.000          6           N/A
5/25 ARM (6ML)...       7.380      5.000      1.000          6           N/A
3/27 ARM (6ML)...       5.984      3.000      1.000          6            60
2/28 ARM (6ML)...       6.623      3.000      1.000          6            60
2/28 ARM (6ML)...       5.965      3.000      1.000          6            60
3/27 ARM (6ML)...       6.432      3.000      1.000          6            60


                                      S-82



           ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2 (CONTINUED)

                                                           REMAINING   REMAINING   ORIGINAL
                                      GROSS      NET        TERM TO      AMORT.     AMORT.    MONTHS TO    GROSS
   MORTGAGE LOAN        PRINCIPAL     MORTGAGE   MORTGAGE   MATURITY      TERM       TERM     NEXT RATE    MARGIN     MAXIMUM
      TYPE (1)         BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)   (MONTHS)   ADJUSTMENT     (%)      RATE (%)
------------------    ------------    --------   --------   --------    --------   --------   ----------   -------    --------

2/28 ARM (6ML)...       488,619.54      9.535     9.015       358         358         360         22         5.500      15.535
5/25 ARM (6ML)...       819,300.00      6.570     6.050       358         358         360         58         5.500      11.570
5/25 ARM (6ML)...       109,445.09      7.760     7.240       358         358         360         58         5.500      12.760
6-Month ARM (6ML)       352,000.00      5.612     5.092       359         359         360          5         5.500      10.612
6-Month ARM (6ML)       409,520.87      5.150     4.630       359         359         360          5         5.500      10.150
6-Month ARM (6ML)       257,950.00      5.860     5.340       359         359         360          5         5.950      10.860
5/25 ARM (6ML)...       620,018.57      6.680     6.160       358         358         360         58         5.500      11.680
5/25 ARM (6ML)...       465,746.17      7.883     7.363       358         358         360         58         5.616      12.883
5/25 ARM (6ML)...       255,610.71      7.400     6.880       358         358         360         58         5.500      12.400
2/28 ARM (6ML)...       627,114.99      6.374     5.854       359         359         360         23         5.500      12.374
3/27 ARM (6ML)...       168,799.99      5.900     5.380       358         358         360         34         5.500      11.900
2/28 ARM (6ML)...       323,811.65      8.700     8.180       359         359         360         23         5.500      14.700
2/28 ARM (6ML)...       643,920.00      6.490     5.970       359         359         360         23         5.679      12.490
3/27 ARM (6ML)...        49,957.88     10.250     9.730       358         358         360         34         5.500      16.250
3/27 ARM (6ML)...       379,850.00      5.750     5.230       359         359         360         35         5.500      11.750
2/28 ARM (6ML)...       500,000.00      6.700     6.180       359         359         360         23         5.500      12.700
Fixed Rate.......    10,579,982.03     10.205     9.685       178         358         360         N/A         N/A        N/A
Fixed Rate.......     6,318,837.57     10.655    10.135       178         357         359         N/A         N/A        N/A
Fixed Rate.......     8,329,663.21     10.122     9.602       178         358         360         N/A         N/A        N/A
Fixed Rate.......     1,148,147.49     10.900    10.380       178         358         360         N/A         N/A        N/A
Fixed Rate.......       325,375.64     10.224     9.704       178         358         360         N/A         N/A        N/A
Fixed Rate.......       215,342.56     10.667    10.147       178         358         360         N/A         N/A        N/A
Fixed Rate.......       183,416.73     10.627    10.107       178         358         360         N/A         N/A        N/A
Fixed Rate.......        54,958.39     10.750    10.230       178         358         360         N/A         N/A        N/A
Fixed Rate.......       136,984.13     11.161    10.641       178         358         360         N/A         N/A        N/A
Fixed Rate.......       167,129.99      9.446     8.926       178         358         360         N/A         N/A        N/A
Fixed Rate.......       165,294.09     10.205     9.685       177         357         360         N/A         N/A        N/A
Fixed Rate.......       422,926.58     10.900    10.380       178         358         360         N/A         N/A        N/A
Fixed Rate.......        91,416.27     10.115     9.595       178         358         360         N/A         N/A        N/A
Fixed Rate.......     2,175,191.82      6.454     5.934       359         359         360         N/A         N/A        N/A
Fixed Rate.......     1,213,989.20      6.407     5.887       359         359         360         N/A         N/A        N/A
Fixed Rate.......       262,565.26      7.407     6.887       359         359         360         N/A         N/A        N/A
Fixed Rate.......       619,136.26      6.592     6.072       359         359         360         N/A         N/A        N/A
Fixed Rate.......     2,667,521.02      6.150     5.630       359         359         360         N/A         N/A        N/A
Fixed Rate.......     1,585,389.53      5.964     5.444       359         359         360         N/A         N/A        N/A
Fixed Rate.......       366,661.72      6.400     5.880       359         359         360         N/A         N/A        N/A
Fixed Rate.......        64,843.31     10.010     9.490       179         179         180         N/A         N/A        N/A
Fixed Rate.......        34,957.12     10.555    10.035       239         239         240         N/A         N/A        N/A
Fixed Rate.......     2,461,897.39     10.834    10.314       238         238         240         N/A         N/A        N/A
Fixed Rate.......       601,990.67     10.850    10.330       238         238         240         N/A         N/A        N/A
Fixed Rate.......       327,426.00     10.821    10.301       238         238         240         N/A         N/A        N/A
Fixed Rate.......       138,663.01     10.670    10.150       238         238         240         N/A         N/A        N/A
Fixed Rate.......     1,701,569.68     10.458     9.938       238         238         240         N/A         N/A        N/A
Fixed Rate.......     2,321,567.80     10.363     9.843       238         238         240         N/A         N/A        N/A
Fixed Rate.......        85,092.12     11.408    10.888       238         238         240         N/A         N/A        N/A
Fixed Rate.......        51,066.19     11.000    10.480       238         238         240         N/A         N/A        N/A

                                                                     ORIGINAL
                                  INITIAL   SUBSEQUENT     RATE      INTEREST
                                  PERIODIC   PERIODIC    ADJUSTMENT    ONLY
   MORTGAGE LOAN       MINIMUM    RATE CAP   RATE CAP     FREQUENCY    TERM
      TYPE (1)         RATE (%)      (%)        (%)       (MONTHS)    (MONTHS)
------------------     --------   --------  ----------   ----------   --------

2/28 ARM (6ML)...        9.535      3.000      1.000          6           N/A
5/25 ARM (6ML)...        6.570      5.000      1.000          6            60
5/25 ARM (6ML)...        7.760      5.000      1.000          6           N/A
6-Month ARM (6ML)        5.612      1.000      1.000          6            60
6-Month ARM (6ML)        5.150      1.000      1.000          6           N/A
6-Month ARM (6ML)        5.860      1.000      1.000          6            60
5/25 ARM (6ML)...        6.680      5.000      1.000          6           N/A
5/25 ARM (6ML)...        7.883      5.000      1.000          6           N/A
5/25 ARM (6ML)...        7.400      5.000      1.000          6           N/A
2/28 ARM (6ML)...        6.374      3.000      1.000          6            60
3/27 ARM (6ML)...        5.900      3.000      1.000          6            60
2/28 ARM (6ML)...        8.700      3.000      1.000          6           N/A
2/28 ARM (6ML)...        6.490      3.000      1.000          6            60
3/27 ARM (6ML)...       10.250      3.000      1.000          6           N/A
3/27 ARM (6ML)...        5.750      3.000      1.000          6            60
2/28 ARM (6ML)...        6.700      3.000      1.000          6            60
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A
Fixed Rate.......         N/A        N/A        N/A          N/A          N/A

-----------
(1) "6ML" indicates that the assumed Mortgage Loan bears interest based on six-month LIBOR.


                                      S-83

     The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.
For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage
Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment
Assumption.

     The weighted average life of a Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Note to the related Payment Date, (2)
adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

                                      S-84



                           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 1A1 AND CLASS 2A1 NOTES
                                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 1A1 NOTES                           CLASS 2A1 NOTES
                                   --------------------------------------     --------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ---     ----     ----    ----    ----     ---     ----     ----    ----     ----

Initial Percentage.............     100     100      100     100     100      100     100      100     100      100
September 25, 2006.............      99      80       76      71      64       98      56       45      34       18
September 25, 2007.............      98      54       44      35      21       96       0        0       0        0
September 25, 2008.............      97      29       16       5       0       94       0        0       0        0
September 25, 2009.............      96      24       16       5       0       92       0        0       0        0
September 25, 2010.............      95      18       13       5       0       90       0        0       0        0
September 25, 2011.............      94      14        9       5       0       87       0        0       0        0
September 25, 2012.............      92      11        6       4       0       84       0        0       0        0
September 25, 2013.............      91       8        5       3       0       80       0        0       0        0
September 25, 2014.............      89       6        3       2       0       76       0        0       0        0
September 25, 2015.............      87       5        2       1       0       72       0        0       0        0
September 25, 2016.............      85       4        2       1       0       67       0        0       0        0
September 25, 2017.............      82       3        1       *       0       62       0        0       0        0
September 25, 2018.............      80       2        1       0       0       56       0        0       0        0
September 25, 2019.............      77       2        1       0       0       50       0        0       0        0
September 25, 2020.............      71       1        0       0       0       32       0        0       0        0
September 25, 2021.............      68       1        0       0       0       24       0        0       0        0
September 25, 2022.............      65       1        0       0       0       16       0        0       0        0
September 25, 2023.............      61       *        0       0       0        7       0        0       0        0
September 25, 2024.............      56       0        0       0       0        0       0        0       0        0
September 25, 2025.............      52       0        0       0       0        0       0        0       0        0
September 25, 2026.............      46       0        0       0       0        0       0        0       0        0
September 25, 2027.............      41       0        0       0       0        0       0        0       0        0
September 25, 2028.............      35       0        0       0       0        0       0        0       0        0
September 25, 2029.............      31       0        0       0       0        0       0        0       0        0
September 25, 2030.............      27       0        0       0       0        0       0        0       0        0
September 25, 2031.............      23       0        0       0       0        0       0        0       0        0
September 25, 2032.............      19       0        0       0       0        0       0        0       0        0
September 25, 2033.............      14       0        0       0       0        0       0        0       0        0
September 25, 2034.............       9       0        0       0       0        0       0        0       0        0
September 25, 2035.............       0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination    19.39    3.20     2.53    1.94    1.41    12.45    1.18     1.00    0.87     0.74
   With Optional Termination...    19.23    2.72     2.14    1.70    1.41    12.45    1.18     1.00    0.87     0.74
---------------

* Indicates a value greater than 0.0% and less than 0.5%.



                                      S-85



               PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE
                  CLASS 2A2, CLASS 2A3SS AND CLASS 2A3MZ NOTES
        OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 2A2 NOTES                  CLASS 2A3SS AND CLASS 2A3MZ NOTES
                                   --------------------------------------     --------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ---     ----     ----    ----    ----     ---     ----     ----    ----     ----

Initial Percentage.............     100     100      100     100     100      100     100      100     100      100
September 25, 2006.............     100     100      100     100     100      100     100      100     100      100
September 25, 2007.............     100      90       26       0       0      100     100      100      86       51
September 25, 2008.............     100       0        0       0       0      100      70       39      11        0
September 25, 2009.............     100       0        0       0       0      100      58       39      11        0
September 25, 2010.............     100       0        0       0       0      100      44       30      11        0
September 25, 2011.............     100       0        0       0       0      100      34       21      11        0
September 25, 2012.............     100       0        0       0       0      100      26       15       8        0
September 25, 2013.............     100       0        0       0       0      100      19       10       5        0
September 25, 2014.............     100       0        0       0       0      100      15        7       3        0
September 25, 2015.............     100       0        0       0       0      100      11        5       2        0
September 25, 2016.............     100       0        0       0       0      100       8        3       1        0
September 25, 2017.............     100       0        0       0       0      100       6        2       *        0
September 25, 2018.............     100       0        0       0       0      100       5        2       0        0
September 25, 2019.............     100       0        0       0       0      100       4        1       0        0
September 25, 2020.............     100       0        0       0       0      100       2        0       0        0
September 25, 2021.............     100       0        0       0       0      100       1        0       0        0
September 25, 2022.............     100       0        0       0       0      100       1        0       0        0
September 25, 2023.............     100       0        0       0       0      100       *        0       0        0
September 25, 2024.............      93       0        0       0       0      100       0        0       0        0
September 25, 2025.............      63       0        0       0       0      100       0        0       0        0
September 25, 2026.............      31       0        0       0       0      100       0        0       0        0
September 25, 2027.............       0       0        0       0       0       98       0        0       0        0
September 25, 2028.............       0       0        0       0       0       83       0        0       0        0
September 25, 2029.............       0       0        0       0       0       74       0        0       0        0
September 25, 2030.............       0       0        0       0       0       65       0        0       0        0
September 25, 2031.............       0       0        0       0       0       54       0        0       0        0
September 25, 2032.............       0       0        0       0       0       43       0        0       0        0
September 25, 2033.............       0       0        0       0       0       31       0        0       0        0
September 25, 2034.............       0       0        0       0       0       18       0        0       0        0
September 25, 2035.............       0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination    20.46    2.24     2.00    1.79    1.48    26.26    5.69     4.29    3.04     2.10
   With Optional Termination...    20.46    2.24     2.00    1.79    1.48    25.93    4.58     3.41    2.56     2.10
---------------

* Indicates a value greater than 0.0% and less than 0.5%.



                                      S-86



                            PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M1 AND CLASS M2 NOTES
                                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS M1 NOTES                            CLASS M2 NOTES
                                   --------------------------------------     --------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ---     ----     ----    ----    ----     ---     ----     ----    ----     ----

Initial Percentage.............     100     100      100     100     100      100     100      100     100      100
September 25, 2006.............     100     100      100     100     100      100     100      100     100      100
September 25, 2007.............     100     100      100     100     100      100     100      100     100      100
September 25, 2008.............     100     100      100     100       0      100     100      100     100       17
September 25, 2009.............     100      71       84     100       0      100      71       52     100       17
September 25, 2010.............     100      54       37      91       0      100      54       37      24       17
September 25, 2011.............     100      41       26      29       0      100      41       26      16       17
September 25, 2012.............     100      31       19      10       0      100      31       19      10       17
September 25, 2013.............     100      24       13       7       0      100      24       13       7       17
September 25, 2014.............     100      18        9       5       0      100      18        9       5        7
September 25, 2015.............     100      14        7       3       0      100      14        7       3        0
September 25, 2016.............     100      11        5       *       0      100      11        5       0        0
September 25, 2017.............     100       8        3       0       0      100       8        3       0        0
September 25, 2018.............     100       6        2       0       0      100       6        *       0        0
September 25, 2019.............     100       5        0       0       0      100       5        0       0        0
September 25, 2020.............     100       3        0       0       0      100       3        0       0        0
September 25, 2021.............     100       2        0       0       0      100       0        0       0        0
September 25, 2022.............     100       0        0       0       0      100       0        0       0        0
September 25, 2023.............     100       0        0       0       0      100       0        0       0        0
September 25, 2024.............     100       0        0       0       0      100       0        0       0        0
September 25, 2025.............     100       0        0       0       0      100       0        0       0        0
September 25, 2026.............     100       0        0       0       0      100       0        0       0        0
September 25, 2027.............     100       0        0       0       0      100       0        0       0        0
September 25, 2028.............     100       0        0       0       0      100       0        0       0        0
September 25, 2029.............      91       0        0       0       0       91       0        0       0        0
September 25, 2030.............      80       0        0       0       0       80       0        0       0        0
September 25, 2031.............      68       0        0       0       0       68       0        0       0        0
September 25, 2032.............      55       0        0       0       0       55       0        0       0        0
September 25, 2033.............      40       0        0       0       0       40       0        0       0        0
September 25, 2034.............      24       0        0       0       0       24       0        0       0        0
September 25, 2035.............       0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination    27.18    6.42     5.56    6.00    2.66    27.18    6.40     5.40    5.25     3.96
   With Optional Termination...    26.74    5.06     4.47    3.95    2.66    26.74    5.05     4.32    3.95     2.92
---------------

* Indicates a value greater than 0.0% and less than 0.5%.



                                      S-87



                            PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M3 AND CLASS M4 NOTES
                                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS M3 NOTES                            CLASS M4 NOTES
                                   --------------------------------------     --------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ---     ----     ----    ----    ----     ---     ----     ----    ----     ----

Initial Percentage.............     100     100      100     100     100      100     100      100     100      100
September 25, 2006.............     100     100      100     100     100      100     100      100     100      100
September 25, 2007.............     100     100      100     100     100      100     100      100     100      100
September 25, 2008.............     100     100      100     100     100      100     100      100     100      100
September 25, 2009.............     100      71       52      83     100      100      71       52      37      100
September 25, 2010.............     100      54       37      24     100      100      54       37      24       77
September 25, 2011.............     100      41       26      16      76      100      41       26      16        7
September 25, 2012.............     100      31       19      10      34      100      31       19      10        4
September 25, 2013.............     100      24       13       7       5      100      24       13       7        0
September 25, 2014.............     100      18        9       5       0      100      18        9       5        0
September 25, 2015.............     100      14        7       1       0      100      14        7       0        0
September 25, 2016.............     100      11        5       0       0      100      11        5       0        0
September 25, 2017.............     100       8        3       0       0      100       8        1       0        0
September 25, 2018.............     100       6        0       0       0      100       6        0       0        0
September 25, 2019.............     100       5        0       0       0      100       5        0       0        0
September 25, 2020.............     100       2        0       0       0      100       0        0       0        0
September 25, 2021.............     100       0        0       0       0      100       0        0       0        0
September 25, 2022.............     100       0        0       0       0      100       0        0       0        0
September 25, 2023.............     100       0        0       0       0      100       0        0       0        0
September 25, 2024.............     100       0        0       0       0      100       0        0       0        0
September 25, 2025.............     100       0        0       0       0      100       0        0       0        0
September 25, 2026.............     100       0        0       0       0      100       0        0       0        0
September 25, 2027.............     100       0        0       0       0      100       0        0       0        0
September 25, 2028.............     100       0        0       0       0      100       0        0       0        0
September 25, 2029.............      91       0        0       0       0       91       0        0       0        0
September 25, 2030.............      80       0        0       0       0       80       0        0       0        0
September 25, 2031.............      68       0        0       0       0       68       0        0       0        0
September 25, 2032.............      55       0        0       0       0       55       0        0       0        0
September 25, 2033.............      40       0        0       0       0       40       0        0       0        0
September 25, 2034.............      24       0        0       0       0       24       0        0       0        0
September 25, 2035.............       0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination    27.18    6.38     5.31    4.93    6.76    27.18    6.37     5.26    4.78     5.40
   With Optional Termination...    26.74    5.05     4.25    3.95    2.95    26.74    5.05     4.20    3.93     2.95



                                      S-88



                            PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M5 AND CLASS M6 NOTES
                                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS M5 NOTES                            CLASS M6 NOTES
                                   --------------------------------------     --------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ---     ----     ----    ----    ----     ---     ----     ----    ----     ----

Initial Percentage.............     100     100      100     100     100      100     100      100     100      100
September 25, 2006.............     100     100      100     100     100      100     100      100     100      100
September 25, 2007.............     100     100      100     100     100      100     100      100     100      100
September 25, 2008.............     100     100      100     100     100      100     100      100     100      100
September 25, 2009.............     100      71       52      37     100      100      71       52      37      100
September 25, 2010.............     100      54       37      24      12      100      54       37      24       12
September 25, 2011.............     100      41       26      16       7      100      41       26      16        7
September 25, 2012.............     100      31       19      10       3      100      31       19      10        0
September 25, 2013.............     100      24       13       7       0      100      24       13       7        0
September 25, 2014.............     100      18        9       5       0      100      18        9       2        0
September 25, 2015.............     100      14        7       0       0      100      14        7       0        0
September 25, 2016.............     100      11        5       0       0      100      11        3       0        0
September 25, 2017.............     100       8        0       0       0      100       8        0       0        0
September 25, 2018.............     100       6        0       0       0      100       6        0       0        0
September 25, 2019.............     100       5        0       0       0      100       3        0       0        0
September 25, 2020.............     100       0        0       0       0      100       0        0       0        0
September 25, 2021.............     100       0        0       0       0      100       0        0       0        0
September 25, 2022.............     100       0        0       0       0      100       0        0       0        0
September 25, 2023.............     100       0        0       0       0      100       0        0       0        0
September 25, 2024.............     100       0        0       0       0      100       0        0       0        0
September 25, 2025.............     100       0        0       0       0      100       0        0       0        0
September 25, 2026.............     100       0        0       0       0      100       0        0       0        0
September 25, 2027.............     100       0        0       0       0      100       0        0       0        0
September 25, 2028.............     100       0        0       0       0      100       0        0       0        0
September 25, 2029.............      91       0        0       0       0       91       0        0       0        0
September 25, 2030.............      80       0        0       0       0       80       0        0       0        0
September 25, 2031.............      68       0        0       0       0       68       0        0       0        0
September 25, 2032.............      55       0        0       0       0       55       0        0       0        0
September 25, 2033.............      40       0        0       0       0       40       0        0       0        0
September 25, 2034.............      24       0        0       0       0       24       0        0       0        0
September 25, 2035.............       0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination    27.18    6.36     5.21    4.67    4.87    27.18    6.33     5.17    4.59     4.54
   With Optional Termination...    26.74    5.05     4.18    3.83    2.95    26.74    5.04     4.15    3.77     2.95


                                      S-89



                            PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M7 AND CLASS M8 NOTES
                                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS M7 NOTES                            CLASS M8 NOTES
                                   --------------------------------------     --------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ---     ----     ----    ----    ----     ---     ----     ----    ----     ----

Initial Percentage.............     100     100      100     100     100      100     100      100     100      100
September 25, 2006.............     100     100      100     100     100      100     100      100     100      100
September 25, 2007.............     100     100      100     100     100      100     100      100     100      100
September 25, 2008.............     100     100      100     100     100      100     100      100     100      100
September 25, 2009.............     100      71       52      37      36      100      71       52      37       21
September 25, 2010.............     100      54       37      24      12      100      54       37      24       12
September 25, 2011.............     100      41       26      16       7      100      41       26      16        7
September 25, 2012.............     100      31       19      10       0      100      31       19      10        0
September 25, 2013.............     100      24       13       7       0      100      24       13       7        0
September 25, 2014.............     100      18        9       0       0      100      18        9       0        0
September 25, 2015.............     100      14        7       0       0      100      14        5       0        0
September 25, 2016.............     100      11        0       0       0      100      11        0       0        0
September 25, 2017.............     100       8        0       0       0      100       8        0       0        0
September 25, 2018.............     100       6        0       0       0      100       2        0       0        0
September 25, 2019.............     100       0        0       0       0      100       0        0       0        0
September 25, 2020.............     100       0        0       0       0      100       0        0       0        0
September 25, 2021.............     100       0        0       0       0      100       0        0       0        0
September 25, 2022.............     100       0        0       0       0      100       0        0       0        0
September 25, 2023.............     100       0        0       0       0      100       0        0       0        0
September 25, 2024.............     100       0        0       0       0      100       0        0       0        0
September 25, 2025.............     100       0        0       0       0      100       0        0       0        0
September 25, 2026.............     100       0        0       0       0      100       0        0       0        0
September 25, 2027.............     100       0        0       0       0      100       0        0       0        0
September 25, 2028.............     100       0        0       0       0      100       0        0       0        0
September 25, 2029.............      91       0        0       0       0       91       0        0       0        0
September 25, 2030.............      80       0        0       0       0       80       0        0       0        0
September 25, 2031.............      68       0        0       0       0       68       0        0       0        0
September 25, 2032.............      55       0        0       0       0       55       0        0       0        0
September 25, 2033.............      40       0        0       0       0       40       0        0       0        0
September 25, 2034.............      24       0        0       0       0       24       0        0       0        0
September 25, 2035.............       0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination    27.18    6.30     5.13    4.51    4.30    27.18    6.27     5.09    4.44     4.12
   With Optional Termination...    26.74    5.04     4.13    3.70    2.95    26.74    5.04     4.12    3.66     2.95


                                      S-90



               PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M9 AND CLASS B1 NOTES
                    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS M9 NOTES                            CLASS B1 NOTES
                                   --------------------------------------     --------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ---     ----     ----    ----    ----     ---     ----     ----    ----     ----

Initial Percentage.............     100     100      100     100     100      100     100      100     100      100
September 25, 2006.............     100     100      100     100     100      100     100      100     100      100
September 25, 2007.............     100     100      100     100     100      100     100      100     100      100
September 25, 2008.............     100     100      100     100     100      100     100      100     100      100
September 25, 2009.............     100      71       52      37      21      100      71       52      37       21
September 25, 2010.............     100      54       37      24      12      100      54       37      24       10
September 25, 2011.............     100      41       26      16       1      100      41       26      16        0
September 25, 2012.............     100      31       19      10       0      100      31       19       6        0
September 25, 2013.............     100      24       13       *       0      100      24       13       0        0
September 25, 2014.............     100      18        9       0       0      100      18        3       0        0
September 25, 2015.............     100      14        0       0       0      100      14        0       0        0
September 25, 2016.............     100      11        0       0       0      100       6        0       0        0
September 25, 2017.............     100       7        0       0       0      100       0        0       0        0
September 25, 2018.............     100       0        0       0       0      100       0        0       0        0
September 25, 2019.............     100       0        0       0       0      100       0        0       0        0
September 25, 2020.............     100       0        0       0       0      100       0        0       0        0
September 25, 2021.............     100       0        0       0       0      100       0        0       0        0
September 25, 2022.............     100       0        0       0       0      100       0        0       0        0
September 25, 2023.............     100       0        0       0       0      100       0        0       0        0
September 25, 2024.............     100       0        0       0       0      100       0        0       0        0
September 25, 2025.............     100       0        0       0       0      100       0        0       0        0
September 25, 2026.............     100       0        0       0       0      100       0        0       0        0
September 25, 2027.............     100       0        0       0       0      100       0        0       0        0
September 25, 2028.............     100       0        0       0       0      100       0        0       0        0
September 25, 2029.............      91       0        0       0       0       91       0        0       0        0
September 25, 2030.............      80       0        0       0       0       80       0        0       0        0
September 25, 2031.............      68       0        0       0       0       68       0        0       0        0
September 25, 2032.............      55       0        0       0       0       55       0        0       0        0
September 25, 2033.............      40       0        0       0       0       40       0        0       0        0
September 25, 2034.............      24       0        0       0       0       24       0        0       0        0
September 25, 2035.............       0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination    27.18    6.22     5.04    4.38    3.98    27.18    6.12     4.95    4.26     3.80
   With Optional Termination...    26.74    5.04     4.11    3.63    2.95    26.74    5.04     4.10    3.58     2.95

---------------

* Indicates a value greater than 0.0% and less than 0.5%.


                                      S-91



               PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS B2 AND CLASS B3 NOTES
                    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS B2 NOTES                            CLASS B3 NOTES
                                   --------------------------------------     --------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ---     ----     ----    ----    ----     ---     ----     ----    ----     ----

Initial Percentage.............     100     100      100     100     100      100     100      100     100      100
September 25, 2006.............     100     100      100     100     100      100     100      100     100      100
September 25, 2007.............     100     100      100     100     100      100     100      100     100      100
September 25, 2008.............     100     100      100     100     100      100     100      100     100      100
September 25, 2009.............     100      71       52      37      21      100      71       52      37        7
September 25, 2010.............     100      54       37      24       0      100      54       37      17        0
September 25, 2011.............     100      41       26      10       0      100      41       22       0        0
September 25, 2012.............     100      31       19       0       0      100      31        1       0        0
September 25, 2013.............     100      24        0       0       0      100      16        0       0        0
September 25, 2014.............     100      18        0       0       0      100       *        0       0        0
September 25, 2015.............     100       2        0       0       0      100       0        0       0        0
September 25, 2016.............     100       0        0       0       0      100       0        0       0        0
September 25, 2017.............     100       0        0       0       0      100       0        0       0        0
September 25, 2018.............     100       0        0       0       0      100       0        0       0        0
September 25, 2019.............     100       0        0       0       0      100       0        0       0        0
September 25, 2020.............     100       0        0       0       0      100       0        0       0        0
September 25, 2021.............     100       0        0       0       0      100       0        0       0        0
September 25, 2022.............     100       0        0       0       0      100       0        0       0        0
September 25, 2023.............     100       0        0       0       0      100       0        0       0        0
September 25, 2024.............     100       0        0       0       0      100       0        0       0        0
September 25, 2025.............     100       0        0       0       0      100       0        0       0        0
September 25, 2026.............     100       0        0       0       0      100       0        0       0        0
September 25, 2027.............     100       0        0       0       0      100       0        0       0        0
September 25, 2028.............     100       0        0       0       0      100       0        0       0        0
September 25, 2029.............      91       0        0       0       0       91       0        0       0        0
September 25, 2030.............      80       0        0       0       0       80       0        0       0        0
September 25, 2031.............      68       0        0       0       0       68       0        0       0        0
September 25, 2032.............      55       0        0       0       0       55       0        0       0        0
September 25, 2033.............      40       0        0       0       0       40       0        0       0        0
September 25, 2034.............      24       0        0       0       0       16       0        0       0        0
September 25, 2035.............       0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination    27.14    5.93     4.78    4.11    3.61    27.06    5.67     4.57    3.93     3.42
   With Optional Termination...    26.74    5.04     4.07    3.55    2.95    26.74    5.04     4.07    3.53     2.95

---------------

* Indicates a value greater than 0.0% and less than 0.5%.



                                      S-92

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST AND OF THE NOTES

     In the opinion of McKee Nelson LLP, assuming compliance with the
Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of
Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

     In the opinion of McKee Nelson LLP, assuming compliance with the
Agreements, for U.S. federal income tax purposes, the Trust will not be classified as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool ("TMP"). Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100%
ownership interest in the Ownership Certificate.

     The Seller will hold through Aames Investment Acceptance Corporation, its wholly owned subsidiary, a 100% ownership interest in the Ownership Certificate.
The Seller represents it filed for its taxable year ended December 31, 2004 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, McKee Nelson LLP has not independently verified the Seller's qualification as a REIT, but instead has relied solely upon the representation made by the Seller concerning its REIT status. If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership
Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Interest Income on the Notes. The notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Material Federal Income Tax
Consequences--Taxation of Debt Securities" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the
Prepayment Assumption with respect to the Mortgage Loans. See "Yield, Prepayment and Weighted Average Life" above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that a class of notes did not represent debt instruments for federal income tax purposes, those notes might be treated as equity interests in the trust. If, as a result, a REIT did not hold
100% of the equity in the trust, the trust could be subject to corporate income tax. Moreover, if a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

                                      S-93

STATE AND LOCAL INCOME TAX CONSIDERATIONS

     In addition to the federal income tax consequences described under
"Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered securities. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by such investors.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are "parties in interest" under ERISA or "disqualified persons" under the
Code with respect to such Plan. A violation of these "prohibited transaction"
rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset
Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset
Regulations was applicable. An equity interest is defined under the Plan Asset
Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE NOTES

     Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the
Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes, based on certain assumptions (including that the rating of the Notes as of the Closing

                                      S-94

Date has not declined below investment grade) and (ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the
Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

     Without regard to whether the Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture
Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, Prohibited
Transaction Class Exemption ("PTCE") 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23
(relating to transactions effected by an "in-house asset manager"); and any other applicable exemption granted by the U.S. Department of Labor
(collectively, the "Investor-Based Exemptions") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the
Notes.

     The Notes should not be purchased with the assets of an employee benefit plan as described in Section 3(3) of ERISA and subject to Title I of ERISA, any plan subject to Section 4975 of the Code, any employee benefit plan or other retirement arrangement subject to any provision of applicable federal, state, local or foreign law materially similar to the foregoing provisions of ERISA or the Code or any entity deemed to hold the assets of the foregoing (a "Benefit
Plan") if the Depositor, the Indenture Trustee, the Owner Trustee, the
Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, or, if subject to any federal, state, local or foreign laws substantially similar to
ERISA or Section 4975 of the Code ("Similar Law"), will not cause a non-exempt violation of that law.

     Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

     Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a
Benefit Plan and its acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar
Law.

                                      S-95

     The sale of Notes to a Plan is in no respect a representation by the issuer or any underwriter of the Notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular
Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Underwritten Notes will be applied by the Depositor toward the purchase of the Mortgage Loans, and will be applied by the Seller toward the repayment of any related financing.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement") among the Depositor and Morgan Stanley & Co.
Incorporated, Lehman Brothers Inc., Bear, Stearns & Co. Inc., Citigroup Global
Markets Inc., Countrywide Securities Corporation, Friedman, Billings, Ramsey &
Co., Inc. and Greenwich Capital Markets, Inc. (collectively, the
"Underwriters"), the Depositor has agreed to sell to the Underwriters, and each
Underwriter has severally but not jointly agreed to purchase from the Depositor, the principal amounts of the following classes of Notes (the "Underwritten
Notes") shown opposite its name:



                                                                                                    CLASS 2A3SS
UNDERWRITER                              CLASS 1A1 NOTES    CLASS 2A1 NOTES    CLASS 2A2 NOTES         NOTES
------------------------------------  -------------------- ----------------- ------------------ -----------------

Morgan Stanley & Co. Incorporated...       $178,759,600       $ 80,000,000       $28,000,000       $ 64,840,000
Lehman Brothers Inc.................       $178,759,600       $ 80,000,000       $28,000,000       $ 64,840,000
Bear Stearns & Co. Inc..............       $ 17,875,960       $  8,000,000       $ 2,800,000       $  6,484,000
Citigroup Global Markets Inc........       $ 17,875,960       $  8,000,000       $ 2,800,000       $  6,484,000
Countrywide Securities Corporation..       $ 17,875,960       $  8,000,000       $ 2,800,000       $  6,484,000
Friedman, Billings, Ramsey &
  Co., Inc..........................       $ 17,875,960       $  8,000,000       $ 2,800,000       $  6,484,000
Greenwich Capital Markets, Inc......       $ 17,875,960       $  8,000,000       $ 2,800,000       $  6,484,000
Total...............................       $446,899,000       $200,000,000       $70,000,000       $162,100,000

UNDERWRITER                             CLASS 2A3MZ NOTES   CLASS M1 NOTES     CLASS M2 NOTES     CLASS M3 NOTES
------------------------------------  -------------------- ----------------- ------------------ -----------------
Morgan Stanley & Co. Incorporated...        $ 7,204,800        $18,682,800       $17,245,600        $11,497,200
Lehman Brothers Inc.................        $ 7,204,800        $18,682,800       $17,245,600        $11,497,200
Bear Stearns & Co. Inc..............        $   720,480        $ 1,868,280       $ 1,724,560        $ 1,149,720
Citigroup Global Markets Inc........        $   720,480        $ 1,868,280       $ 1,724,560        $ 1,149,720
Countrywide Securities Corporation..        $   720,480        $ 1,868,280       $ 1,724,560        $ 1,149,720
Friedman, Billings, Ramsey &
  Co., Inc..........................        $   720,480        $ 1,868,280       $ 1,724,560        $ 1,149,720
Greenwich Capital Markets, Inc......        $   720,480        $ 1,868,280       $ 1,724,560        $ 1,149,720
Total...............................        $18,012,000        $46,707,000       $43,114,000        $28,743,000

UNDERWRITER                              CLASS M4 NOTES     CLASS M5 NOTES     CLASS M6 NOTES     CLASS M7 NOTES
------------------------------------  -------------------- ----------------- ------------------ -----------------
Morgan Stanley & Co. Incorporated...        $ 8,622,800        $ 8,383,200       $ 7,185,600        $ 7,904,400
Lehman Brothers Inc.................        $ 8,622,800        $ 8,383,200       $ 7,185,600        $ 7,904,400
Bear Stearns & Co. Inc..............        $   862,280        $   838,320       $   718,560        $   790,440
Citigroup Global Markets Inc........        $   862,280        $   838,320       $   718,560        $   790,440
Countrywide Securities Corporation..        $   862,280        $   838,320       $   718,560        $   790,440
Friedman, Billings, Ramsey &
  Co., Inc..........................        $   862,280        $   838,320       $   718,560        $   790,440
Greenwich Capital Markets, Inc......        $   862,280        $   838,320       $   718,560        $   790,440
Total...............................        $21,557,000        $20,958,000       $17,964,000        $19,761,000



                                      S-96



UNDERWRITER                              CLASS M8 NOTES     CLASS M9 NOTES     CLASS B1 NOTES     CLASS B2 NOTES
------------------------------------  -------------------- ----------------- ------------------ -----------------

Morgan Stanley & Co. Incorporated...        $ 5,748,400        $ 6,227,600       $10,778,800        $ 4,790,400
Lehman Brothers Inc.................        $ 5,748,400        $ 6,227,600       $10,778,800        $ 4,790,400
Bear Stearns & Co. Inc..............        $   574,840        $   622,760       $ 1,077,880        $   479,040
Citigroup Global Markets Inc........        $   574,840        $   622,760       $ 1,077,880        $   479,040
Countrywide Securities Corporation..        $   574,840        $   622,760       $ 1,077,880        $   479,040
Friedman, Billings, Ramsey &
  Co., Inc..........................        $   574,840        $   622,760       $ 1,077,880        $   479,040
Greenwich Capital Markets, Inc......        $   574,840        $   622,760       $ 1,077,880        $   479,040
Total...............................        $14,371,000        $15,569,000       $26,947,000        $11,976,000

                                UNDERWRITER                              CLASS B3 NOTES
                                ------------------------------------  --------------------
                                Morgan Stanley & Co. Incorporated...       $ 5,748,400
                                Lehman Brothers Inc.................       $ 5,748,400
                                Bear Stearns & Co. Inc..............       $   574,840
                                Citigroup Global Markets Inc........       $   574,840
                                Countrywide Securities Corporation..       $   574,840
                                Friedman, Billings, Ramsey &
                                  Co., Inc..........................       $   574,840
                                Greenwich Capital Markets, Inc......       $   574,840
                                Total...............................       $14,371,000
<


     The distribution of the Underwritten Notes by the Underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling the Underwritten
Notes to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Underwritten Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

     It is expected that the proceeds to the Depositor from the sale of the
Underwritten Notes will be approximately $1,166,060,211 before deducting issuance expenses payable by the Depositor, estimated to be approximately
$850,000.

     The Underwriting Agreement provides that the Depositor will indemnify each
Underwriter against certain civil liabilities, including liabilities under the
Act.

     Immediately prior to the sale of the Mortgage Loans to the Trust, certain of the Mortgage Loans were subject to financing provided by affiliates of one or more of the Underwriters.

     Morgan Stanley & Co. Incorporated is an affiliate of the Depositor.

     After the initial distribution of the Underwritten Notes by the
Underwriters, the accompanying Prospectus and prospectus supplement may be used by the Underwriters in connection with market making transactions in the
Underwritten Notes. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the
Depositor and for the Underwriters by McKee Nelson LLP, New York, New York.
Certain legal matters with respect to the Seller and the Servicer will be passed upon by Sidley Austin Brown & Wood LLP, New York, New York.

                                      S-97

                                     RATINGS

     It is a condition to the issuance of the Notes that they be assigned the respective ratings indicated on page S-9 by Moody's and S&P.

     The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

     The ratings do not address the likelihood that any Basis Risk Shortfall or
Unpaid Basis Risk Shortfall will be repaid to Noteholders from Monthly Excess
Cashflow, the Group 1 Cap Agreement, the Group 2 Cap Agreement or the
Subordinate Cap Agreement.

     The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies described above.

                                      S-98

                            INDEX OF PRINCIPAL TERMS

DEFINED TERM                                    PAGE
------------                                    ----
Aames Investment................................S-56
ACC.............................................S-56
Accrual Period..................................S-29
Act.............................................S-97
Adjustable Rate Mortgage Loans..................S-52
Adjustment Date.................................S-53
Advance.........................................S-65
Aggregate Loan Balance..........................S-30
Aggregate Overcollateralization Release Amount..S-44
Basis Risk Shortfall............................S-30
BBA.............................................S-38
Beneficial Owner................................S-27
Benefit Plan....................................S-95
Book-Entry Notes................................S-27
Business Day....................................S-27
Cap Agreements..................................S-33
Class M1 Enhancement Percentage.................S-44
Class Principal Amount..........................S-29
Clearstream Luxembourg..........................S-27
Closing Date....................................S-29
Collection Account..............................S-64
Collection Period...............................S-39
Combined Loan-to-Value Ratio....................S-52
Compensating Interest...........................S-65
CPR.............................................S-77
Cumulative Loss Trigger Event...................S-43
Current Interest................................S-29
Custodial Account...............................S-26
Cut-off Date Balance............................S-50
Deferred Interest...............................S-49
Definitive Note.................................S-27
Delinquency Rate................................S-43
Depositor.......................................S-26
Designated Telerate Page........................S-38
DTC.............................................S-27
DTI.............................................S-58
Euroclear.......................................S-27
European Depositaries...........................S-28
Fixed Rate Cap..................................S-30
Fixed Rate Mortgage Loans.......................S-52
Gross Margin....................................S-53
Group 1 Cap Agreement...........................S-30
Group 1 Maximum Rate............................S-31
Group 1 Notes...................................S-26
Group 1 Strike Rate.............................S-31
Group 2 Cap Agreement...........................S-32
Group 2 Maximum Rate............................S-32
Group 2 Notes...................................S-26
Group 2 Strike Rate.............................S-32
Indenture.......................................S-68
Indenture Default...............................S-72
Initial Cap.....................................S-53
Initial Deposit.................................S-51
Initial Optional Termination Date...............S-49
Insurance Proceeds..............................S-39
Interest Rate...................................S-29
Interest Remittance Amount......................S-37
Interest Settlement Rate........................S-38
Investor-Based Exemptions.......................S-95
LIBOR...........................................S-38
LIBOR Business Day..............................S-38
LIBOR Determination Date........................S-38
Liquidated Mortgage Loan........................S-46
Master Servicing Fee............................S-64
Master Servicing Fee Rate.......................S-64
Maximum Rate....................................S-53
Minimum Rate....................................S-53
Modeling Assumptions............................S-78
Monthly Excess Cashflow.........................S-47
Mortgage Loan Purchase Agreement................S-51
Mortgage Loans..................................S-26
Mortgage Pool...................................S-26
Mortgage Rate...................................S-30
Net Funds Cap...................................S-29
Net Liquidation Proceeds........................S-40
Net Mortgage Rate...............................S-30
Net Prepayment Interest Shortfalls..............S-65
Noteholder......................................S-28
Notes...........................................S-26
Overcollateralization Amount....................S-44
Ownership Certificate...........................S-27
Ownership Certificateholder.....................S-27
Payahead........................................S-37
Payment Date....................................S-27
Penalty Period..................................S-52
Periodic Cap....................................S-53
Pool 1..........................................S-26
Pool 1 Monthly Excess Interest..................S-36
Pool 1 Mortgage Loans...........................S-55
Pool 2..........................................S-26

                                      S-99

DEFINED TERM                                    PAGE
------------                                    ----
Pool 2 Monthly Excess Interest..................S-37
Pool 2 Mortgage Loans...........................S-55
Pool 2 Senior Priority..........................S-41
Pool Balance....................................S-30
Pool Percentage.................................S-30
Prepayment Assumption...........................S-77
Prepayment Interest Excess......................S-65
Prepayment Interest Shortfall...................S-65
Prepayment Period...............................S-40
Prepayment Premium..............................S-52
Principal Deficiency Amount.....................S-49
Principal Payment Amount........................S-39
Principal Remittance Amount.....................S-39
Priority Class..................................S-72
PTCE............................................S-95
Realized Loss...................................S-46
Record Date.....................................S-27
Reference Banks.................................S-38
REIT............................................S-57
Related Senior Principal Payment Amount.........S-42
Relevant Depositary.............................S-28
Relief Act......................................S-30
Reserve Interest Rate...........................S-38
Rolling Three Month Delinquency Rate............S-43
Scheduled Payment...............................S-40
Scheduled Principal Balance.....................S-40
Seller..........................................S-51
Senior Enhancement Percentage...................S-44
Senior Notes....................................S-26
Senior Principal Payment Amount.................S-44
Senior Proportionate Percentage.................S-44
Senior Target Amount............................S-45
Sequential Trigger Event........................S-42
Servicer........................................S-60
Servicing Fee...................................S-64
Servicing Fee Rate..............................S-64
Similar Law.....................................S-95
Six-Month LIBOR Index...........................S-54
SMMEA...........................................S-94
Stepdown Date...................................S-43
Subordinate Cap Agreement.......................S-33
Subordinate Class Principal Payment Amount......S-44
Subordinate Class Target Amount.................S-45
Subordinate Maximum Rate........................S-33
Subordinate Notes...............................S-26
Subordinate Priority............................S-36
Subordinate Strike Rate.........................S-33
Substitution Amount.............................S-37
Target Amount...................................S-43
Targeted Overcollateralization Amount...........S-45
Termination Price...............................S-49
TMP.............................................S-93
Total Principal Deficiency Amount...............S-49
Transfer and Servicing Agreement................S-68
Trigger Event...................................S-43
Trust...........................................S-26
Trust Administrator.............................S-50
Trust Agreement.................................S-52
Trust Estate....................................S-68
Underwriters....................................S-96
Underwriting Agreement..........................S-96
Underwritten Notes..............................S-96
Unpaid Basis Risk Shortfall.....................S-30

                                     S-100

                                     ANNEX A
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Aames
Mortgage Investment Trust 2005-4 Mortgage Backed Notes, Series 2005-4 (the
"Global Securities") will be available only in book entry form. Investors in the
Global Securities may hold such Global Securities through any of DTC,
Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

     Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and
Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global
Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and
Euroclear will hold positions on behalf of their Participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                     S-A-1

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS.
Secondary market trading between Clearstream Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR
PURCHASER. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream
Luxembourg or Euroclear through a Clearstream Luxembourg Participant or
Euroclear Participant at least one business day prior to settlement. Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant
Depositary of the DTC Participant's account against delivery of the Global
Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or
Euroclear. Under this approach, they may take on credit exposure to Clearstream
Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg
Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg
Participants or Euroclear Participants. The sale proceeds will be

                                     S-A-2

available to the DTC seller on the settlement date. Thus, to the DTC
Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC
PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC
Participant. The seller will send instructions to Clearstream Luxembourg or
Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the
following day, and receipt of the cash proceeds in the Clearstream Luxembourg
Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant
have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or
Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream Luxembourg or Euroclear for one day
     (until the purchase side of the day trade is reflected in their Clearstream
     Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global
     Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
     Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a United States person within the meaning of Section
7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation

                                     S-A-3

to the Trust Administrator or to the U.S. entity required to withhold tax (the
U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I. ?the Trust Administrator or the U.S. withholding agent receives a statement--

         (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

              (i) is signed by the noteholder under penalties of perjury,

              (ii) certifies that such owner is not a United States person, and

              (iii) provides the name and address of the noteholder, or

         (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that--

              (i) is signed under penalties of perjury by an authorized
         representative of the financial institution,

              (ii) states that the financial institution has received an IRS
         Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

              (iii) provides the name and address of the noteholder, and

              (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to Trust
Administrator or the U.S. withholding agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form
W-8ECI (or any successor form) to Trust Administrator or the U.S. withholding agent; or

     IV. the holder is a non-withholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to Trust Administrator or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service
(for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

     A holder holding book entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form
W-8ECI will remain in effect for a period starting on the date the form is

                                     S-A-4

signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book entry notes through Clearstream,
Euroclear or DTC may be subject to backup withholding at a rate of up to 31%
unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY
(or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the
Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not
United States persons within the meaning of Section 7701(a)(30) of the Internal
Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry notes.

     The term "United States" person means (1) a citizen or resident of the
United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable
Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                     S-A-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the aggregate Mortgage
Pools, the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.

                                     S-B-1

                               ALL MORTGAGE LOANS


                                   RANGE OF SCHEDULED PRINCIPAL BALANCES -- ALL MORTGAGE LOANS

                                                                       PERCENTAGE
                                                                       OF MORTGAGE
                                                                          LOANS                    WEIGHTED    WEIGHTED
                                                         AGGREGATE    BY AGGREGATE    WEIGHTED     AVERAGE     AVERAGE     WEIGHTED
                                           NUMBER OF     SCHEDULED      SCHEDULED     AVERAGE      REMAINING   COMBINED    AVERAGE
           RANGE OF SCHEDULED               MORTGAGE     PRINCIPAL      PRINCIPAL      GROSS         TERM      ORIGINAL    CREDIT
         PRINCIPAL BALANCES ($)              LOANS      BALANCE ($)      BALANCE     COUPON (%)    (MONTHS)     LTV (%)     SCORE
   ------------------------------------    ----------   -----------   ------------   ----------   ---------   ---------    -------

        0.01 -   25,000.00............         191    $    4,026,139       0.34%       10.445%       194         99.23%       630
   25,000.01 -   50,000.00............         710        26,551,755       2.22        10.143        226         92.28        621
   50,000.01 -   75,000.00............         728        46,012,052       3.84         9.160        301         84.14        606
   75,000.01 - 100,000.00.............         901        79,072,588       6.60         8.138        335         79.70        605
  100,000.01 - 125,000.00.............         829        93,197,228       7.78         7.751        349         79.28        608
  125,000.01 - 150,000.00.............         783       107,975,034       9.02         7.471        356         77.92        610
  150,000.01 - 175,000.00.............         578        93,662,466       7.82         7.394        357         78.22        611
  175,000.01 - 200,000.00.............         542       101,777,415       8.50         7.242        358         77.47        608
  200,000.01 - 225,000.00.............         430        91,500,495       7.64         7.057        357         77.11        619
  225,000.01 - 250,000.00.............         361        85,631,941       7.15         7.093        358         77.88        616
  250,000.01 - 275,000.00.............         270        70,713,841       5.90         7.088        358         78.14        618
  275,000.01 - 300,000.00.............         250        71,892,040       6.00         7.048        358         78.34        619
  300,000.01 - 325,000.00.............         204        63,746,561       5.32         7.165        358         80.11        622
  325,000.01 - 350,000.00.............         145        49,064,813       4.10         7.084        358         79.25        622
  350,000.01 - 375,000.00.............         113        40,912,883       3.42         7.078        358         79.28        620
  375,000.01 - 400,000.00.............          97        37,715,818       3.15         6.972        358         79.08        616
  400,000.01 - 425,000.00.............          73        30,243,557       2.53         6.745        358         78.82        632
  425,000.01 - 450,000.00.............          65        28,474,980       2.38         6.712        358         79.18        632
  450,000.01 - 475,000.00.............          45        20,802,345       1.74         6.843        358         80.90        629
  475,000.01 - 500,000.00.............          42        20,471,025       1.71         7.164        358         78.75        637
  500,000.01 - 750,000.00.............          58        32,541,219       2.72         7.118        358         78.78        614
  750,000.01 - 1,000,000.00...........            2        1,626,086       0.14         6.525        359         74.62        677
                                             ------   --------------     ------        -----         ---         -----        ---
     Total//Weighted Average..........       7,417    $1,197,612,280     100.00%        7.414%       350         79.12%       615
                                             =====    ==============     ======        ======        ===         =====        ===



     The average Scheduled Principal Balance for all Mortgage Loans is
approximately $161,469.



                                            RANGE OF MORTGAGE RATES(1) -- ALL MORTGAGE LOANS

                                                                       PERCENTAGE
                                                                       OF MORTGAGE
                                                                        LOANS BY                    WEIGHTED    WEIGHTED
                                                         AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE     AVERAGE     WEIGHTED
                                          NUMBER OF      SCHEDULED      SCHEDULED      AVERAGE     REMAINING    COMBINED    AVERAGE
                 RANGE OF                 MORTGAGE       PRINCIPAL      PRINCIPAL       GROSS         TERM      ORIGINAL    CREDIT
            MORTGAGE RATES (%)              LOANS       BALANCE ($)      BALANCE     COUPON (%)     (MONTHS)     LTV (%)      SCORE
   ------------------------------------    ----------   -----------   ------------   ----------   ---------   ---------    -------

    4.000 -   4.999.................            2     $      641,714       0.05%      4.893%        359         80.00%      670
    5.000 -   5.999.................          723        161,435,791      13.48       5.731         357         75.20       645
    6.000 -   6.999.................        1,957        401,175,339      33.50       6.558         358         77.42       633
    7.000 -   7.999.................        1,732        317,373,849      26.50       7.478         358         78.57       613
    8.000 -   8.999.................        1,063        157,219,317      13.13       8.516         353         80.92       583
    9.000 -   9.999.................          839         87,684,566       7.32       9.479         332         83.63       566
   10.000 - 10.999..................          722         49,690,580       4.15      10.444         276         90.67       589
   11.000 - 11.999..................          272         17,868,734       1.49      11.368         271         88.15       589
   12.000 - 12.999..................          107          4,522,390       0.38      12.044         216         96.28       605
                                           ------     --------------     ------      ------         ---         -----       ---
     Total/Weighted Average:........        7,417     $1,197,612,280     100.00%      7.414%        350         79.12%      615
                                            =====     ==============     ======      ======         ===         =====       ===


The weighted average Mortgage Rate for all Mortgage Loans is approximately
7.414%.

-------------
(1) Reflects the current Mortgage Rates for the Mortgage Loans.

                                     S-B-2



                                                 LOAN TYPE -- ALL MORTGAGE LOANS

                                                                      PERCENTAGE
                                                                      OF MORTGAGE
                                                                       LOANS BY                    WEIGHTED   WEIGHTED
                                                        AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE    AVERAGE     WEIGHTED
                                           NUMBER OF    SCHEDULED      SCHEDULED      AVERAGE     REMAINING   COMBINED    AVERAGE
                                           MORTGAGE     PRINCIPAL      PRINCIPAL       GROSS        TERM      ORIGINAL    CREDIT
               LOAN TYPE                     LOANS     BALANCE ($)      BALANCE     COUPON (%)    (MONTHS)     LTV (%)      SCORE
------------------------------------       --------    -----------    -----------   ----------    --------    ---------   --------

Fixed - 10 Year.....................             2     $      139,161       0.01%        6.339%       119         30.09%       632
Fixed - 15 Year.....................            18          1,384,244       0.12         7.441        179         67.41        642
Fixed - 20 Year.....................           310         15,372,835       1.28        10.047        238         96.23        640
Fixed - 25 Year.....................             2            259,634       0.02         6.188        299         45.38        691
Fixed - 30 Year.....................           248         44,422,951       3.71         6.440        359         73.27        648
Balloon - 15/20.....................             1             24,190       0.00        10.500        178         99.99        600
Balloon - 15/30.....................           898         42,837,408       3.58        10.287        178         99.42        641
ARM - 6 Month.......................             6          1,297,547       0.11         6.491        359         73.09        629
ARM - 2 Year/6 Month................         4,453        759,020,928      63.38         7.550        358         78.25        600
ARM - 3 Year/6 Month................           102         14,947,094       1.25         7.238        358         76.96        611
ARM - 5 Year/6 Month................           150         23,108,267       1.93         7.102        358         75.54        616
Interest Only Arm - 6 Months........             6          1,244,900       0.10         6.096        359         81.73        664
Interest Only Arm - 2 Year/6 Month..           761        189,640,128      15.83         6.744        358         79.84        651
Interest Only Arm - 3 Year/6 Month..            25          5,711,855       0.48         6.704        358         78.36        646
Interest Only Arm - 5 Year/6 Month..            40         10,246,396       0.86         6.515        358         75.24        657
ARM - 2 Year/6 Month Balloon - 30/40           341         76,737,684       6.41         6.629        358         77.59        631
ARM - 3 Year/6 Month Balloon - 30/40            11          2,175,282       0.18         6.718        358         79.88        645
ARM - 5 Year/6 Month Balloon - 30/40            40          8,688,832       0.73         6.469        358         75.24        655
ARM - 6 Month Balloon - 30/40.......             3            352,943       0.03         6.265        359         77.29        612
                                             -----     --------------     ------        ------        ---         -----        ---
  Total/Weighted Average:...........         7,417     $1,197,612,280     100.00%        7.414%       350         79.12%       615
                                             =====     ==============     ======        ======        ===         =====        ===




                                       ORIGINAL TERMS TO MATURITY -- ALL MORTGAGE LOANS

                                                                 PERCENTAGE OF
                                                                MORTGAGE LOANS                WEIGHTED      WEIGHTED
                                                   AGGREGATE     BY AGGREGATE    WEIGHTED      AVERAGE      AVERAGE      WEIGHTED
                                     NUMBER OF     SCHEDULED       SCHEDULED     AVERAGE      REMAINING     COMBINED      AVERAGE
        ORIGINAL TERMS TO            MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS          TERM        ORIGINAL      CREDIT
        MATURITY (MONTHS)              LOANS      BALANCE ($)       BALANCE      COUPON (%)   (MONTHS)      LTV (%)        SCORE
-------------------------------      ---------  -------------    -------------   ----------   --------      -------        -----

120............................            2    $      139,161         0.01%       6.339%      119           30.09%        632
180............................          917        44,438,207         3.71       10.179       178           98.32         642
181............................            1            31,475         0.00       10.500       179          100.00         601
240............................          310        15,372,835         1.28       10.047       238           96.23         640
300............................            2           259,634         0.02        6.188       299           45.38         691
360............................        6,185     1,137,370,967        94.97        7.271       358           78.15         614
                                       -----    --------------      -------       ------       ---          ------         ---
  Total/Weighted Average:......        7,417    $1,197,612,280      100.00%        7.414%      350           79.12%        615
                                       =====    ==============      =======       ======       ===          ======         ===


     The weighted average original term to maturity for all Mortgage Loans is approximately 352 months.



                                   RANGE OF REMAINING TERMS TO MATURITY -- ALL MORTGAGE LOANS

                                                                 PERCENTAGE
                                                                 OF MORTGAGE
                                                                  LOANS BY                    WEIGHTED      WEIGHTED
                                                   AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE       AVERAGE      WEIGHTED
                                     NUMBER OF     SCHEDULED      SCHEDULED      AVERAGE     REMAINING      COMBINED      AVERAGE
   RANGE OF REMAINING TERMS TO       MORTGAGE      PRINCIPAL      PRINCIPAL       GROSS         TERM        ORIGINAL      CREDIT
        MATURITY (MONTHS)              LOANS      BALANCE ($)      BALANCE     COUPON (%)     (MONTHS)      LTV (%)        SCORE
-------------------------------      -------     ------------    -----------   ----------    ---------      -------      --------

109 - 120......................            2     $      139,161        0.01%       6.339%       119          30.09%         632
169 - 180......................          918         44,469,682        3.71       10.179        178          98.33          642
229 - 240......................          310         15,372,835        1.28       10.047        238          96.23          640
289 - 300......................            2            259,634        0.02        6.188        299          45.38          691
337 - 348......................            1             37,387        0.00        8.380        344          70.00          520
349 - 360......................        6,184      1,137,333,581       94.97        7.271        358          78.15          614
                                       -----     --------------      ------       -------       ---          -----          ---
  Total/Weighted Average:......        7,417     $1,197,612,280      100.00%       7.414%       350          79.12%         615
                                       =====     ==============      ======       =======       ===          =====          ===


     The weighted average remaining term to maturity for all Mortgage Loans is approximately 350 months.

                                     S-B-3



                                 RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE      WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED       AVERAGE
     RANGE OF ORIGINAL COMBINED        MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL       CREDIT
      LOAN-TO-VALUE RATIOS (%)           LOANS      BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)        SCORE
 -----------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

 10.00 or Less......................         2     $       84,678       0.01%        7.592%        218           7.60%          597
 10.01 - 15.00......................         2            369,364       0.03         6.774         358          12.80           569
 15.01 - 20.00......................         7            443,675       0.04         8.609         358          18.09           561
 20.01 - 25.00......................         7            580,916       0.05         7.056         358          23.20           604
 25.01 - 30.00......................         7            670,426       0.06         6.627         343          28.56           656
 30.01 - 35.00......................        18          2,064,580       0.17         7.015         347          33.02           595
 35.01 - 40.00......................        35          4,040,648       0.34         7.071         349          37.39           586
 40.01 - 45.00......................        46          5,514,606       0.46         7.505         354          42.92           575
 45.01 - 50.00......................        73          9,477,176       0.79         7.096         356          48.10           598
 50.01 - 55.00......................        72         10,784,803       0.90         7.060         354          53.02           594
 55.01 - 60.00......................       142         23,864,024       1.99         7.057         357          57.78           592
 60.01 - 65.00......................       189         36,137,949       3.02         6.955         357          63.21           590
 65.01 - 70.00......................       426         70,526,675       5.89         7.395         358          68.84           588
 70.01 - 75.00......................       511         92,359,882       7.71         7.331         357          74.01           589
 75.01 - 80.00......................     3,619        687,318,975      57.39         7.047         358          79.79           627
 80.01 - 85.00......................       446         85,779,212       7.16         7.864         358          84.59           590
 85.01 - 90.00......................       407         75,896,579       6.34         7.833         355          89.64           625
 90.01 - 95.00......................       277         37,592,830       3.14         9.212         350          94.80           587
 95.01 - 100.00.....................     1,131         54,105,282       4.52        10.326         195          99.94           641
                                         -----     --------------     ------        ------         ---          -----           ---
    Total/Weighted Average:.........     7,417     $1,197,612,280     100.00%        7.414%        350          79.12%          615
                                         =====     ==============     ======        ======         ===          =====           ===


     The weighted average original Combined Loan-to-Value Ratio for all Mortgage
Loans is approximately 79.12%.



                                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
                                       MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
               STATE                     LOANS      BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Florida.........................         1,799     $  292,979,154      24.46%        7.316%        351          79.98%         618
California......................         1,177        287,310,877      23.99         6.992         349          77.77          624
Texas...........................           940         91,175,504       7.61         8.029         348          79.99          603
New York........................           303         74,952,304       6.26         7.380         352          76.10          613
New Jersey......................           295         65,275,339       5.45         7.768         354          76.55          608
Georgia.........................           353         42,515,029       3.55         7.564         345          82.54          619
Maryland........................           177         34,103,317       2.85         7.820         353          78.11          604
Virginia........................           184         33,463,811       2.79         7.645         352          78.28          605
Nevada..........................           150         27,824,137       2.32         6.991         349          79.63          620
Arizona.........................           169         26,608,363       2.22         7.202         350          78.36          608
Massachusetts...................           113         22,551,985       1.88         7.793         353          76.54          610
Washington......................           105         16,218,866       1.35         7.189         349          79.34          614
Ohio............................           167         15,652,795       1.31         7.806         350          82.32          607
Michigan........................           156         15,450,940       1.29         7.807         349          81.92          612
Minnesota.......................           119         15,346,325       1.28         6.882         343          80.56          617
Other...........................         1,210        136,183,533      11.37         7.812         348          81.42          610
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average:......         7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===


                                     S-B-4



                                                      PROPERTY TYPE -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
                                       MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
           PROPERTY TYPE                LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Single Family Residence.........         6,667     $1,060,626,747      88.56%        7.419%        350          79.19%         614
2-4 Family......................           327         71,347,349       5.96         7.312         351          76.62          627
Condo...........................           423          65,638,18       5.48         7.451         350          80.72          632
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average:......         7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===




                                                      LOAN PURPOSE -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
                                       MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
            LOAN PURPOSE                LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Refinance - Cashout.............         3,476     $  632,372,819      52.80%        7.320%        356          76.14%         600
Purchase........................         3,373        500,373,071      41.78         7.461         344          82.58          637
Refinance - Rate Term...........           568          64,866,39       5.42         7.974         334          81.46          604
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average:......         7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===




                                                      OCCUPANCY STATUS -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
                                       MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
          OCCUPANCY STATUS              LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Primary.........................         7,110     $1,148,570,786      95.91%        7.400%        349          79.16%         615
Investment......................           255         38,609,742       3.22         7.765         358          77.37          634
Second Home.....................            52         10,431,751       0.87         7.720         358          81.83          618
                                         -----     --------------     ------         -----         ---          -----          ---
    Total/Weighted Average:.....         7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===




                                                   LOAN DOCUMENTATION -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
                                       MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
         LOAN DOCUMENTATION             LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Full Documentation..............         4,366     $  667,894,586      55.77%        7.232%        350          79.41%         609
Stated Documentation............         3,040        527,418,075      44.04         7.641         349          78.75          624
Limited Documentation...........            11          2,299,619       0.19         8.283         358          79.65          591
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average:......         7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===


                                     S-B-5



                                     ORIGINAL PREPAYMENT PREMIUM TERM (MONTHS) -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
    ORIGINAL PREPAYMENT PREMIUM        MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
           TERM (MONTHS)                LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

 0.............................          2,201     $  334,910,153      27.96%        7.821%        349          78.66%         609
12.............................            151         27,862,358       2.33         7.499         341          80.53          636
24.............................          4,257        742,867,396      62.03         7.237         355          79.16          614
36.............................            808         91,972,373       7.68         7.340         318          80.08          642
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average......          7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===


     The non-zero weighted average prepayment premium term for all Mortgage
Loans is approximately 25 months.



                                              RANGE OF CREDIT SCORES -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
              RANGE OF                 MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
           CREDIT SCORES                LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Not Available..................              5     $      328,567       0.03%       11.333%        358          61.22%           0
Less than 500..................              1             75,669       0.01         9.130         358          75.00          499
500 - 524......................            476         73,442,878       6.13         8.832         358          72.99          512
525 - 549......................            530         84,056,238       7.02         8.408         358          75.58          537
550 - 574......................            678        116,346,536       9.71         8.072         358          79.81          562
575 - 599......................          1,093        169,604,207      14.16         7.399         352          78.67          588
600 - 624......................          1,613        241,296,447      20.15         7.412         346          79.57          612
625 - 649......................          1,309        211,030,282      17.62         7.049         345          80.33          636
650 - 674......................            797        137,541,320      11.48         6.892         348          80.42          661
675 - 699......................            482         85,934,605       7.18         6.708         347          80.38          685
700 - 724......................            219         38,481,555       3.21         6.792         344          80.67          711
725 - 749......................            119         21,452,297       1.79         6.573         350          79.70          736
750 - 774......................             60         10,603,955       0.89         6.893         344          81.28          760
775 - 799......................             28          6,216,849       0.52         6.660         352          80.39          782
800 or Greater.................              7          1,200,876       0.10         6.840         344          78.27          805
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average:.....          7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===


     The non-zero weighted average credit score for all Mortgage Loans is approximately 615.



                                              RANGE OF GROSS MARGINS -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
                                       MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
    RANGE OF GROSS MARGINS (%)          LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Fixed Rate Mortgage Loans......          1,479     $  104,440,424       8.72%        8.562%        264          87.18%         644
4.001 - 4.500..................              3            443,464       0.04         7.491         358          80.00          641
4.501 - 5.000..................              2            283,633       0.02         6.566         358          75.93          610
5.001 - 5.500..................          4,424        836,980,934      69.89         7.069         358          79.08          626
5.501 - 6.000..................            546        102,083,442       8.52         7.480         358          78.12          583
6.001 - 6.500..................            713        116,088,403       9.69         8.217         358          76.01          562
6.501 - 7.000..................            249         37,142,655       3.10         9.280         358          69.90          549
9.001 - 9.500..................              1            149,326       0.01         9.470         359          90.00          581
                                         -----     --------------     ------         -----         --          -----          --- -
   Total/Weighted Average:.....          7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===


     The weighted average Gross Margin for all Adjustable Rate Mortgage Loans is
approximately 5.660%.

                                     S-B-6



                                        RANGE OF MAXIMUM MORTGAGE RATES -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
          RANGE OF MAXIMUM             MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
         MORTGAGE RATES (%)             LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Fixed Rate Mortgage Loans.......         1,479     $  104,440,424       8.72%         8.562%       264          87.18%         644
12.500 or Less..................         1,495        326,207,023      27.24          6.075        358          76.50          641
12.501 - 13.000.................         1,082        217,279,452      18.14          6.806        358          78.11          625
13.001 - 13.500.................           843        158,477,578      13.23          7.278        358          78.78          623
13.501 - 14.000.................           781        139,361,785      11.64          7.770        358          78.69          601
14.001 - 14.500.................           457         73,100,757       6.10          8.295        358          79.63          588
14.501 - 15.000.................           470         74,667,678       6.23          8.775        358          81.05          569
15.001 - 15.500.................           288         39,540,682       3.30          9.262        358          81.18          555
15.501 - 16.000.................           238         32,134,131       2.68          9.775        358          80.34          545
16.001 - 16.500.................           123         14,670,813       1.23         10.218        358          83.77          541
16.501 - 17.000.................            88          9,770,709       0.82         10.719        358          80.31          542
17.001 - 17.500.................            39          4,355,232       0.36         11.311        358          76.09          539
17.501 - 18.000.................            28          3,121,877       0.26         11.702        358          73.86          530
18.001 - 18.500.................             5            401,558       0.03         12.323        358          71.42          560
18.501 - 19.000.................             1             82,580       0.01         12.855        359          70.00          515
                                         -----     --------------     ------         ------        ---          -----          ---
   Total/Weighted Average:......         7,417     $1,197,612,280     100.00%         7.414%       350          79.12%         615
                                         =====     ==============     ======         ======        ===          =====          ===


     The weighted average Maximum Mortgage Rate for all Adjustable Rate Mortgage
Loans is approximately 13.263%.



                                        RANGE OF MINIMUM MORTGAGE RATES -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
          RANGE OF MINIMUM             MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
         MORTGAGE RATES (%)             LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Fixed Rate Mortgage Loans.......         1,479     $  104,440,424       8.72%         8.562%       264          87.18%         644
  5.000 or Less.................             2            486,539       0.04          4.916        358          70.99          608
  5.001 - 5.500.................           134         32,540,015       2.72          5.404        358          75.13          644
  5.501 - 6.000.................           526        115,355,879       9.63          5.827        358          75.84          641
  6.001 - 6.500.................           754        163,027,913      13.61          6.303        358          77.39          641
  6.501 - 7.000.................         1,098        220,915,264      18.45          6.785        358          78.01          626
  7.001 - 7.500.................           864        162,797,634      13.59          7.263        358          78.57          623
  7.501 - 8.000.................           799        143,226,535      11.96          7.765        358          78.71          601
  8.001 - 8.500.................           464         74,698,707       6.24          8.289        358          79.61          588
  8.501 - 9.000.................           472         74,986,791       6.26          8.768        358          81.10          570
  9.001 - 9.500.................           293         39,827,539       3.33          9.255        358          81.09          555
  9.501 - 10.000................           243         32,559,752       2.72          9.772        358          80.25          545
10.001 - 10.500.................           126         14,938,291       1.25         10.217        358          83.86          541
10.501 - 11.000.................            88          9,701,997       0.81         10.708        358          80.36          542
11.001 - 11.500.................            39          4,355,232       0.36         11.311        358          76.09          539
11.501 - 12.000.................            30          3,269,630       0.27         11.696        358          73.57          531
12.001 - 12.500.................             5            401,558       0.03         12.323        358          71.42          560
12.501 - 13.000.................             1             82,580       0.01         12.855        359          70.00          515
                                         -----     --------------     ------         ------        ---          -----          ---
   Total/Weighted Average:......         7,417     $1,197,612,280     100.00%         7.414%       350          79.12%         615
                                         =====     ==============     ======         ======        ===          =====          ===


     The weighted average Minimum Mortgage Rate for all Adjustable Rate Mortgage
Loans is approximately 7.304%.

                                     S-B-7



                                             NEXT RATE ADJUSTMENT DATE -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
                                       MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
     NEXT RATE ADJUSTMENT DATE          LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Fixed Rate Mortgage Loans.........       1,479     $  104,440,424       8.72%        8.562%        264          87.18%         644
February 2006.....................          15          2,895,390       0.24         6.294         359          77.32          642
May 2006..........................           1             37,387       0.00         8.380         344          70.00          520
December 2006.....................           2            306,338       0.03         8.358         351          82.62          563
February 2007.....................           1             82,683       0.01         6.680         353          80.00          610
March 2007........................          12          1,572,311       0.13         8.880         354          81.59          566
April 2007........................           3            350,414       0.03         8.806         355          82.90          561
May 2007..........................           6          1,166,737       0.10         7.192         356          78.94          634
June 2007.........................       1,433        258,221,539      21.56         7.421         357          78.63          609
July 2007.........................       2,332        431,913,178      36.06         7.363         358          78.45          611
August 2007.......................       1,763        331,456,154      27.68         7.213         359          78.42          614
September 2007....................           2            292,000       0.02         7.932         360          79.57          601
June 2008.........................          39          5,292,917       0.44         7.343         357          77.17          622
July 2008.........................          59         10,219,118       0.85         7.094         358          77.88          620
August 2008.......................          40          7,322,197       0.61         6.791         359          77.49          627
June 2010.........................          48          8,856,960       0.74         6.683         357          76.08          647
July 2010.........................          93         17,465,769       1.46         7.018         358          74.49          629
August 2010.......................          89         15,720,765       1.31         6.699         359          76.04          633
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average:........       7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===




                                                  INITIAL CAP -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
                                       MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
          INITIAL CAP (%)               LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Fixed Rate Mortgage Loans.........       1,479     $  104,440,424       8.72%        8.562%        264          87.18%         644
1.000.............................          15          2,895,390       0.24         6.294         359          77.32          642
3.000.............................       5,693      1,048,232,972      87.53         7.326         358          78.47          612
5.000.............................         230         42,043,494       3.51         6.828         358          75.40          634
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average.........       7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===


     The weighted average Initial Cap for all Adjustable Rate Mortgage Loans is
approximately 3.072%.



                                                    PERIODIC CAP -- ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
                                       MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
          PERIODIC CAP (%)              LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

Fixed Rate Mortgage Loans.........       1,479     $  104,440,424      8.72%         8.562%        264          87.18%         644
1.000.............................       5,938      1,093,171,856     91.28          7.304         358          78.35          613
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average.........       7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===


     The weighted average Periodic Cap for all Adjustable Rate Mortgage Loans is
1.000%.

                                     S-B-8



                                             ORIGINAL INTEREST-ONLY TERM - ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
       ORIGINAL INTEREST-ONLY          MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
           TERMS (MONTHS)               LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

0.................................       6,585     $  990,769,001      82.73%        7.557%        348          79.03%         608
60................................         832        206,843,279      17.27         6.728         358          79.58          651
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average.........       7,417     $1,197,612,280     100.00%        7.414%        350          79.12%         615
                                         =====     ==============     ======         =====         ===          =====          ===




                                                      LIEN POSITION - ALL MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                                     MORTGAGE
                                                                     LOANS BY                    WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED      SCHEDULED       AVERAGE     REMAINING      COMBINED     AVERAGE
                                       MORTGAGE      PRINCIPAL      PRINCIPAL        GROSS         TERM        ORIGINAL     CREDIT
           LIEN POSITION                LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)       LTV (%)       SCORE
------------------------------------   ---------    -----------   -------------   ----------     --------       -------      --------

First Lien........................       6,215     $1,140,776,361      95.25%         7.269%        358         78.11%         614
Second Lien.......................       1,202         56,835,919       4.75         10.334         193         99.42          641
                                         -----     --------------     ------         -----         ---          -----          ---
   Total/Weighted Average.........       7,417     $1,197,612,280     100.00%         7.414%        350         79.12%         615
                                         =====     ==============     ======         ======         ===         =====          ===


                                     S-B-9

                              POOL 1 MORTGAGE LOANS

         RANGE OF SCHEDULED PRINCIPAL BALANCES -- POOL 1 MORTGAGE LOANS



                                                               PERCENTAGE OF
                                                                  MORTGAGE
                                                                  LOANS BY                   WEIGHTED      WEIGHTED
                                                 AGGREGATE        AGGREGATE      WEIGHTED     AVERAGE       AVERAGE      WEIGHTED
                                   NUMBER OF     SCHEDULED        SCHEDULED      AVERAGE     REMAINING      COMBINED     AVERAGE
         RANGE OF SCHEDULED        MORTGAGE      PRINCIPAL        PRINCIPAL       GROSS        TERM         ORIGINAL      CREDIT
       PRINCIPAL BALANCES ($)        LOANS       BALANCE ($)       BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
---------------------------------  ---------     -----------    -------------   ----------   ----------    ----------    --------

        0.01 -  25,000.00........      177      $  3,720,259         0.62%       10.432%        194          99.17%         631
   25,000.01 -  50,000.00........      450        16,465,528         2.76        10.022         232          91.16          617
   50,000.01 -  75,000.00........      446        28,324,454         4.75         8.795         331          80.07          597
   75,000.01 - 100,000.00........      582        51,209,482         8.58         7.758         356          76.43          600
  100,000.01 - 125,000.00........      554        62,248,451        10.43         7.563         357          77.92          607
  125,000.01 - 150,000.00........      510        70,428,357        11.80         7.401         357          77.13          607
  150,000.01 - 175,000.00........      358        57,905,898         9.70         7.381         356          77.85          608
  175,000.01 - 200,000.00........      319        59,943,697        10.05         7.282         357          76.93          600
  200,000.01 - 225,000.00........      254        54,095,219         9.07         6.897         358          75.51          615
  225,000.01 - 250,000.00........      203        48,116,514         8.06         7.086         358          77.00          607
  250,000.01 - 275,000.00........      142        37,253,703         6.24         7.122         358          76.91          607
  275,000.01 - 300,000.00........      121        34,908,309         5.85         7.077         358          76.71          610
  300,000.01 - 325,000.00........       90        28,180,276         4.72         7.001         358          79.47          614
  325,000.01 - 350,000.00........       77        26,082,987         4.37         7.289         358          78.96          604
  350,000.01 - 375,000.00........       26         9,286,826         1.56         6.970         358          77.48          611
  375,000.01 - 400,000.00........        4         1,553,175         0.26         7.905         358          79.58          591
  400,000.01 - 425,000.00........        9         3,745,247         0.63         7.152         358          77.40          625
  425,000.01 - 450,000.00........        5         2,182,297         0.37         5.871         359          74.51          625
  450,000.01 - 475,000.00........        1           459,492         0.08         5.450         359          80.00          582
  500,000.01 - 750,000.00........        1           551,054         0.09         6.790         358          80.00          635
                                    ------      ------------       ------        ------         ---          -----          ---
     Total/Weighted Average:.....    4,329      $596,661,225       100.00%        7.446%        352          77.87%         607
                                    ======      ============       ======        ======         ===          =====          ===


     The average Scheduled Principal Balance for the Mortgage Loans in Pool 1 is
approximately $137,829.

               RANGE OF MORTGAGE RATES(1) -- POOL 1 MORTGAGE LOANS



                                                                  PERCENTAGE
                                                                  OF MORTGAGE
                                                                   LOANS BY                   WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE      AVERAGE    WEIGHTED
                                      NUMBER OF     SCHEDULED      SCHEDULED      AVERAGE     REMAINING    COMBINED    AVERAGE
              RANGE OF                MORTGAGE      PRINCIPAL      PRINCIPAL       GROSS        TERM       ORIGINAL     CREDIT
         MORTGAGE RATES (%)             LOANS      BALANCE ($)      BALANCE     COUPON (%)    (MONTHS)      LTV (%)      SCORE
--------------------------------      ---------    -----------    ------------  ----------    ---------    ---------   --------

 4.000 -  4.999.................            1     $    182,273        0.03%        4.775%        359         80.00%       629
 5.000 -  5.999.................          464       91,354,652       15.31         5.747         357         73.59        639
 6.000 -  6.999.................        1,093      183,416,570       30.74         6.567         357         76.06        625
 7.000 -  7.999.................          978      149,085,760       24.99         7.490         357         77.17        603
 8.000 -  8.999.................          676       86,199,098       14.45         8.510         353         80.63        581
 9.000 -  9.999.................          542       53,587,641        8.98         9.487         341         82.74        563
10.000 - 10.999.................          381       22,882,181        3.84        10.453         300         88.50        572
11.000 - 11.999.................          131        7,762,240        1.30        11.372         300         84.32        575
12.000 - 12.999.................           63        2,190,810        0.37        12.081         232         93.81        600
                                        -----     ------------      ------        ------         ---         -----        ---
   Total/Weighted Average:......        4,329     $596,661,225      100.00%        7.446%        352         77.87%       607
                                        =====     ============      ======        ======         ===         =====        ===


     The weighted average Mortgage Rate for the Mortgage Loans in Pool 1 is approximately 7.446%.

-------------
(1) Reflects the current Mortgage Rates for the Mortgage Loans.

                                     S-B-10

                       LOAN TYPE -- POOL 1 MORTGAGE LOANS



                                                                PERCENTAGE OF
                                                                  MORTGAGE
                                                                  LOANS BY                    WEIGHTED      WEIGHTED
                                                   AGGREGATE      AGGREGATE      WEIGHTED      AVERAGE       AVERAGE     WEIGHTED
                                    NUMBER OF      SCHEDULED      SCHEDULED      AVERAGE      REMAINING      COMBINED    AVERAGE
                                     MORTGAGE      PRINCIPAL      PRINCIPAL       GROSS         TERM        ORIGINAL     CREDIT
             LOAN TYPE                LOANS       BALANCE ($)      BALANCE      COUPON (%)     (MONTHS)      LTV (%)       SCORE
----------------------------------  ---------     -----------   -------------   ----------    ----------     ---------   ---------

Fixed - 10 Year...................        2           139,161         0.02%        6.339%        119          30.09%        632
Fixed - 15 Year...................       17         1,319,401         0.22         7.314         179          68.97         647
Fixed - 20 Year...................      189         7,648,605         1.28         9.475         238          92.88         638
Fixed - 25 Year...................        2           259,634         0.04         6.188         299          45.38         691
Fixed - 30 Year...................      217        35,532,496         5.96         6.473         359          72.46         649
Balloon - 15/20...................        1            24,190         0.00        10.500         178          99.99         600
Balloon - 15/30...................      435        14,697,933         2.46        10.210         178          99.45         633
ARM - 6 Month.....................        5           888,026         0.15         7.109         359          77.26         592
ARM - 2 Year/6 Month..............    2,770       408,394,520        68.45         7.619         358          77.31         593
ARM - 3 Year/6 Month..............       69         8,974,097         1.50         7.334         358          76.98         608
Interest Only Arm - 6 Months......        3           634,950         0.11         6.461         359          83.39         660
Interest Only Arm - 2 Year/6 Month      342        65,318,128        10.95         6.759         358          79.23         641
Interest Only Arm - 3 Year/6 Month       18         3,375,805         0.57         7.081         358          77.50         640
ARM - 2 Year/6 Month Balloon -
30/40.............................      247        47,471,510         7.96         6.554         359          76.40         632
ARM - 3 Year/6 Month Balloon -
30/40.............................        9         1,629,825         0.27         6.942         358          79.84         658
ARM - 6 Month Balloon - 30/40.....        3           352,943         0.06         6.265         359          77.29         612
                                      -----      ------------       ------        ------         ---          -----         ---
   Total/Weighted Average:........    4,329      $596,661,225       100.00%        7.446%        352          77.87%        607
                                      =====      ============       ======        ======         ===          =====         ===


               ORIGINAL TERMS TO MATURITY -- POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                   MORTGAGE
                                                                   LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
        ORIGINAL TERMS TO             MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM        ORIGINAL      CREDIT
        MATURITY (MONTHS)              LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
------------------------------      -----------    -----------   -------------   ----------   ----------     ---------    ---------

120...........................             2      $    139,161         0.02%       6.339%         119          30.09%        632
180...........................           453        16,041,524         2.69        9.972          178          96.95         634
240...........................           189         7,648,605         1.28        9.475          238          92.88         638
300...........................             2           259,634         0.04        6.188          299          45.38         691
360...........................         3,683       572,572,300        95.96        7.349          358          77.16         606
                                       -----      ------------       ------        -----          ---          -----         ---
   Total/Weighted Average:....         4,329      $596,661,225       100.00%       7.446%         352          77.87%        607
                                       =====      ============       ======        =====          ===          =====         ===


     The weighted average remaining term to maturity for the Mortgage Loans in
Pool 1 is approximately 354 months.

          RANGE OF REMAINING TERMS TO MATURITY -- POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
   RANGE OF REMAINING TERMS TO        MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS           TERM        ORIGINAL     CREDIT
        MATURITY (MONTHS)              LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-------------------------------      ---------    ------------    -------------  ----------   ---------      ---------    --------

109 - 120.....................             2     $    139,161          0.02%        6.339%       119          30.09%         632
169 - 180.....................           453       16,041,524          2.69         9.972        178          96.95          634
229 - 240.....................           189        7,648,605          1.28         9.475        238          92.88          638
289 - 300.....................             2          259,634          0.04         6.188        299          45.38          691
337 - 348.....................             1           37,387          0.01         8.380        344          70.00          520
349 - 360.....................         3,682      572,534,914         95.96         7.349        358          77.16          606
                                       -----     -------------      -------         -----        ---          -----          ---
   Total/Weighted Average:....         4,329     $596,661,225        100.00%        7.446%       352          77.87%         607
                                       =====     ============        ======         =====        ===          =====          ===


     The weighted average remaining term to maturity for the Mortgage Loans in
Pool 1 is approximately 352 months.

                                     S-B-11

    RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS -- POOL 1 MORTGAGE LOANS



                                                              PERCENTAGE OF
                                                                MORTGAGE
                                                                 LOANS BY                   WEIGHTED     WEIGHTED
                                                 AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE       AVERAGE     WEIGHTED
                                  NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING     COMBINED     AVERAGE
  RANGE OF ORIGINAL COMBINED       MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS           TERM       ORIGINAL     CREDIT
   LOAN-TO-VALUE RATIOS (%)         LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)      LTV (%)       SCORE
-----------------------------     ---------     -----------   ------------ -  ----------   ---------     ---------    --------

10.00 or Less................           1     $      49,694         0.01%       5.950%        119           7.09%        647
10.01 - 15.00................           2           369,364         0.06        6.774         358          12.80         569
15.01 - 20.00................           5           293,913         0.05        8.261         359          17.94         581
20.01 - 25.00................           5           436,446         0.07        7.108         358          23.51         592
25.01 - 30.00................           6           617,446         0.10        6.597         342          28.59         659
30.01 - 35.00................          15         1,484,065         0.25        7.143         342          33.23         593
35.01 - 40.00................          29         3,361,976         0.56        6.930         352          37.30         590
40.01 - 45.00................          35         3,825,302         0.64        7.306         353          42.83         595
45.01 - 50.00................          55         7,346,849         1.23        6.852         356          47.86         599
50.01 - 55.00................          60         8,557,238         1.43        6.856         353          52.87         604
55.01 - 60.00................         106        17,735,512         2.97        7.002         357          57.67         597
60.01 - 65.00................         138        23,401,480         3.92        7.039         357          63.26         588
65.01 - 70.00................         298        45,524,174         7.63        7.377         358          68.80         589
70.01 - 75.00................         357        57,712,885         9.67        7.257         357          74.20         596
75.01 - 80.00................       1,882       291,075,004        48.78        7.121         358          79.73         616
80.01 - 85.00................         304        50,808,729         8.52        7.986         358          84.57         588
85.01 - 90.00................         269        41,689,895         6.99        7.868         356          89.66         621
90.01 - 95.00................         185        22,286,937         3.74        9.183         351          94.84         585
95.01 - 100.00...............         577        20,084,317         3.37       10.201         200          99.95         633
                                    -----      ------------       ------       ------         ---          -----         ---
   Total/Weighted Average:...       4,329      $596,661,225       100.00%       7.446%        352          77.87%        607
                                    =====      ============       ======       ======         ===          =====         ===


     The weighted average original Combined Loan-to-Value Ratio for the Mortgage
Loans in Pool 1 is approximately 77.87%.

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES -- POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE       AVERAGE      WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING     COMBINED      AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS           TERM       ORIGINAL      CREDIT
              STATE                    LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)      LTV (%)        SCORE
-----------------------------        ---------     -----------   -------------   ----------   ----------    ---------     --------

Florida......................            876      $122,945,392        20.61%        7.289%        354         78.67%         606
California...................            520      109,387,154         18.33         6.800         355         73.59          611
Texas........................            568       47,892,071          8.03         8.247         348         79.44          596
New Jersey...................            184       37,962,247          6.36         7.731         356         74.57          603
New York.....................            146       31,588,002          5.29         7.468         356         72.59          603
Maryland.....................            139       24,641,280          4.13         7.769         354         77.98          604
Georgia......................            224       22,672,994          3.80         7.654         345         83.09          619
Virginia.....................            121       18,404,073          3.08         7.640         352         77.61          605
Nevada.......................            105       18,359,907          3.08         6.905         350         79.41          614
Arizona......................            110       16,453,998          2.76         7.194         352         78.03          605
Massachusetts................             77       14,037,600          2.35         7.863         353         76.26          604
Minnesota....................            100       12,084,391          2.03         6.812         342         81.39          618
Washington...................             77       11,405,881          1.91         7.172         348         80.28          617
Michigan.....................            121       11,156,213          1.87         7.914         347         82.40          610
Ohio.........................            116        9,928,267          1.66         7.661         348         82.18          613
Other........................            845       87,741,754         14.71         7.852         348         81.28          607
                                      ------      ------------       ------         -----         ---         -----          ---
  Total/Weighted Average:....          4,329      $596,661,225       100.00%        7.446%        352         77.87%         607
                                       =====      ============       ======         =====         ===         =====          ===


                     PROPERTY TYPE -- POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
          PROPERTY TYPE                LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-----------------------------        ---------     -----------   --------------  ----------   ----------     --------     ---------

Single Family Residence......          3,940      $532,196,502        89.20%        7.455%        351         78.07%         606
2-4 Family...................            171        35,688,907         5.98         7.286         356         73.43          609
Condo........................            218        28,775,816         4.82         7.477         353         79.60          625
                                       -----      ------------       ------         -----         ---         -----          ---
   Total/Weighted Average:...          4,329      $596,661,225       100.00%        7.446%        352         77.87%         607
                                       =====      ============       ======         =====         ===         =====          ===


                                     S-B-12

                      LOAN PURPOSE -- POOL 1 MORTGAGE LOANS



                                                               PERCENTAGE OF
                                                                  MORTGAGE
                                                                  LOANS BY                   WEIGHTED      WEIGHTED
                                                  AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                   NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                    MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
           LOAN PURPOSE              LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-----------------------------      ---------    ------------   --------------  ----------   ----------     --------     --------

Refinance - Cashout..........        2,594      $424,918,981        71.22%        7.322%       356          75.87%         601
Purchase.....................        1,310       129,480,430        21.70         7.668        344          83.12          626
Refinance - Rate Term........          425        42,261,813         7.08         8.023        333          81.89          608
                                    ------      ------------       ------         -----        ---          -----          ---
   Total/Weighted Average:...        4,329      $596,661,225       100.00%        7.446%       352          77.87%         607
                                     =====      ============       ======         =====        ===          =====          ===


                    OCCUPANCY STATUS -- POOL 1 MORTGAGE LOANS



                                                               PERCENTAGE OF
                                                                  MORTGAGE
                                                                  LOANS BY                   WEIGHTED      WEIGHTED
                                                  AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                   NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                    MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
         OCCUPANCY STATUS            LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-----------------------------      ---------     -----------   -------------  -----------   ---------      --------     --------

Primary......................        4,090      $561,590,744        94.12%       7.426%        351           77.88%        606
Investment...................          201        28,352,624         4.75        7.782         357           76.70         633
Second Home..................           38         6,717,857         1.13        7.757         358           82.16         612
                                   -------      ------------       ------        -----         ---           -----         ---
   Total/Weighted Average:...        4,329      $596,661,225       100.00%       7.446%        352           77.87%        607
                                     =====      ============       ======        =====         ===           =====         ===


                   LOAN DOCUMENTATION -- POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
      LOAN DOCUMENTATION               LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-----------------------------        ---------     -----------   -------------   ----------   ----------     ---------    --------

Full Documentation...........          2,807      $377,414,819        63.25%       7.318%        351           78.48%        604
Stated Income................          1,514       217,829,854        36.51        7.661         352           76.83         612
Limited Documentation........              8         1,416,552         0.24        8.682         358           75.13         575
                                       -----      ------------       ------        -----         ---           -----         ---
   Total/Weighted Average:...          4,329      $596,661,225       100.00%       7.446%        352           77.87%        607
                                       =====      ============       ======        =====         ===           =====         ===


       ORIGINAL PREPAYMENT PREMIUM TERM (MONTHS) -- POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
   ORIGINAL PREPAYMENT PREMIUM        MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
          TERM (MONTHS)                LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-------------------------------      ---------     -----------   -------------   ----------   ----------     ---------    ---------

0............................          1,407      $183,239,808        30.71%       7.917%        349           77.57%        603
12...........................             75        12,677,857         2.12        7.262         350           78.33         628
24...........................          2,419       357,673,003        59.95        7.256         356           78.10         605
36...........................            428        43,070,557         7.22        7.077         327           77.06         640
                                       -----      ------------       ------        -----         ---           -----         ---
   Total/Weighted Average:...          4,329      $596,661,225       100.00%       7.446%        352           77.87%        607
                                       =====      ============       ======        =====         ===           =====         ===


     The non-zero weighted average prepayment premium term for the Mortgage
Loans in Pool 1 is approximately 25 months.

                                     S-B-13

      RANGE OF CREDIT SCORES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS



                                                                PERCENTAGE OF
                                                                   MORTGAGE
                                                                   LOANS BY                   WEIGHTED      WEIGHTED
                                                   AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                    NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
            RANGE OF                 MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
         CREDIT SCORES                LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
----------------------------        ---------     -----------   -------------   ----------   ---------      --------     --------

Not Available..............              5       $    328,567         0.06%       11.333%       358          61.22%           0
Less than 500..............              1             75,669         0.01         9.130        358          75.00          499
500 - 524..................            233         32,596,620         5.46         8.901        358          73.09          514
525 - 549..................            403         58,197,071         9.75         8.473        358          75.48          538
550 - 574..................            483         75,388,566        12.64         8.058        358          78.46          561
575 - 599..................            745        101,427,943        17.00         7.456        353          77.73          587
600 - 624..................            933        116,941,607        19.60         7.268        348          78.14          612
625 - 649..................            708         94,017,195        15.76         6.953        346          79.18          637
650 - 674..................            382         53,760,180         9.01         6.734        350          78.40          661
675 - 699..................            241         35,959,508         6.03         6.711        350          79.74          685
700 - 724..................             88         11,882,694         1.99         6.713        346          79.10          710
725 - 749..................             65         10,197,978         1.71         6.477        350          77.76          737
750 - 774..................             28          3,298,819         0.55         6.387        348          77.92          757
775 - 799..................             13          2,398,408         0.40         6.751        357          79.97          784
800 or Greater.............              1            190,400         0.03         7.250        359          80.00          811
                                     -----        ------------      ------        ------        ---          -----          ---
   Total/Weighted Average:.          4,329        $596,661,225      100.00%        7.446%       352          77.87%         607
                                     =====        ============      ======        ======        ===          =====          ===


     The weighted average credit score for the Mortgage Loans in Pool 1 is approximately 607.

      RANGE OF GROSS MARGINS OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
   RANGE OF GROSS MARGINS (%)          LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
------------------------------       ---------     -----------   -------------   ----------   ---------      --------     --------

Fixed Rate Mortgage Loans..              863      $ 59,621,421         9.99%        7.798%       294           81.45%        644
4.001 - 4.500..............                2           267,703         0.04         7.189        359           80.00         666
5.001 - 5.500..............            2,408       375,103,333        62.87         7.109        358           78.32         617
5.501 - 6.000..............              370        61,156,823        10.25         7.550        358           77.79         581
6.001 - 6.500..............              503        73,907,022        12.39         8.179        358           75.44         566
6.501 - 7.000..............              183        26,604,923         4.46         9.147        358           70.47         556
                                      ------      ------------       ------         -----        ---           -----         ---
   Total/Weighted Average:.            4,329      $596,661,225       100.00%        7.446%       352           77.87%        607
                                       =====      ============       ======         =====        ===           =====         ===


     The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in
Pool 1 is approximately 5.711%.

                                     S-B-14

            RANGE OF MAXIMUM MORTGAGE RATES -- POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
        RANGE OF MAXIMUM             MORTGAGE      PRINCIPAL       PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
       MORTGAGE RATES (%)             LOANS        BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-----------------------------        ---------     -----------   -------------  -----------   ----------    ----------   ----------

Fixed Rate Mortgage Loans....            863      $ 59,621,421         9.99%        7.798%        294         81.45%         644
12.500 or Less...............            797       148,173,771        24.83         6.007         358         74.94          631
12.501 - 13.000..............            602        99,454,073        16.67         6.793         358         77.04          619
13.001 - 13.500..............            457        69,282,937        11.61         7.258         358         77.22          612
13.501 - 14.000..............            464        71,720,358        12.02         7.762         358         77.45          593
14.001 - 14.500..............            290        41,414,853         6.94         8.279         358         78.96          584
14.501 - 15.000..............            300        40,509,613         6.79         8.770         358         81.34          570
15.001 - 15.500..............            206        26,142,762         4.38         9.265         358         81.18          556
15.501 - 16.000..............            165        21,063,177         3.53         9.770         358         80.35          549
16.001 - 16.500..............             75         7,962,327         1.33        10.212         358         84.07          546
16.501 - 17.000..............             59         6,224,393         1.04        10.697         358         80.45          544
17.001 - 17.500..............             27         2,882,836         0.48        11.279         358         77.83          547
17.501 - 18.000..............             19         1,791,111         0.30        11.724         358         74.41          535
18.001 - 18.500..............              4           335,011         0.06        12.318         358         67.73          557
18.501 - 19.000..............              1            82,580         0.01        12.855         359         70.00          515
                                       -----      ------------       ------        ------         ---         -----          ---
   Total/Weighted Average:...          4,329      $596,661,225       100.00%        7.446%        352         77.87%         607
                                       =====      ============       ======        ======         ===         =====          ===


     The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage
Loans in Pool 1 is approximately 13.404%.

            RANGE OF MINIMUM MORTGAGE RATES -- POOL 1 MORTGAGE LOANS



                                                                PERCENTAGE OF
                                                                   MORTGAGE
                                                                  LOANS BY                   WEIGHTED     WEIGHTED
                                                   AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE       AVERAGE     WEIGHTED
                                    NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING     COMBINED     AVERAGE
        RANGE OF MINIMUM             MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS         TERM       ORIGINAL      CREDIT
       MORTGAGE RATES (%)             LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)      LTV (%)      SCORE
-----------------------------       ---------     -----------   -------------   ----------   ---------    ---------    ---------

Fixed Rate Mortgage Loans....          863      $ 59,621,421         9.99%       7.798%         294         81.45%         644
  5.000 or Less..............            2           486,539         0.08        4.916          358         70.99          608
  5.001 - 5.500..............           83        17,566,738         2.94        5.411          358         73.50          632
  5.501 - 6.000..............          310        59,581,336         9.99        5.835          358         74.22          632
  6.001 - 6.500..............          399        69,811,243        11.70        6.303          358         75.90          630
  6.501 - 7.000..............          603        99,727,881        16.71        6.791          358         77.07          619
  7.001 - 7.500..............          458        69,579,903        11.66        7.258          358         77.18          612
  7.501 - 8.000..............          465        71,877,501        12.05        7.762          358         77.45          593
  8.001 - 8.500..............          289        41,341,289         6.93        8.277          358         78.96          584
  8.501 - 9.000..............          300        40,509,613         6.79        8.770          358         81.34          570
  9.001 - 9.500..............          207        26,216,326         4.39        9.265          358         81.17          556
  9.501 - 10.000.............          165        21,063,177         3.53        9.770          358         80.35          549
10.001 -  10.500.............           75         7,962,327         1.33       10.212          358         84.07          546
10.501 -  11.000.............           59         6,224,393         1.04       10.697          358         80.45          544
11.001 -  11.500.............           27         2,882,836         0.48       11.279          358         77.83          547
11.501 -  12.000.............           19         1,791,111         0.30       11.724          358         74.41          535
12.001 -  12.500.............            4           335,011         0.06       12.318          358         67.73          557
12.501 -  13.000.............            1            82,580         0.01       12.855          359         70.00          515
                                     -----      ------------       ------       ------          ---         -----          ---
    Total/Weighted Average:..        4,329      $596,661,225       100.00%       7.446%         352         77.87%         607
                                     =====      ============       ======       ======          ===         =====          ===


     The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage
Loans in Pool 1 is approximately 7.407%.

                                     S-B-15

               NEXT RATE ADJUSTMENT DATE -- POOL 1 MORTGAGE LOANS



                                                               PERCENTAGE OF
                                                                  MORTGAGE
                                                                  LOANS BY                   WEIGHTED     WEIGHTED
                                                  AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE       AVERAGE     WEIGHTED
                                   NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE       REMAINING     COMBINED     AVERAGE
                                    MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM       ORIGINAL      CREDIT
   NEXT RATE ADJUSTMENT DATE         LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)      LTV (%)       SCORE
-----------------------------      ---------     -----------   -------------   ---------    ---------     ---------    ---------

Fixed Rate Mortgage Loans....          863      $ 59,621,421        9.99%        7.798%         294         81.45%         644
February 2006................           11         1,875,919        0.31         6.731          359         79.34          619
May 2006.....................            1            37,387        0.01         8.380          344         70.00          520
December 2006................            2           306,338        0.05         8.358          351         82.62          563
February 2007................            1            82,683        0.01         6.680          353         80.00          610
March 2007...................            9         1,018,549        0.17         9.435          354         81.74          559
April 2007...................            3           350,414        0.06         8.806          355         82.90          561
May 2007.....................            3           410,090        0.07         7.470          356         76.98          615
June 2007....................          515        82,774,522       13.87         7.362          357         77.71          605
July 2007....................        1,613       246,281,496       41.28         7.483          358         77.32          601
August 2007..................        1,211       189,762,679       31.80         7.335          359         77.51          603
September 2007...............            1           160,000        0.03         6.350          360         80.00          676
June 2008....................           19         2,274,953        0.38         7.430          357         76.68          634
July 2008....................           47         7,237,550        1.21         7.224          358         77.13          618
August 2008..................           30         4,467,225        0.75         7.129          359         78.32          620
                                   -------      --------------   -------         -----          ---         -----          ---
   Total/Weighted Average:...        4,329      $596,661,225      100.00%        7.446%         352         77.87%         607
                                     =====      ============      ======         =====          ===         =====          ===


                     INITIAL CAP -- POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
         INITIAL CAP (%)               LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-----------------------------        ---------     -----------   -------------   ----------   ----------     ---------    --------

Fixed Rate Mortgage Loans....            863      $ 59,621,421         9.99%       7.798%        294          81.45%         644
1.000........................             11         1,875,919         0.31        6.731         359          79.34          619
3.000........................          3,455       535,163,885        89.69        7.410         358          77.47          603
                                       -----      ------------       ------        -----         ---          -----          ---
   Total/Weighted Average:...          4,329      $596,661,225       100.00%       7.446%        352          77.87%         607
                                       =====      ============       ======        =====         ===          =====          ===


     The weighted average Initial Cap for the Adjustable Rate Mortgage Loans in
Pool 1 is approximately 2.993%.

                      PERIODIC CAP -- POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
       PERIODIC CAP (%)                LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)      SCORE
----------------------------        ----------     -----------   -------------   ----------   ---------      ---------    --------

Fixed Rate Mortgage Loans...             863      $ 59,621,421         9.99%        7.798%        294           81.45%       644
1.000.......................           3,466       537,039,804        90.01         7.407         358           77.47        603
                                       -----      ------------       ------         -----         ---           -----        ---
   Total/Weighted Average:..           4,329      $596,661,225       100.00%        7.446%        352           77.87%       607
                                       =====      ============       ======         =====         ===           =====        ===


     The weighted average Periodic Cap for the Adjustable Rate Mortgage Loans in
Pool 1 is 1.000%.

                                     S-B-16

               ORIGINAL INTEREST-ONLY TERM - POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
      ORIGINAL INTEREST-ONLY          MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
          TERM (MONTHS)                LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
------------------------------       ---------     -----------   -------------  -----------   ---------      ---------    ---------

0...........................           3,966      $527,332,342        88.38%       7.535%        351          77.70%         603
60..........................             363        69,328,883        11.62        6.772         358          79.19          641
                                      ------      ------------       ------        -----         ---          -----          ---
   Total/Weighted Average:..           4,329      $596,661,225       100.00%       7.446%        352          77.87%         607
                                       =====      ============       ======        =====         ===          =====          ===


                      LIEN POSITION - POOL 1 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
          LIEN POSITION                LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-----------------------------        ----------    -----------   -------------   ----------   ---------      ---------    ---------

1st Lien....................           3,710      $575,654,054        96.48%        7.344%        357          77.09%        606
2nd Lien....................             619        21,007,171         3.52        10.240         196          99.35         633
                                      ------      ------------       ------        ------         ---          -----         ---
   Total/Weighted Average:..           4,329      $596,661,225       100.00%        7.446%        352          77.87%        607
                                       =====      ============       ======       =======         ===          =====         ===


                                     S-B-17

                              POOL 2 MORTGAGE LOANS

         RANGE OF SCHEDULED PRINCIPAL BALANCES -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE       AVERAGE      WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING     COMBINED      AVERAGE
        RANGE OF SCHEDULED            MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM       ORIGINAL      CREDIT
      PRINCIPAL BALANCES ($)           LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)      LTV (%)       SCORE
------------------------------       ---------     -----------   -------------   ----------   ---------     ---------     --------

      0.01 - 25,000.00......             14        $   305,880        0.05%        10.607%       191         100.00%         622
 25,000.01 - 50,000.00......            260         10,086,228        1.68         10.339        216          94.10          629
 50,000.01 - 75,000.00......            282         17,687,598        2.94          9.745        254          90.66          620
 75,000.01 - 100,000.00.....            319         27,863,105        4.64          8.836        295          85.70          615
100,000.01 - 125,000.00.....            275         30,948,777        5.15          8.130        333          82.00          610
125,000.01 - 150,000.00.....            273         37,546,677        6.25          7.601        353          79.40          614
150,000.01 - 175,000.00.....            220         35,756,568        5.95          7.415        358          78.82          615
175,000.01 - 200,000.00.....            223         41,833,718        6.96          7.184        358          78.24          620
200,000.01 - 225,000.00.....            176         37,405,275        6.22          7.287        357          79.42          624
225,000.01 - 250,000.00.....            158         37,515,427        6.24          7.103        358          79.00          627
250,000.01 - 275,000.00.....            128         33,460,138        5.57          7.049        358          79.50          631
275,000.01 - 300,000.00.....            129         36,983,732        6.15          7.020        358          79.88          629
300,000.01 - 325,000.00.....            114         35,566,285        5.92          7.295        358          80.62          628
325,000.01 - 350,000.00.....             68         22,981,826        3.82          6.851        358          79.58          642
350,000.01 - 375,000.00.....             87         31,626,057        5.26          7.110        358          79.81          623
375,000.01 - 400,000.00.....             93         36,162,643        6.02          6.931        358          79.06          617
400,000.01 - 425,000.00.....             64         26,498,310        4.41          6.688        358          79.02          633
425,000.01 - 450,000.00.....             60         26,292,683        4.38          6.782        358          79.56          633
450,000.01 - 475,000.00.....             44         20,342,854        3.39          6.874        358          80.92          630
475,000.01 - 500,000.00.....             42         20,471,025        3.41          7.164        358          78.75          637
500,000.01 - 750,000.00.....             57         31,990,165        5.32          7.124        358          78.76          613
750,000.01 - 1,000,000.00...              2          1,626,086        0.27          6.525        359          74.62          677
                                      -----       ------------      ------          -----        ---         ------          ---
   Total/Weighted Average:..          3,088       $600,951,055      100.00%         7.382%       348          80.36%         624
                                      =====       ============      ======          =====        ===         ======          ===


     The average Scheduled Principal Balance for the Mortgage Loans in Pool 2 is
approximately $194,609.

               RANGE OF MORTGAGE RATES(1) -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
             RANGE OF                 MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
        MORTGAGE RATES (%)             LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)      SCORE
-----------------------------        ---------     -----------   -------------   ----------   ----------     ---------    --------

  4.000 - 4.999..............              1           459,441         0.08%        4.940%       359          80.00%        686
  5.000 - 5.999..............            259        70,081,139        11.66         5.710        358          77.30         653
  6.000 - 6.999..............            864       217,758,769        36.24         6.551        358          78.56         639
  7.000 - 7.999..............            754       168,288,089        28.00         7.467        358          79.80         622
  8.000 - 8.999..............            387        71,020,219        11.82         8.523        352          81.28         585
  9.000 - 9.999..............            297        34,096,925         5.67         9.467        317          85.03         572
10.000 - 10.999..............            341        26,808,399         4.46        10.437        256          92.52         603
11.000 - 11.999..............            141        10,106,494         1.68        11.365        249          91.09         599
12.000 - 12.999..............             44         2,331,580         0.39        12.010        202          98.59         609
                                     -------      ------------       ------        ------        ---          -----         ---
   Total/Weighted Average:...          3,088      $600,951,055       100.00%        7.382%       348          80.36%        624
                                       =====      ============       ======        ======        ===          =====         ===


     The weighted average Mortgage Rate for the Mortgage Loans in Pool 2 is approximately 7.382%.

-------------
(1) Reflects the current Mortgage Rates for the Mortgage Loans.

                                     S-B-18

                       LOAN TYPE -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE       AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING     COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM       ORIGINAL     CREDIT
            LOAN TYPE                  LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)      LTV (%)       SCORE
----------------------------------   ---------     -----------   -------------  -----------   ---------     --------     --------

Fixed - 15 Year...................         1      $     64,843         0.01%        10.010%      179          35.71%        545
Fixed - 20 Year...................       121         7,724,230         1.29         10.613       238          99.54         641
Fixed - 30 Year...................        31         8,890,455         1.48          6.304       359          76.51         642
Balloon - 15/30...................       463        28,139,475         4.68         10.328       178          99.40         646
ARM - 6 Month.....................         1           409,521         0.07          5.150       359          64.06         708
ARM - 2 Year/6 Month..............     1,683       350,626,408        58.35          7.470       358          79.34         607
ARM - 3 Year/6 Month..............        33         5,972,997         0.99          7.092       358          76.94         615
ARM - 5 Year/6 Month..............       150        23,108,267         3.85          7.102       358          75.54         616
Interest Only Arm - 6 Months......         3           609,950         0.10          5.717       359          80.00         669
Interest Only Arm - 2 Year/6 Month       419       124,322,001        20.69          6.736       358          80.16         656
Interest Only Arm - 3 Year/6 Month         7         2,336,050         0.39          6.160       359          79.61         654
Interest Only Arm - 5 Year/6 Month        40        10,246,396         1.71          6.515       358          75.24         657
ARM - 2 Year/6 Month Balloon -
30/40.............................        94        29,266,174         4.87          6.750       358          79.53         630
ARM - 3 Year/6 Month Balloon -
30/40.............................         2           545,457         0.09          6.046       358          80.00         608
ARM - 5 Year/6 Month Balloon -
30/40.............................        40          8,688,83         1.45          6.469       358          75.24         655
                                       -----      ------------       ------         ------       ---          -----         ---
   Total/Weighted Average:........     3,088      $600,951,055       100.00%         7.382%      348          80.36%        624
                                       =====      ============       ======         ======       ===          =====         ===


               ORIGINAL TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS



                                                                PERCENTAGE OF
                                                                   MORTGAGE
                                                                   LOANS BY                   WEIGHTED      WEIGHTED
                                                   AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                    NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
       ORIGINAL TERMS TO             MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
       MATURITY (MONTHS)              LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-----------------------------       ----------    -----------   --------------  ----------   ----------     ---------    ---------

180..........................            464      $ 28,396,683        4.73%       10.295%        178          99.10%        646
181..........................              1            31,475         0.01        10.500        179         100.00         601
240..........................            121         7,724,230         1.29        10.613        238          99.54         641
360..........................          2,502       564,798,667        93.98         7.191        358          79.16         622
                                       -----      ------------       ------        ------        ---         ------         ---
   Total/Weighted Average:...          3,088      $600,951,055       100.00%        7.382%       348          80.36%        624
                                       =====      ============       ======        ======        ===         ======         ===


     The weighted average remaining term to maturity for the Mortgage Loans in
Pool 2 is approximately 350 months.

          RANGE OF REMAINING TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
   RANGE OF REMAINING TERMS TO        MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
        MATURITY (MONTHS)              LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)      LTV (%)       SCORE
-------------------------------     ----------     -----------   -------------   ----------   ----------     ---------    --------

169 - 180..................              465      $ 28,428,158        4.73%       10.296%         178          99.10%        646
229 - 240..................              121         7,724,230        1.29        10.613          238          99.54         641
349 - 360..................            2,502       564,798,667       93.98         7.191          358          79.16         622
                                       -----      ------------      ------        ------          ---          -----         ---
   Total/Weighted Average:.            3,088      $600,951,055      100.00%        7.382%         348          80.36%        624
                                       =====      ============      ======        ======          ===          =====         ===


     The weighted average remaining term to maturity for the Mortgage Loans in
Pool 2 is approximately 348 months.

                                     S-B-19


                                RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS -- POOL 2 MORTGAGE LOANS

                                                              PERCENTAGE OF
                                                                MORTGAGE
                                                                LOANS BY                   WEIGHTED    WEIGHTED
                                                AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE     AVERAGE        WEIGHTED
                                  NUMBER OF     SCHEDULED      SCHEDULED     AVERAGE      REMAINING    COMBINED       AVERAGE
   RANGE OF ORIGINAL COMBINED     MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM      ORIGINAL       CREDIT
    LOAN-TO-VALUE RATIOS (%)        LOANS      BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)    LTV (%)         SCORE
-------------------------------   ---------    -----------    -------------  ----------   ---------    ---------      -------

10.00 or Less..................          1     $     34,984         0.01%       9.925%       359          8.33%          526
15.01 - 20.00..................          2          149,762         0.02        9.294        357         18.38           522
20.01 - 25.00..................          2          144,469         0.02        6.897        358         22.29           642
25.01 - 30.00..................          1           52,980         0.01        6.975        359         28.19           626
30.01 - 35.00..................          3          580,515         0.10        6.688        359         32.46           598
35.01 - 40.00..................          6          678,672         0.11        7.766        333         37.86           563
40.01 - 45.00..................         11        1,689,305         0.28        7.954        358         43.14           531
45.01 - 50.00..................         18        2,130,327         0.35        7.938        358         48.94           597
50.01 - 55.00..................         12        2,227,565         0.37        7.846        357         53.58           554
55.01 - 60.00..................         36        6,128,512         1.02        7.217        358         58.10           578
60.01 - 65.00..................         51       12,736,469         2.12        6.801        358         63.13           592
65.01 - 70.00..................        128       25,002,501         4.16        7.427        358         68.91           585
70.01 - 75.00..................        154       34,646,997         5.77        7.455        358         73.70           578
75.01 - 80.00..................      1,737      396,243,971        65.94        6.992        358         79.84           634
80.01 - 85.00..................        142       34,970,483         5.82        7.687        357         84.61           594
85.01 - 90.00..................        138       34,206,684         5.69        7.791        354         89.61           630
90.01 - 95.00..................         92       15,305,893         2.55        9.254        348         94.74           591
95.01 - 100.00.................        554       34,020,964         5.66       10.400        191         99.93           645
                                     -----     ------------       ------       ------        ---         -----           ---
   Total/Weighted Average:.....      3,088     $600,951,055       100.00%       7.382%       348         80.36%          624
                                     =====     ============       ======       ======        ===         =====           ===


     The weighted average original Combined Loan-to-Value Ratio for the Mortgage
Loans in Pool 2 is approximately 80.36%.

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES -- POOL 2 MORTGAGE LOANS



                                                              PERCENTAGE OF
                                                                 MORTGAGE
                                                                 LOANS BY                  WEIGHTED       WEIGHTED
                                                 AGGREGATE      AGGREGATE      WEIGHTED     AVERAGE        AVERAGE       WEIGHTED
                                  NUMBER OF      SCHEDULED      SCHEDULED      AVERAGE     REMAINING       COMBINED       AVERAGE
                                   MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM         ORIGINAL       CREDIT
              STATE                 LOANS       BALANCE ($)      BALANCE       COUPON (%)   (MONTHS)       LTV (%)         SCORE
-----------------------------     ---------     -----------   -------------   ----------  ----------      --------      --------

California..................          657     $177,923,723         29.61%        7.109%       345            80.35%         633
Florida.....................          923      170,033,762         28.29         7.335        349            80.93          627
New York....................          157       43,364,303          7.22         7.315        350            78.66          620
Texas.......................          372       43,283,433          7.20         7.788        347            80.60          611
New Jersey..................          111       27,313,091          4.54         7.821        352            79.30          615
Georgia.....................          129       19,842,035          3.30         7.460        344            81.92          620
Virginia....................           63       15,059,738          2.51         7.651        352            79.09          604
Arizona.....................           59       10,154,365          1.69         7.214        348            78.90          612
Nevada......................           45        9,464,230          1.57         7.156        347            80.06          632
Maryland....................           38        9,462,037          1.57         7.955        351            78.46          603
Massachusetts...............           36        8,514,385          1.42         7.677        354            77.00          620
Ohio........................           51        5,724,528          0.95         8.058        352            82.57          596
Connecticut.................           31        5,223,467          0.87         7.736        350            80.47          620
Oklahoma....................           49        5,186,267          0.86         7.128        340            81.97          635
Washington..................           28        4,812,985          0.80         7.229        351            77.12          605
Other.......................          339       45,588,707          7.59         7.746        350            81.37          612
                                   ------     ------------        ------         -----        ---            -----          ---
   Total/Weighted Average:..        3,088     $600,951,055        100.00%        7.382%       348            80.36%         624
                                    =====     ============        ======         =====        ===            =====          ===


                     PROPERTY TYPE -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
         PROPERTY TYPE                 LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-----------------------------        ---------     -----------   --------------  ----------   ---------      ---------    ---------

Single Family Residence......          2,727      $528,430,245        87.93%       7.382%         348          80.31%        621
Condo........................            205        36,862,368         6.13        7.430          347          81.60         637
2-4 Family...................            156        35,658,442         5.93        7.337          346          79.81         644
                                       -----      ------------       ------        -----          ---          -----         ---
   Total/Weighted Average:...          3,088      $600,951,055       100.00%       7.382%         348          80.36%        624
                                       =====      ============       ======        =====          ===          =====         ===


                                     S-B-20

                      LOAN PURPOSE -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
           LOAN PURPOSE                LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-----------------------------       -----------    -----------   --------------  ----------   ----------     ---------    --------

Purchase.....................          2,063      $370,892,641        61.72%        7.389%        344           82.40%       640
Refinance - Cashout..........            882       207,453,837        34.52         7.316         356           76.70        597
Refinance - Rate Term........            143        22,604,577         3.76         7.882         338           80.64        598
                                      ------      ------------       ------         -----         ---           -----        ---
   Total/Weighted Average:...          3,088      $600,951,055       100.00%        7.382%        348           80.36%       624
                                       =====      ============       ======         =====         ===           =====        ===


                    OCCUPANCY STATUS -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
         OCCUPANCY STATUS              LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
------------------------------       ---------     -----------   --------------  ----------   ----------     ---------    ---------

Primary.......................         3,020      $586,980,042        97.68%       7.375%         348          80.38%        623
Investment....................            54        10,257,118         1.71        7.720          358          79.20         635
Second Home...................            14         3,713,894         0.62        7.653          358          81.24         628
                                      ------      ------------       ------        -----          ---          -----         ---
   Total/Weighted Average:..           3,088      $600,951,055       100.00%       7.382%         348          80.36%        624
                                       =====      ============       ======        =====          ===          =====         ===


                   LOAN DOCUMENTATION -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
        LOAN DOCUMENTATION             LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-------------------------------      ---------     -----------   -------------   ----------   ---------      --------     ---------

Stated Documentation..........         1,526      $309,588,221       51.52%        7.626%        347           80.10%        632
Full Documentation............         1,559       290,479,767       48.34         7.121         349           80.63         615
Limited Documentation.........             3           883,067        0.15         7.641         358           86.89         617
                                       -----      ------------      ------         -----         ---           -----         ---
   Total/Weighted Average:....         3,088      $600,951,055      100.00%        7.382%        348           80.36%        624
                                       =====      ============      ======         =====         ===           =====         ===


       ORIGINAL PREPAYMENT PREMIUM TERM (MONTHS) -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
   ORIGINAL PREPAYMENT PREMIUM        MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
          TERM (MONTHS)                LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
-------------------------------      ---------     -----------   -------------   ----------   ----------     ---------    --------

0.............................           794      $151,670,345        25.24%       7.705%        348          79.98%         617
12............................            76        15,184,501         2.53        7.697         333          82.37          642
24............................         1,838       385,194,393        64.10        7.218         353          80.13          623
36............................           380        48,901,815         8.14        7.572         310          82.75          643
                                      ------      ------------       ------        -----         ---          -----          ---
   Total/Weighted Average:....         3,088      $600,951,055       100.00%       7.382%        348          80.36%         624
                                       =====      ============       ======        =====         ===          =====          ===


     The non-zero weighted average prepayment premium term for the Mortgage
Loans in Pool 2 is approximately 25 months.

                                     S-B-21

      RANGE OF CREDIT SCORES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                PERCENTAGE OF
                                                                   MORTGAGE                          D
                                                                  LOANS BY                    WEIGHTED     WEIGHTED
                                                   AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE       AVERAGE       WEIGHTED
                                    NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE       REMAINING     COMBINED      AVERAGE
            RANGE OF                 MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL      CREDIT
         CREDIT SCORES                LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
------------------------------      ---------     -----------   --------------  ----------   -----------   ----------    ----------

500 - 524.....................           243     $ 40,846,258        6.80%         8.776%        358          72.92%         512
525 - 549.....................           127       25,859,167        4.30          8.262         357          75.79          536
550 - 574.....................           195       40,957,970        6.82          8.097         358          82.29          562
575 - 599.....................           348       68,176,264       11.34          7.314         352          80.08          588
600 - 624.....................           680      124,354,839       20.69          7.547         344          80.91          612
625 - 649.....................           601      117,013,086       19.47          7.126         344          81.24          636
650 - 674.....................           415       83,781,139       13.94          6.993         346          81.72          662
675 - 699.....................           241       49,975,098        8.32          6.706         345          80.84          686
700 - 724.....................           131       26,598,861        4.43          6.827         344          81.38          712
725 - 749.....................            54       11,254,319        1.87          6.661         350          81.46          736
750 - 774.....................            32        7,305,137        1.22          7.122         342          82.79          761
775 - 799.....................            15        3,818,441        0.64          6.604         349          80.66          781
800 or Greater                             6        1,010,476        0.17          6.762         342          77.95          804
                                       -----     ------------      ------          -----         ---          -----          ---
Total/Weighted Average:.......         3,088     $600,951,055      100.00%         7.382%        348          80.36%         624
                                       =====     ============      ======          =====         ===          =====          ===


     The weighted average credit score for the Mortgage Loans in Pool 2 is approximately 624.

      RANGE OF GROSS MARGINS OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                PERCENTAGE OF
                                                                   MORTGAGE
                                                                   LOANS BY                   WEIGHTED      WEIGHTED
                                                   AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                    NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                     MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
   RANGE OF GROSS MARGINS (%)         LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
------------------------------      ---------     -----------   -------------   ----------   ----------     ---------    --------

Fixed Rate Mortgage Loans.....           616     $ 44,819,003        7.46%         9.578%        224         94.79%         644
4.001 - 4.500.................             1          175,761        0.03          7.950         358         80.00          604
4.501 - 5.000.................             2          283,633        0.05          6.566         358         75.93          610
5.001 - 5.500.................         2,016      461,877,601       76.86          7.036         358         79.70          633
5.501 - 6.000.................           176       40,926,619        6.81          7.374         358         78.61          586
6.001 - 6.500.................           210       42,181,381        7.02          8.282         358         77.00          555
6.501 - 7.000.................            66       10,537,731        1.75          9.615         357         68.46          532
9.001 - 9.500.................             1          149,326        0.02          9.470         359         90.00          581
                                       -----     ------------      ------          -----         ---         -----          ---
Total/Weighted Average:.......         3,088     $600,951,055      100.00%         7.382%        348         80.36%         624
                                       =====     ============      ======          =====         ===         =====          ===


     The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in
Pool 2 is approximately 5.610%.

                                     S-B-22

            RANGE OF MAXIMUM MORTGAGE RATES -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
         RANGE OF MAXIMUM             MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
        MORTGAGE RATES (%)             LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
------------------------------       ---------     -----------   -------------   ----------   ----------     ---------    ---------

Fixed Rate Mortgage Loans.....           616      $ 44,819,003        7.46%        9.578%        224           94.79%        644
12.500 or Less................           698       178,033,252       29.63         6.131         358           77.80         649
12.501 - 13.000...............           480       117,825,379       19.61         6.816         358           79.02         630
13.001 - 13.500...............           386        89,194,641       14.84         7.294         358           79.99         631
13.501 - 14.000...............           317        67,641,427       11.26         7.778         358           80.01         610
14.001 - 14.500...............           167        31,685,904        5.27         8.316         358           80.51         593
14.501 - 15.000...............           170        34,158,065        5.68         8.780         358           80.70         568
15.001 - 15.500...............            82        13,397,920        2.23         9.259         358           81.19         552
15.501 - 16.000...............            73        11,070,953        1.84         9.785         358           80.32         538
16.001 - 16.500...............            48         6,708,486        1.12        10.226         357           83.41         534
16.501 - 17.000...............            29         3,546,316        0.59        10.759         358           80.07         538
17.001 - 17.500...............            12         1,472,396        0.25        11.375         357           72.67         524
17.501 - 18.000...............             9         1,330,766        0.22        11.673         358           73.12         524
18.001 - 18.500...............             1            66,547        0.01        12.350         357           90.00         573
                                       -----      ------------      ------        ------         ---           -----         ---
Total/Weighted Average:.......         3,088      $600,951,055      100.00%        7.382%        348           80.36%        624
                                       =====      ============      ======        ======         ===           =====         ===


     The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage
Loans in Pool 2 is approximately 13.128%.

            RANGE OF MINIMUM MORTGAGE RATES -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                     NUMBER OF      SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
         RANGE OF MINIMUM             MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
        MORTGAGE RATES (%)             LOANS       BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
------------------------------      ----------     -----------   -------------   ----------   ----------     ---------    ---------

Fixed Rate Mortgage Loans.....           616      $ 44,819,003         7.46%        9.578%        224          94.79%         644
  5.001 - 5.500...............            51        14,973,277         2.49         5.395         358          77.05          659
  5.501 - 6.000...............           216        55,774,543         9.28         5.819         358          77.57          651
  6.001 - 6.500...............           355        93,216,669        15.51         6.304         358          78.52          648
  6.501 - 7.000...............           495       121,187,383        20.17         6.780         358          78.78          632
  7.001 - 7.500...............           406        93,217,732        15.51         7.267         358          79.60          632
  7.501 - 8.000...............           334        71,349,034        11.87         7.769         358          79.97          610
  8.001 - 8.500...............           175        33,357,418         5.55         8.304         358          80.41          592
  8.501 - 9.000...............           172        34,477,178         5.74         8.765         358          80.81          570
  9.001 - 9.500...............            86        13,611,213         2.26         9.237         358          80.94          552
  9.501 - 10.000..............            78        11,496,575         1.91         9.775         358          80.07          538
10.001 - 10.500...............            51         6,975,964         1.16        10.223         357          83.63          535
10.501 - 11.000...............            29         3,477,603         0.58        10.727         358          80.21          538
11.001 - 11.500...............            12         1,472,396         0.25        11.375         357          72.67          524
11.501 - 12.000...............            11         1,478,519         0.25        11.661         358          72.55          526
12.001 - 12.500...............             1            66,547         0.01        12.350         357          90.00          573
                                       -----      ------------       ------        ------         ---          -----          ---
Total/Weighted Average:.......         3,088      $600,951,055       100.00%        7.382%        348          80.36%         624
                                       =====      ============       ======        ======         ===          =====          ===


     The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage
Loans in Pool 2 is approximately 7.205%.

                                     S-B-23

               NEXT RATE ADJUSTMENT DATE -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                      NUMBER OF     SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
     NEXT RATE ADJUSTMENT DATE          LOANS      BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
----------------------------------    ---------    -----------   -------------   ----------   ----------     ---------    ---------

Fixed Rate Mortgage Loans.........        616    $ 44,819,003          7.46%       9.578%         224         94.79%         644
February 2006.....................          4       1,019,471          0.17        5.489          359         73.60          685
March 2007........................          3         553,762          0.09        7.858          354         81.31          579
May 2007..........................          3         756,647          0.13        7.041          356         80.00          645
June 2007.........................        918     175,447,017         29.19        7.449          357         79.06          610
July 2007.........................        719     185,631,682         30.89        7.205          358         79.94          625
August 2007.......................        552     141,693,475         23.58        7.050          359         79.64          628
September 2007....................          1         132,000          0.02        9.850          360         79.04          511
June 2008.........................         20       3,017,964          0.50        7.278          357         77.54          613
July 2008.........................         12       2,981,569          0.50        6.777          358         79.70          624
August 2008.......................         10       2,854,972          0.48        6.263          359         76.18          639
June 2010.........................         48       8,856,960          1.47        6.683          357         76.08          647
July 2010.........................         93      17,465,769          2.91        7.018          358         74.49          629
August 2010.......................         89      15,720,765          2.62        6.699          359         76.04          633
                                        -----    ------------        ------        -----          ---         -----          ---
Total/Weighted Average:...........      3,088    $600,951,055        100.00%       7.382%         348         80.36%         624
                                        =====    ============        ======        =====          ===         =====          ===


                      INITIAL CAP -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE      AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                      NUMBER OF     SCHEDULED      SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                      MORTGAGE      PRINCIPAL      PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
          INITIAL CAP (%)               LOANS      BALANCE ($)      BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
--------------------------------      ---------    -----------   -------------   ----------  ------------    ---------    ---------

Fixed Rate Mortgage Loans......           616     $ 44,819,003         7.46%       9.578%        224          94.79%         644
1.000..........................             4        1,019,471         0.17        5.489         359          73.60          685
3.000..........................         2,238      513,069,087        85.38        7.239         358          79.52          621
5.000..........................           230     $ 42,043,494         7.00        6.828         358          75.40          634
                                       ------     ------------       ------        -----         ---          -----          ---
Total/Weighted Average:........         3,088     $600,951,055       100.00%       7.382%        348          80.36%         624
                                        =====     ============       ======        =====         ===          =====          ===


     The weighted average Initial Cap for the Adjustable Rate Mortgage Loans in
Pool 2 is approximately 3.148%.

           PERIODIC CAP OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                   WEIGHTED      WEIGHTED
                                                     AGGREGATE     AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED     SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
                                        MORTGAGE     PRINCIPAL     PRINCIPAL     GROSS           TERM        ORIGINAL     CREDIT
          PERIODIC CAP (%)               LOANS      BALANCE ($)     BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
--------------------------------       ---------    -----------  -------------   ----------  ------------    ---------    ---------

Fixed Rate Mortgage Loans......            616     $ 44,819,003        7.46%       9.578%        224          94.79%         644
1.000..........................          2,472      556,132,052       92.54        7.205         358          79.20          622
                                         -----     ------------      ------        -----         ---          -----          ---
Total/Weighted Average:........          3,088     $600,951,055      100.00%       7.382%        348          80.36%         624
                                         =====     ============      ======        =====         ===          =====          ===


     The weighted average Periodic Cap for the Adjustable Rate Mortgage Loans in
Pool 2 is 1.000%.

               ORIGINAL INTEREST-ONLY TERM - POOL 2 MORTGAGE LOANS



                                                                PERCENTAGE OF
                                                                   MORTGAGE
                                                                   LOANS BY                   WEIGHTED      WEIGHTED
                                                    AGGREGATE     AGGREGATE     WEIGHTED      AVERAGE        AVERAGE     WEIGHTED
                                      NUMBER OF     SCHEDULED     SCHEDULED     AVERAGE      REMAINING      COMBINED     AVERAGE
      ORIGINAL INTEREST-ONLY           MORTGAGE     PRINCIPAL     PRINCIPAL      GROSS          TERM        ORIGINAL     CREDIT
          TERM (MONTHS)                 LOANS      BALANCE ($)     BALANCE      COUPON (%)    (MONTHS)       LTV (%)       SCORE
--------------------------------      ---------    -----------  --------------  ----------   ----------     ---------    --------

0..............................          2,619     $463,436,658      77.12%       7.583%        345           80.54%        614
60.............................            469      137,514,396      22.88        6.706         358           79.78         656
                                         -----     ------------     ------        -----         ---           -----         ---
Total/Weighted Average:........          3,088     $600,951,055     100.00%       7.382%        348           80.36%        624
                                         =====     ============     ======        =====         ===           =====         ===


                                     S-B-24

                      LIEN POSITION - POOL 2 MORTGAGE LOANS



                                                                 PERCENTAGE OF
                                                                    MORTGAGE
                                                                    LOANS BY                                  WEIGHTED
                                                     AGGREGATE     AGGREGATE      WEIGHTED    WEIGHTED        AVERAGE     WEIGHTED
                                       NUMBER OF     SCHEDULED     SCHEDULED      AVERAGE     AVERAGE         COMBINED    AVERAGE
                                        MORTGAGE     PRINCIPAL     PRINCIPAL       GROSS      REMAINING       ORIGINAL    CREDIT
           LIEN POSITION                 LOANS      BALANCE ($)     BALANCE      COUPON (%)  TERM (MONTHS)     LTV (%)     SCORE
-------------------------------        ---------    -----------  --------------  ----------  -------------    --------    --------

1st Lien.......................          2,505      $565,122,307      94.04%        7.191%       358           79.15%        622
2nd Lien.......................            583        35,828,748       5.96        10.389        191           99.46         645
                                         -----      ------------     ------        ------        ---           -----         ---
Total/Weighted Average:........          3,088      $600,951,055     100.00%        7.382%       348           80.36%        624
                                         =====      ============     ======        ======        ===           =====         ===


                                     S-B-25

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Prospectus



--------------------------------
CONSIDER CAREFULLY THE RISK           Morgan Stanley ABS Capital I Inc.
FACTORS BEGINNING ON PAGE 7 OF        Asset Backed Securities
THIS PROSPECTUS.                      (Issuable in Series)
                                      -----------------
The securities represent
obligations of the trust only         Morgan Stanley ABS Capital I Inc. may periodically
and do not represent an               establish trusts which will issue securities.  The securities
interest in or obligation of          may be in the form of asset-backed certificates or asset-
Morgan Stanley ABS Capital I          backed notes.  Each issue of securities will have its own
Inc., the master servicer or          series designation.
any of their affiliates.
                                      Each series of securities will:
This prospectus may be used to
offer and sell the securities         o be backed by one or more pools of mortgage loans,
only if accompanied by a              manufactured housing contracts or mortgage backed
prospectus supplement.                securities

No market will exist for the          o consist of one or more classes of securities.
securities of any series
before the securities are             Each class of securities:
issued.  In addition, even
after the securities of a             o will be entitled to all, some or none of the interest
series have been issued and           payments and principal payments on the assets of the trust;
sold, there can be no
assurance that a resale market        o may be senior or subordinate in right of payment to
will develop.                         other classes; and

                                      o may receive payments from an insurance policy, cash
                                      account or other form of credit enhancement to cover losses on the trust assets.

--------------------------------

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 10, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of securities and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 162 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS



                                                                                                                PAGE
                                                                                                                ----

Risk Factors......................................................................................................7
         The limited resale market for the securities could adversely affect your ability to liquidate your investment .........................................................................................7
         Protection against losses is limited since the securities will receive payments only from specified sources ............................................................................................7
         The timing and level of prepayments on the loans could adversely affect your yield.......................8
         If your securities are interest only securities, the return on your investment will be especially sensitive to prepayments on the loans...............................................................9
         Prepayments on the loans could lead to shortfalls in the distribution of interest on your securities.....9
         If the trust includes a pre-funding account and if the funds on deposit in the pre-funding account are not used to purchase additional loans, those funds will be distributed as a payment of principal, which may adversely affect the yield on the affected securities.........................10
         Your investment will be subject to counterparty risk if payments on your securities are dependant to any degree on payment on cash flow agreements......................................................11
         The credit enhancement features may be inadequate to provide protection for the securities..............11
         The interest rates of the securities with adjustable interest rates may be limited by the effect of interest rates on the loans and other factors......................................................11
         If the credit enhancement for your securities is provided in whole or in part by overcollateralization, the interest generated by the loans may be insufficient to maintain the required level of overcollateralization.13 The value of your securities may be adversely affected by losses on the loans even if losses are not allocated to your securities......................................14
         Newly originated loans may be more likely to default, which may cause losses on the securities..........14
         Additional risks associated with the mezzanine and subordinate securities...............................14
         Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to you or result in losses...........................................................15
         The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior liens to experience losses...............................................................16
         The loans will be underwritten using varying standards, and less stringent underwriting standards and the resultant potential for delinquencies on the loans could lead to losses on your securities.....16
         Some types of loans may be more prone to defaults and the trust may contain large concentrations of





         Some of the loans may have an initial interest-only period, which may result in increased delinquencies and losses ........................................................................................18
         If consumer protection laws are violated in the origination or servicing of the loans, losses on your investment could result............................................................................19
         Some pools may include a small portion of commercial mortgage loans; commercial loans present different

         COFI 57











                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

THE LIMITED RESALE MARKET FOR THE SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY
TO LIQUIDATE YOUR INVESTMENT.

         The underwriters intend to make a secondary market in the securities, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate;
         these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.
         Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

         Certain classes of securities may not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
         Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute
         "mortgage related securities" will not be able to invest in such securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities. We refer you to
         "Legal Investment" for additional information.

PROTECTION AGAINST LOSSES IS LIMITED SINCE THE SECURITIES WILL RECEIVE PAYMENTS
ONLY FROM SPECIFIED SOURCES.

         The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person.
         Once released, those assets will no longer be available to make payments to securityholders.

         The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related

         trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party.
         Credit enhancement may therefore be limited in coverage and in amount.
         It may also include the credit risk of a third party like an insurer.
         The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

         You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

THE TIMING AND LEVEL OF PREPAYMENTS ON THE LOANS COULD ADVERSELY AFFECT YOUR
YIELD.

         The loans contained in the trust generally may be prepaid in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans.

         The yield on the securities of each series will depend in part on the rate of principal payment on the loans held by the trust for that series, including borrower prepayments, liquidations due to defaults and loan repurchases due to breaches of representations and warranties or the exercise of a purchase option on the loans. In particular:

         o  If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

         o  If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         o  The yield on classes of securities entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related loans.

         o  The yield on certain classes of securities may be relatively more sensitive to the rate of prepayment of specified loans than other classes.

         The rate of prepayments on loans is influenced by a number of factors.

         o  The rate of prepayments on the loans will be sensitive to prevailing interest rates. Generally, for fixed-rate loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate loans, the fixed-rate loans are more likely

            to prepay than if prevailing rates remain above the interest rates on the fixed-rate loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate loans may decrease.

         o  The prepayment behavior of adjustable-rate loans and of fixed-rate loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any adjustable-rate loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate loans. The adjustable-rate loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

         o  Prepayments may also be affected by local and national economic conditions, homeowner mobility, and the ability of the borrower to obtain refinancing.

         The related prospectus supplement will indicate the extent to which prepayment of the loans may be subject to a prepayment charge. A prepayment charge may or may not discourage a borrower from prepaying the related loan during the applicable period.

         In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement.

         To the extent specified in the related prospectus supplement, certain parties may be entitled to purchase all of the loans when the aggregate stated principal balance of the loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated
         principal balance of the loans as of the cut-off date.

         We refer you to "Yield and Prepayment Considerations" for additional information.

IF YOUR SECURITIES ARE INTEREST ONLY SECURITIES, THE RETURN ON YOUR INVESTMENT
WILL BE ESPECIALLY SENSITIVE TO PREPAYMENTS ON THE LOANS.

         An investment in interest only securities is especially sensitive to prepayments on the loans held by the related trust because payments on interest only securities depend entirely on the interest payments received on the loans. When borrowers prepay their loans, no further interest payments are made on such loans, and therefore no further amounts from such loans are available to make payments on the interest only securities. If borrowers prepay their loans at a particularly high rate, investors in interest only securities may not recover their initial investments.

PREPAYMENTS ON THE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF
INTEREST ON YOUR SECURITIES.

         When a voluntary principal prepayment is made by the borrower on a loan
         (excluding any payments made upon liquidation of any loan), the borrower is generally charged

         interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. If and to the extent described in the related prospectus supplement, the applicable servicer will be obligated, without any right of reimbursement, for the amount of shortfalls in interest collections that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments and thirty (or such other number as may be specified in the related prospectus supplement) days' interest on the prepaid loans, but only to the extent those shortfalls do not exceed all or the specified percentage set forth in the prospectus supplement of the servicing fees for that distribution date payable to that servicer.

         For trusts to which this obligation of the servicer is applicable, if the servicer fails to make such payments or the resulting shortfall exceeds the applicable portion of the servicing fees payable to that servicer for the month, there will be fewer funds available for the distribution of interest on the securities. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as liquidation of a defaulted loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction the yield on your securities.

IF THE TRUST INCLUDES A PRE-FUNDING ACCOUNT AND IF THE FUNDS ON DEPOSIT IN THE
PRE-FUNDING ACCOUNT ARE NOT USED TO PURCHASE ADDITIONAL LOANS, THOSE FUNDS WILL
BE DISTRIBUTED AS A PAYMENT OF PRINCIPAL, WHICH MAY ADVERSELY AFFECT THE YIELD
ON THE AFFECTED SECURITIES.

         If, as described in the related prospectus supplement, the trust includes a pre-funding account and if all of the money originally deposited in the pre-funding account has not been used by the end of the pre-funding period as described in the related prospectus supplement, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the securities in the manner described in the prospectus supplement. If the amount of cash is substantial, the affected securities will receive a significant unexpected early payment of principal. These payments could adversely affect your yield, particularly if you purchased the affected securities at a premium.

         Any purchase of additional loans by the trust using funds on deposit in the pre-funding account will be subject to the following conditions, among others:

         o  each additional loan must satisfy specified statistical criteria and representations and warranties; and

         o  additional loans will not be selected in a manner that is believed to be adverse to the interests of the holders of the securities.

         The ability of the related seller to acquire subsequent loans meeting the requirements for inclusion in the loan pool may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of

                                       10

         inflation and consumer perception of economic conditions generally.
         However, we cannot assure you as to whether or to what extent economic or social factors will affect the seller's ability to acquire additional loans and therefore the ability of the trust to fully utilize the amount deposited into the pre-funding account.

YOUR INVESTMENT WILL BE SUBJECT TO COUNTERPARTY RISK IF PAYMENTS ON YOUR
SECURITIES ARE DEPENDANT TO ANY DEGREE ON PAYMENT ON CASH FLOW AGREEMENTS.

         The assets of the trust may, if specified in the related prospectus supplement, include agreements, such as interest rate swaps, caps, floors or other similar agreements which will require the provider of such instrument to make payments to the trust under the circumstances described in the prospectus supplement. If payments on one or more classes of the securities of the related series depend in part on payments to be received under such a cash flow agreement, the ability of the trust to make payments on the applicable classes will be subject to the credit risk of the provider of the cash flow agreement. The related prospectus supplement will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a cash flow agreement upon the default or credit impairment of the provider of the agreement. However, there can be no assurance that any such mechanism will be successful in enabling the related trust to obtain a replacement cash flow agreement in the event the credit of its provider becomes impaired, and the yield on the affected classes of securities could be adversely affected as a result.

THE CREDIT ENHANCEMENT FEATURES MAY BE INADEQUATE TO PROVIDE PROTECTION FOR THE
SECURITIES.

         The credit enhancement features for the securities are described in the related prospectus supplement and may include, among other things, senior-subordinated structures, application of excess cash flow to losses, overcollateralization or external credit support such as financial guaranty insurance policies, mortgage insurance policies, guarantees or letters of credit. Such credit enhancements are intended to enhance the likelihood that the intended beneficiaries of such crediti enhancement (including, for senior-subordinated structures, holders of senior securities, and to a limited extent, the holders of mezzanine securities and, to a lesser degree, the holders of certain subordinated securities), will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your securities. No servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if the advances are not likely to be recovered.
         Accordingly, if substantial losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses.

THE INTEREST RATES OF THE SECURITIES WITH ADJUSTABLE INTEREST RATES MAY BE
LIMITED BY THE EFFECT OF INTEREST RATES ON THE LOANS AND OTHER FACTORS.

         The securities may accrue interest at interest rates based on an index plus a specified margin as specified in the related prospectus supplement, but are subject to certain limitations. Those limitations on the interest rates for such securities may, in part, be

                                       11

         based on the weighted average of the interest rates on the loans net of certain fees and expenses of the trust.

         A variety of factors, in addition to those described in the next Risk
         Factor, could limit the interest rates and adversely affect the yield to maturity on such securities. Some of these factors are described below:

         o  The interest rates on fixed-rate loans will not adjust, and the interest rates on adjustable-rate loans may be based on a variety of indexes, as specified in the related prospectus supplement.
            Adjustable-rate loans generally have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the next Risk Factor, most adjustable-rate loans will not have the first adjustment to their interest rates for some period of time after the origination of those loans. As a result of the limit on the interest rates for the securities bearing an adjustable interest rate, these securities may accrue less interest than they would accrue if their interest rates were based solely on the applicable index plus the specified margins.

         o  The index for the loans may change at different times and in different amounts than the index for the securities. As a result, it is possible that interest rates on certain of the adjustable-rate loans may decline while the interest rates on such securities are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate loans and the interest rates for such securities may decline or increase during the same period, but that the interest rates on such securities may decline more slowly or increase more rapidly.

         o  If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates than on the loans with relatively lower interest rates, the interest rates on the securities with adjustable interest rates that are subject to cap based on weighted average net-mortgage rates are more likely to be limited.

         o  To the extent specified in the related prospectus supplement, if the interest rates on securities with adjustable interest rates are limited for any distribution date due to a cap based on the weighted average net interest rates of the loans or any particular groups, the resulting interest shortfalls may be recovered by the holders of these securities on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the securities and the payment of certain fees and expenses of the trust. These shortfalls suffered by such securities may, to the extent specified in the related prospectus supplement, also be covered by amounts payable under an interest rate cap or other similar agreement relating to such securities. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

                                       12

IF THE CREDIT ENHANCEMENT FOR YOUR SECURITIES IS PROVIDED IN WHOLE OR IN PART BY
OVERCOLLATERALIZATION, THE INTEREST GENERATED BY THE LOANS MAY BE INSUFFICIENT
TO MAINTAIN THE REQUIRED LEVEL OF OVERCOLLATERALIZATION.

         For securities credit enhanced by overcollateralization, the weighted average of the net interest rates on the loans is expected to be higher than the weighted average of the interest rates on the securities. In such cases, the loans are expected to generate more interest than is needed to pay interest owed on the securities and to pay certain fees and expenses of the trust. Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans. After these financial obligations of the trust are covered, the available excess interest generated by the loans will be used to maintain overcollateralization at the required level determined as provided in the related agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the previous Risk Factor, will affect the amount of excess interest that the loans will generate:

         o  Every time a loan is prepaid in full, excess interest may be reduced because the loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, the loan will be generating less interest.

         o  Every time a loan is liquidated or written off, excess interest may be reduced because those loans will no longer be outstanding and generating interest.

         o  If the rates of delinquencies, defaults or losses on the loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the securities.

         o  To the extent the mortgage pool includes adjustable-rate loans, such loans may have interest rates that adjust based on an index that is different from the index used to determine the interest rates on the securities that bear adjustable rates of interest, and any fixed-rate loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for any adjustable rate loans may not occur for a significant period after the date of origination. As a result, the interest rates on any adjustable rate securities may increase relative to the weighted average of the interest rates on the loans, or the interest rate on any adjustable rate securities may remain constant as the weighted average of the interest rates on the loans declines. In either case, this would require that more of the interest generated by the loans be applied to cover interest on the securities.

         o  If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates that on the loans with relatively lower interest rates, the amount of excess interest generated by the loans will be less than would otherwise be the case.

                                       13

         o  Investors in securities, and particularly subordinate securities, should consider the risk that the overcollateralization may not be sufficient to protect your securities from losses.

THE VALUE OF YOUR SECURITIES MAY BE ADVERSELY AFFECTED BY LOSSES ON THE LOANS
EVEN IF LOSSES ARE NOT ALLOCATED TO YOUR SECURITIES.

         o  If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect. Liquidations of defaulted loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to senior securities and are likely to influence the yield on such securities in a manner similar to the manner in which principal prepayments on the loans would influence the yield on such securities. You may be particularly affected if credit enhancement is provided in the form of overcollateralization as described in the applicable prospectus supplement. Such overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the securities then entitled to principal distributions at any time that the overcollateralization provided by the loan pool falls below the required level. An earlier return of principal to the holders of the securities as a result of the overcollateralization provisions will influence the yield on the securities in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the securities.

         o  The value of your securities may be reduced if the rate of default or the amount of losses is higher than expected. If the performance of loans is substantially worse than assumed by the rating agencies, the ratings of any class of the securities may be lowered or withdrawn in the future. This may reduce the value of those securities. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the securities.

NEWLY ORIGINATED LOANS MAY BE MORE LIKELY TO DEFAULT, WHICH MAY CAUSE LOSSES ON
THE SECURITIES.

         Defaults on loans tend to occur at higher rates during the early years of the loans. The loans described in the related prospectus supplement may primarily have been originated within the 12 months prior to their sale to the trust. In any such case, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

ADDITIONAL RISKS ASSOCIATED WITH THE MEZZANINE AND SUBORDINATE SECURITIES.

         The weighted average lives of, and the yields to maturity on, mezzanine and subordinate securities will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the loans. If the actual rate and severity of losses on the loans is higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor's

                                       14

         actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. If so specified in the related prospectus supplement, realized losses on the loans, to the extent they exceed the amount of any overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the subordinate and mezzanine securities in inverse order of severity. Once a realized loss is allocated to security, no principal or interest will be distributable with respect to such written down amount, except to such extent and in such priority as may be specified in the related prospectus supplement in the event of any subsequent recoveries received on liquidated loans after they are liquidated.

         In addition, to the extent mezzanine and subordinate securities are issued in the multiple classes, as described in the related prospectus supplement, the yield of such classes may be particularly sensitive to changes in the rates of prepayments of the loans. Distributions of principal will be made to the holders of such securities according to the priorities described in the related prospectus supplement and the yield to maturity on such classes of securities will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of securities will also be extremely sensitive to losses due to defaults on the loans (and the timing of those losses), to the extent such losses are not covered by excess interest, overcollateralization, more subordinate securities or other credit enhancement. Furthermore, as described in the related prospectus supplement, the timing of receipt of principal and interest by such securities may be adversely affected by losses even if such classes of securities do not ultimately bear such loss.

DECLINING PROPERTY VALUES AND DELAYS AND EXPENSES INHERENT IN FORECLOSURE
PROCEDURES COULD DELAY DISTRIBUTIONS TO YOU OR RESULT IN LOSSES.

         o  Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

            There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the
            principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any)
            generally will be entitled to receive the

                                       15

            proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders.
            As a result, you may not receive the full amount of interest and principal due on your security.

         o  Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

         We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency
         Legislation and other Limitations on Lenders" for additional information.

THE TRUST MAY CONTAIN LOANS SECURED BY JUNIOR LIENS; THESE LOANS ARE MORE LIKELY
THAN LOANS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES.

         The trust may contain loans that are in a junior lien position.
         Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

THE LOANS WILL BE UNDERWRITTEN USING VARYING STANDARDS, AND LESS STRINGENT
UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE
LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

         The trust may contain loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These loans may be considered to be of a riskier nature than loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk than if the loans were made to other types of borrowers.
         In this event, the underwriting standards used in the origination of the loans held by the trust will generally be less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the loans purchased by the trust for your series of securities may experience higher rates of delinquencies, defaults and foreclosures than loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

                                       16

SOME TYPES OF LOANS MAY BE MORE PRONE TO DEFAULTS AND THE TRUST MAY CONTAIN
LARGE CONCENTRATIONS OF THESE LOANS.

         Because your securities represent an interest in the loans held by the related trust, your investment may be affected by a decline in real estate values and changes in individual borrowers' financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. If the residential real estate market experiences an overall decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by borrowers.

         In addition, certain types of loans which have higher than average rates of default may be included in the trust that issues your securities. The following types of loans may be included:

         o  loans that are subject to "negative amortization." The principal balances of such loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

         o  loans that do not fully amortize over their terms to maturity, which are sometimes referred to as balloon loans. Such loans require a large payment at their stated maturity. These loans involve a greater degree of risk because the ability of a borrower to make this final payment typically depends on the ability to refinance the loan or sell the related mortgaged property;

         o  loans that provide for escalating or variable interest payments by the borrower. The borrower may have qualified for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase; and

         o  loans that are concentrated in certain regions, states or zip code areas of the United States. Such geographic units may experience weak economic conditions and housing markets. This may cause higher rates of loss and delinquency.

         We refer you to "The Trust Fund - The Loans" for additional information. The related prospectus supplement will disclose the extent to which any of these or other types of special risk loans are present in the pool applicable to your securities.

GEOGRAPHIC CONCENTRATION OF THE LOANS MAY INCREASE THE RISK OF LOSS.

         The loans underlying a series of securities may be concentrated in certain regions, states or zip codes. This concentration may present risks of losses on the related securities that are greater than those generally present for similar asset-backed securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets than the nation

                                       17

         generally and this weakness may result in losses on the related loans being higher than those in the nation generally. In addition, particular areas may be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots, industrial accidents or terrorism. Loans in areas adversely affected by these factors will experience higher rates of loss and delinquency than loans generally. The related prospectus supplement will contain information regarding the geographic concentration of the loans.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS.

         Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. The related prospectus supplement will identify the extent to which loans in the trust have high loan-to-value ratios. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

SOME OF THE LOANS MAY HAVE AN INITIAL INTEREST-ONLY PERIOD, WHICH MAY RESULT IN
INCREASED DELINQUENCIES AND LOSSES.

         To the extent specified in the related prospectus supplement, certain loans may be interest-only until for a period of months or years after the date of origination. During this period, the payment made by the related borrower will be less than it would be if the principal of the loan was required to amortize. In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these loans during their interest-only period unless there is a principal prepayment.

         After the initial interest-only period, the scheduled monthly payment on these loans will increase, which may result in increased delinquencies by the related borrowers. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans. Although the amount of principal included in each scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by available credit enhancement, will be allocated to the securities in reverse order of seniority.

         Loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these loans may be significantly different from loans that amortize from origination. In particular, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these loans.

                                       18

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE
LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT.

         There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade
         Commission, the U.S. Department of Justice, the U.S. Department of
         Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending"
         practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

         Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

         The loans are also subject to federal laws, including:

         o  the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the borrowers regarding the terms of the loans;

         o  the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
            Credit Protection Act, in the extension of credit; and

         o  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal, state or local laws could subject the trust (and other assignees of the loans) to monetary penalties, and result in the obligors' rescinding the loans against either the trust or subsequent holders of the loans.

         The loan seller, and other responsible parties making representations with respect to the mortgage loans, will represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations. In addition, such party will represent that none of the mortgage loans sold by it are covered by the Home Ownership and Equity Protection Act of 1994 or are classified as a "high cost home," "threshold," "covered," "high risk home," "predatory," or similar loan under any other applicable federal, state or local law. In the event of a breach of any such representations, such

                                       19

         party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in the related prospectus supplement.

SOME POOLS MAY INCLUDE A SMALL PORTION OF COMMERCIAL MORTGAGE LOANS; COMMERCIAL
LOANS PRESENT DIFFERENT RISKS THAN RESIDENTIAL MORTGAGE LOANS.

         Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, the diversity of types of businesses operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

         Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

LOSSES COULD RESULT IF VIOLATIONS OF ENVIRONMENTAL LAWS OCCURRED AFFECTING THE
MORTGAGED PROPERTIES.

         Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

         We refer you to "Material Legal Aspects of the Loans--Environmental
Risks" for additional information.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
THE LOAN BALANCE.

         Substantial delays could be encountered in connection with the liquidation of delinquent loans. Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities.
         If a mortgaged

                                       20

         property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

THE BANKRUPTCY OF THE DEPOSITOR OR A SELLER MAY DELAY OR REDUCE COLLECTIONS ON
LOANS.

         Neither the United States Bankruptcy Code nor similar applicable state insolvency laws prohibit the depositor from filing a voluntary application for bankruptcy relief under applicable law. However, the transactions contemplated by the related prospectus will be structured so that

         o  the voluntary or involuntary application for bankruptcy relief by the depositor is unlikely,

         o  in the event of a bankruptcy filing by the depositor, the loans backing your series of securities should be treated by the bankruptcy court as property of the related trust and not as part of the bankrupt estate of the depositor, and

         o  a bankruptcy filing by a seller which is an affiliate of the depositor from whom the depositor acquires the loans should not result in consolidation of the assets and liabilities of the depositor with those of such seller.

         These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors and the structuring of each transfer of loans from the depositor to the related trust as a sale rather than a pledge. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of such a seller, or that the transfer of loans to the trust would in fact be treated by a court as a sale.

         The trust assets will be acquired by the depositor, either directly or through affiliates, from sellers. Each seller will transfer its related loans to the depositor and the depositor will transfer the loans to the related trust. If a seller were to become a debtor in a bankruptcy case, a creditor or trustee, or the debtor itself, may take the position that the transfer of the loans by the seller should be characterized as a pledge of the related loans to secure a borrowing of such debtor, with the result that the depositor or the trust is deemed to be a creditor of such seller, secured by a pledge of the applicable loans.

         An attempt to recharacterize the loan transfers related to your series of securities, if successful, could result in delays in payments of collections on the loans or reductions in the amount of such payments which could result in losses on the securities, or in a trustee in bankruptcy electing to accelerate payment by liquidating the loans.
         Even if such an attempt were unsuccessful, delays in payments on the loans and resulting delays or losses on the securities could result.

                                       21

THE LOAN SELLER OR OTHER RESPONSIBLE PARTIES MAY NOT BE ABLE TO REPURCHASE
DEFECTIVE LOANS.

         Each loan seller or another responsible party will make various representations and warranties related to the loans. If any such loan seller or responsible party fails to cure a material breach of its representations and warranties with respect to any loan in a timely manner, then it would be required to repurchase or, if so specified in the related prospectus supplement, substitute for the defective loan.
         It is possible that any such loan seller or responsible party may not be capable of repurchasing or substituting any defective loans, for financial or other reasons. The inability of any such party to repurchase or substitute for defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses.
         As a result, shortfalls in the distributions due on the securities could occur.

EXTERNAL EVENTS MAY INCREASE THE RISK OF LOSS ON THE LOANS.

         In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Generally, substantially all of the loans in the trust for a series of securities are expected to have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the loans, which may result in shortfalls of interest on your securities.

DRUG, RICO AND MONEY LAUNDERING VIOLATIONS COULD LEAD TO PROPERTY FORFEITURES.

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the
         Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy
         Act, the anti-money laundering laws and regulations, including the USA
         Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

                                       22

THE RATINGS ON YOUR SECURITIES COULD BE REDUCED OR WITHDRAWN.

         Each rating agency rating the securities of any series may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. If your securities have the benefit of a surety bond, such as a note or certificate insurance policy, the ratings of the securities will depend primarily on the creditworthiness of the insurer as the provider of the bond or policy relating to the securities. In that event, any reduction in the insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the securities. In all cases, no person is obligated to maintain the ratings at their initial levels.
         If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

THE SECURITIES MAY NOT BE SUITABLE INVESTMENTS.

         The securities are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                                       23

                                 THE TRUST FUND

GENERAL

         The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

         o  single family mortgage loans, including

            oo   mortgage loans secured by first, second and/or more
                 subordinate liens on one to four-family residential
                 properties,

            oo   closed-end and/or revolving home equity loans secured by
                 first, second and/or more subordinate liens on one- to
                 four-family residential properties,

            oo   home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by
                 first, second and/or more subordinate liens on one- to
                 four-family residential properties, or by purchase money
                 security interests in the financed home improvements,
                 including loans insured under the FHA Title I Credit
                 Insurance program administered pursuant to the National
                 Housing Act of 1934, and

            oo   manufactured housing installment sales contracts and
                 installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

         o  commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

         o  mortgaged-backed securities issued or guaranteed by Ginnie Mae,
            Fannie Mae or Freddie Mac;

         o  privately issued mortgaged-backed securities representing interests in any of the above asset types; and

         o  all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-

                                       24

            backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

         The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

         The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under
"The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

         Any mortgage backed securities issued or guaranteed by Ginnie Mae,
Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

         As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

         With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.
No trust fund will engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund will have any source of capital other than its assets and any related credit enhancement.

                                       25

         In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of securities and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The
Agreements--Assignment of the Trust Fund Assets." The only ongoing responsibilities of the depositor with respect to any series of securities will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

         The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or
Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and
"--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

         The following, together with the discussion under "Credit Enhancement"
in this prospectus, is a brief description of the assets that will be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form
8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

         General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts.
If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that

                                       26

are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o  Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s"
            methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

         o  Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment.
            Principal may include interest that has been deferred and added to the principal balance of the loan.

         o  Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o  Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of

                                       27

            the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         Any loans that provide for payments to be allocated to principal and interest based on the "sum of the digits" or "Rule of 78s" method will be described in the related prospectus supplement. Generally, for any loan, the
"sum of the digits" or "Rule of 78s" refers to a method of allocating the total monthly payment due from the borrower between interest due on the loan and the repayment of principal. Under this method, during the early months of the loan, the portion of each payment allocable to interest is higher, and the portion of each payment allocable to principal is correspondingly lower that would be the case for a loan that fully amortizes on a level debt service basis. During the later months the situation reverses with the portion of each payment allocable to interest lower and the portion allocable to principal higher than would be the case for a loan that fully amortizes on a level debt service basis.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be established at the origination of loan in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. For any trust fund that acquires buydown loan, the related prospectus supplement will state whether the related buydown fund has been acquired by the trust along with the buydown loan. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed use properties that are primarily residential. Any mixed use property that is classified for purposes of the trust fund's assets as primarily residential will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its

                                       28

space for retail, professional or other commercial uses. Mixed use properties not meeting these characteristics will be treated as being predominately used for commercial purposes and will be classified for purposes of the trust fund's assets as commercial properties. Properties may include vacation and second homes, investment properties, leasehold interests and, to the limited extent described under "Commercial Loans" below, commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the
District of Columbia, Guam, Puerto Rico or any other territory of the United
States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies.
The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement.
Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence, or a finding that the address of the underlying property is the borrower's mailing address.

         Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

         The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

                                       29

         Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements.
         The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a
"manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

         Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets,

                                       30

commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of

         o  primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties,

         o  retail stores and establishments, that are primarily for commercial purposes

         o  office buildings, or

         o  hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.

         The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

         Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

         Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative

                                       31

retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

         Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

         o  the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o  the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

         o  the original terms to maturity of the loans,

         o  the largest principal balance and the smallest principal balance of any of the loans,

         o  the earliest origination date and latest maturity date of any of the loans,

         o  the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

         o  the loan interest rates or range of loan interest rates borne by the loans,

         o  the maximum and minimum per annum loan interest rates, and

         o  the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on
Form 8-K filed within 15 days of the closing date.

         No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans.
If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally

                                       32

experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

         Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement.
Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans.
As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

         The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

MODIFICATION OF LOANS

         The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement.
However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

         Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of
HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA

                                       33

under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of
Title 38, United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the
National Housing Act, Ginnie Mae may, under Section 306(d) of the National
Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through"
mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the
Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie
Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie
Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each
FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie
Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA
Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA
Loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the

                                       34

payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the
Ginnie Mae certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a
Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA
II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan.
Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of
Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

                                       35

         Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage
Association Charter Act. Fannie Mae was originally established in 1938 as a
United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of
Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o  fixed-rate level installment conventional mortgage loans;

         o  fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

         o  adjustable rate conventional mortgage loans; or

         o  adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie
Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.
The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie
Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.
Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between
50 basis points and 250 basis points greater than the annual pass-through rate, in the

                                       36

case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.
Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100%
of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie
Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage
Corporation Act, Title III of the Emergency Home Finance Act of 1970, as
amended. The common stock of Freddie Mac is owned by the Federal Home Loan
Banks. Freddie Mac was established primarily for the purpose

                                       37

of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie
Mac currently consists of the purchase of first lien conventional mortgage loans
FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or
VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically,
mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program,
Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution.
Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie

                                       38

Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the
United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to
June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program,
Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a
Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of
Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor
Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie
Mac certificate group may not exceed two percentage points.

                                       39

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac,
Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

         General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

         The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If the depositor or any of its affiliates participated in the original issuance of any of the private mortgage-backed securities underlying any series of securities offered under the prospectus, the related prospectus supplement will disclose this fact. Any private mortgage-backed securities acquired by the depositor will be acquired in the secondary market and not

                                       40

pursuant to an initial offering of the securities. In addition, private mortgage-backed securities will have previously been registered under the
Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k)
promulgated under the Securities Act of 1933.

         Where the related PMBS issuer is not an affiliate of the depositor, it will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences. The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related PMBS trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to by it or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

         o  no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

         o  the underlying mortgage loan may have had an original term to stated
            maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

         o  the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

         o  the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title
            Insurance policy.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit
support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance

                                       41

policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

         Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

         (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

         (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

         (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

         (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

         (5) the pass-through or certificate rate of the private mortgage-backed securities;

         (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

         (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

         (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

         (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

         (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

         Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

                                       42

         o  that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

         o  that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

         o  that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

         o  that there were no delinquent tax or assessment liens against the property;

         o  that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

         o  that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

         If so specified in the related prospectus supplement, the
representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

         The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or

                                       43

warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either

         o  to repurchase the loan from the trust fund at a price equal to 100%
            of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or

         o  substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

         If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the
Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

         Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans.
However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of the Trust Fund
Assets."

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The

                                       44

related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

         o  to purchase the related trust fund assets;

         o  to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus
            supplement; and

         o  to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement".

         The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Morgan Stanley ABS Capital I Inc. is a direct, wholly-owned subsidiary of Morgan Stanley. Morgan Stanley ABS Capital I Inc. will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future to have, any significant assets.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. A trust that only issues notes, or that issues both notes and certificates, will be formed under a trust agreement. A trust that issues only certificates will be

                                       45

formed under a pooling and servicing agreement. Each pooling and servicing agreement and indenture will be governed by New York law and each trust agreement will be governed by Delaware law. Each trust, as issuer of securities under the applicable agreement, will therefore be subject to the governing law of the agreement. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.

GENERAL

         The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

         o  the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

         o  the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The
            Agreements--Payments on Loans; Deposits to Security Account";

         o  property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o  any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future

                                       46

interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal
Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee either represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to

                                       47

those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

         As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the
Internal Revenue Code. The related prospectus supplement will specify whether a
REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied.
As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a
REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related
REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a
REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit
Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

                                       48

         Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

         If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit
Enhancement--Subordination."

                                       49

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

         If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee.
The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the

                                       50

master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis.
Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities"
above.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o  the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

         o  the amount of the distribution allocable to interest;

         o  the amount of any advance;

         o  the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date, or withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         o  the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

         o  the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

         o  the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

         o  the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o  the number and aggregate principal balances of loans that are delinquent but not in foreclosure as of the close of business on the last day of the calendar month

                                       51

            preceding the distribution date, grouped by those loans that are
            31 to 60 days, 61 to 90 days or 91 or more days delinquent;

         o  the number and aggregate principal balances of loans that are in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that have been in foreclosure for 1 to 30 days, 31 to 60 days,
            61 to 90 days or 91 or more days;

         o  the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o  the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

         o  if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

         o  the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

         o  any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to the aggregate of amounts reported under the first and second bullets above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         The securities of any series may be comprised of one or more classes.
Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

                                       52

Categories of Classes
---------------------

Principal Types
---------------



Accretion Directed....................................       A class that receives principal payments from the
                                                             accreted interest from specified accrual classes.
                                                             An accretion directed class also may receive
                                                             principal payments from principal paid on the
                                                             underlying trust fund assets for the related
                                                             series.

Component Securities..................................       A class consisting of components. The components
                                                             of a class of component securities may have
                                                             different principal and/or interest payment
                                                             characteristics but together constitute a single
                                                             class. Each component of a class of component
                                                             securities may be identified as falling into one
                                                             or more of the categories in this chart.

Notional Amount Securities............................       A class having no principal balance and bearing
                                                             interest on a notional amount. The notional
                                                             amount is used for purposes of the determination
                                                             of interest distributions.

Planned Principal Class or PACs.......................       A class that is designed to receive principal
                                                             payments using a predetermined principal balance
                                                             schedule derived by assuming two constant
                                                             prepayment rates for the underlying trust fund
                                                             assets. These two rates are the endpoints for the
                                                             "structuring range" for the planned principal
                                                             class. The planned principal classes in any
                                                             series of securities may be subdivided into
                                                             different categories--e.g., primary planned
                                                             principal classes, secondary planned principal
                                                             classes and so forth--having different effective
                                                             structuring ranges and different principal
                                                             payment priorities. The structuring range for the
                                                             secondary planned principal class of a series of
                                                             securities will be narrower than that for the
                                                             primary planned principal class of that series.

Scheduled Principal Class.............................       A class that is designed to receive principal
                                                             payments using a predetermined principal balance
                                                             schedule but is not designated as a




                                                             planned principal class or targeted principal
                                                             class. In many cases, the schedule is derived by
                                                             assuming two constant prepayment rates for the
                                                             underlying trust fund assets. These two rates are
                                                             the endpoints for the "structuring range" for the
                                                             scheduled principal class.

Sequential Pay Class..................................       Classes that receive principal payments in a
                                                             prescribed sequence, that do not have
                                                             predetermined principal balance schedules and
                                                             that under all circumstances receive payments of
                                                             principal continuously from the first
                                                             distribution date on which they receive principal
                                                             until they are retired. A single class that
                                                             receives principal payments before or after all
                                                             other classes in the same series of securities
                                                             may be identified as a sequential pay class.

Strip.................................................       A class that receives a constant proportion, or
                                                             "strip," of the principal payments on the
                                                             underlying trust fund assets.

Support Class or Companion Class......................       A class that receives principal payments on any
                                                             distribution date only if scheduled payments have
                                                             been made on specified planned principal classes,
                                                             targeted principal classes and/or scheduled
                                                             principal classes on that distribution date.

Targeted Principal Class or TACs......................       A class that is designed to receive principal
                                                             payments using a predetermined principal balance
                                                             schedule derived by assuming a single constant
                                                             prepayment rate for the underlying trust fund
                                                             assets.

Interest Types
--------------

Fixed Rate............................................       A class with an interest rate that is fixed throughout
                                                             the life of that class.

Floating Rate.........................................       A class with an interest rate that resets
                                                             periodically based upon a designated index and
                                                             that varies directly with changes in that index
                                                             as specified in the related prospectus
                                                             supplement. Interest payable to a floating rate
                                                             class on a distribution date may be subject to a


                                          54



                                                             cap based on the amount of funds available to pay
                                                             interest on that distribution date.

Inverse Floating Rate.................................       A class with an interest rate that resets
                                                             periodically based upon a designated index as
                                                             specified in the related prospectus supplement
                                                             and that varies inversely with changes in that
                                                             index.

Variable Rate.........................................       A class with an interest rate that resets
                                                             periodically and is calculated by reference to
                                                             the rate or rates of interest applicable to
                                                             specified assets or instruments--e.g., the loan
                                                             rates borne by the underlying loans.

Auction Rate..........................................       A class with an interest rate that resets
                                                             periodically to an auction rate that is
                                                             calculated on the basis of auction procedures
                                                             described in the related prospectus supplement.

Interest Only.........................................       A class that receives some or all of the interest
                                                             payments made on the underlying trust fund assets
                                                             or other assets of the trust fund and little or
                                                             no principal. Interest only classes have either a
                                                             nominal principal balance or a notional amount. A
                                                             nominal principal balance represents actual
                                                             principal that will be paid on the class. It is
                                                             referred to as nominal since it is extremely
                                                             small compared to other classes. A notional
                                                             amount is the amount used as a reference to
                                                             calculate the amount of interest due on an
                                                             interest only class that is not entitled to any
                                                             distributions in respect of principal.

Principal Only........................................       A class that does not bear interest and is
                                                             entitled to receive distributions in respect of
                                                             principal only.

Partial Accrual.......................................       A class that accretes a portion of the amount of
                                                             accrued interest with respect to that class. The
                                                             accreted interest will not be distributed but
                                                             will instead be added to the principal balance of
                                                             that class on each applicable distribution date,
                                                             with the remainder of the accrued interest to be
                                                             distributed currently as interest on that class.
                                                             This partial accrual without distribution may


                                        55



                                                             continue until a specified event has occurred or
                                                             until the partial accrual class is retired.

Accrual...............................................       A class that accretes the full amount of accrued
                                                             interest with respect to that class.

                                                             The accreted interest will not be distributed but
                                                             will instead be added as principal to the
                                                             principal balance of that class on each
                                                             applicable distribution date. This accrual
                                                             without distribution may continue until some
                                                             specified event has occurred or until the accrual
                                                             class is retired.


INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

         The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of
11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters
Screen LIBO Page, as defined in the International Swap Dealers Association, Inc.
Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or
to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

         LIBOR will be established as follows:

         (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

         (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

         o  LIBOR as determined on the previous LIBOR determination date or

         o  the reserve interest rate.

         The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United
States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

         (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2)
above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held

at the end of the relevant month. The major components of funds of Eleventh
District member institutions are:

               o  savings deposits,

               o  time deposits,

               o  FHLBSF advances,

               o  repurchase agreements, and

               o  all other borrowings.

         Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District
Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District
Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or
LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds
Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds
Index, unless the most recently published index relates to a month prior to the third preceding month. If the

                                       58

most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds
Index published by the OTS. Information on the National Cost of Funds Index may
be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or
calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of
Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of
COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

TREASURY INDEX

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the
Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

         (1) U.S. Treasury securities adjusted to the "constant maturity"
specified in that prospectus supplement or

         (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its
Statistical Release No. H.15(519). Statistical Release No. H.15(519) is
published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal
Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If
the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations

                                       59

reported by five leading U.S. government securities dealers to the Federal
Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the
Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime
Rate for an interest accrual period will be the "Prime Rate" as published in the
"Money Rates" section of The Wall Street Journal, or if not so published, the
"Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The
Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear
Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository
Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as
"Euroclear."

         The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers'
securities accounts in the depositaries' names on the books of DTC. Citibank,
N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-

                                       60

entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

         Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each security owner is in turn to be recorded on the Participants' or Securities Intermediaries' records.
The Securities Intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a
Participant and on the records of Clearstream or Euroclear, as appropriate.
security owners will not receive written confirmation from DTC of their purchase, but security owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the security owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of
Participants and indirect participants acting on behalf of security owners.
security owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

         To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual security owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the security owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to security owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date.
The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those
Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

         Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of
DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown

                                       61

on DTC's records. Payments by Participants to security owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the security owners shall be the responsibility of Participants and indirect participants.

         Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or
Clearstream Participants on that business day. Cash received in Clearstream or
Euroclear as a result of sales of securities by or through a Clearstream
Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant
Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear
Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

         DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies,

                                       62

clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation,
Government Securities Clearing Corporation, MBS Clearing Corporation, and
Emerging Markets Clearing Corporation, as well as by the New York Stock
Exchange, Inc., the American Stock Exchange LLC, and the National Association of
Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

         Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in
Clearstream in any of 37 currencies, including United States dollars.
Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream
Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

         Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain

                                       63

other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.
Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

         Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from
Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through
Euroclear participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of
Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup
Withholding." Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

         Monthly and annual reports on the trust fund will be provided to Cede &
Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

         DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of Securities Intermediaries whose holdings include those book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

                                       64

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of
DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

         None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets.
Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a
cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

         o  reducing the ownership interest, if applicable, of the related subordinated securities;

                                       65

         o  a combination of the immediately preceding sentence and the above;
            or

         o  another method described in the related prospectus supplement.

         If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

         o  in the order of their scheduled final distribution dates;

         o  in accordance with a schedule or formula;

         o  in relation to the occurrence of events; or

         o  by another method as specified in the related prospectus supplement.

                                       66

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the
L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional
Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o  maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o  paying administrative expenses; or

         o  establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

         Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed

                                       67

with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

         If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

         The reserve account for a series will be funded:

         o  by the deposit in the reserve account of cash, United States
            Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

         o  by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

         o  in any other manner as may be specified in the related prospectus supplement.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

                  (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

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                  (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

                  (3) commercial or finance company paper which is then
         receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

                  (4) certificates of deposit, demand or time deposits, or
         bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

                  (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

                  (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

                  (7) repurchase obligations with respect to any security
         described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

                  (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

                  (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the

                                       69

         highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

                  (10) short term investment funds sponsored by any trust
         company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

         Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy.
Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

         The pool insurance policy may provide that no claims may be validly presented unless:

                                       70

         o  any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

         o  hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o  if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

         o  the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

         The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate

                                       71

of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

         If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

         o  maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

         o  paying administrative expenses; or

         o  establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

                                       72

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

         If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

         The derivative products may include interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or
U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

         Other types or arrangements may be entered into to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities or to provide for payments to the trust fund based on the occurrence of other specified events. These arrangements will be described in the related prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

         The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans.
Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than,

                                       73

or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans.
Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the
Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

         Collections on revolving credit line loans may vary because, among other things, borrowers may

         (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or

         (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

         If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA
Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and
"Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

                                       74

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full.
Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of

                                       75

consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

         Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The
Agreements--Termination; Optional Termination."

         If a funding period is established for the related series of securities as described under "The Agreements - Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire sufficient loans during the pre-funding period, the amounts remaining in the pre-funding account at the end of the funding period will be applied as a prepayment of principal in the manner and priority specified in the related prospectus supplement.

         The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all

                                       76

principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans.
Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

         If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

               (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

               (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

               (3) an assignment of the mortgage to the trustee, which
          assignment will be in recordable form in the case of a mortgage assignment; and

               (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1)
through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

         If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

         If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage
Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required

                                       77

to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material
Legal Aspects of the Loans--The Contracts."

         The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

         If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either purchase the related loan from the trust fund at the purchase price or if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or
Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole

                                       78

remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

         Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

         As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The
Trust Fund--Representations by Sellers or Originators; Repurchases." These
obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

          o    maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

          o    an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings
               Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

                                       79

          o    an account or accounts the deposits in which are insured by the
               BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

          o    an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

          o    all payments on account of principal, including principal
               prepayments and, if specified in the related prospectus
               supplement, any applicable prepayment penalties, on the loans;

          o    all payments on account of interest on the loans, net of
               applicable servicing compensation;

          o    all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in
               connection with the liquidation of defaulted loans, by
               foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

                                       80

          o    all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or
               Originators; Repurchases" or under "--Assignment of Trust Fund
               Assets" above and all proceeds of any loan repurchased as
               described under "--Termination; Optional Termination" below;

          o    all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          o    any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

          o    all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

          o    to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

          o    to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

          o    to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

          o    to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

          o    to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

          o    to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts

                                       81

               received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

          o    to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

          o    to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

          o    to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

         If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

         The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans.
Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent

                                       82

loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

         For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and
Prepayment Considerations."

         The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

         In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest

                                       83

account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

SUB-SERVICING BY SELLERS

         Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

HAZARD INSURANCE

         Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of

         (1) the maximum insurable value of the improvements securing the loan
or

         (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

         All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account.
In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been

                                       84

underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally
80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

         (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or

         (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit
Enhancement."

         In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

         If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

                                       85

         (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and

         (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan.
If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

         In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

          o    first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master
               servicer with respect to that loan;

          o    second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

                                       86

          o    third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

          o    fourth, as a recovery of principal of that loan.

         The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

         General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

         The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

         Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required.
Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is

                                       87

maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

         FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The
Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.
These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No
FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's
Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38
United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

         The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the

                                       88

obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

         Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers, the Audit Program for Mortgages serviced for
Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit
Program for Mortgages serviced for Freddie Mac, or the Uniform Single
Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.

         Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director,

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officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders.
In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

          o    failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of
               securities of that class evidencing not less than 25% of the voting interests constituting that class;

          o    any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues

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               unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the
               depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

          o    events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

         Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

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          o    a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

          o    failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

          o    events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

          o    any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

          o    the holders of 100% of the voting interests of the notes of that series consent to the sale;

          o    the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

          o    the trustee determines that the collateral would not be
               sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any

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liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

         In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

AMENDMENT

         Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

          o    to cure any ambiguity;

          o    to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

          o    to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will

                                       93

not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

         Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may

         (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

         (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if
REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

         Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the
REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the

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securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a
"qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

         Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

         The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

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GENERAL

         The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

                                       96

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated
within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in

                                       97

locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure.
These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

         Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

         Cooperative Loans. The cooperative shares owned by the
tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-

                                       98

stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.
         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy
Laws and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser

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at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or
"operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without
"participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under
CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

         The Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

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         A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and
Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit
Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

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         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

         The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys

                                      102

the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, Section 341(b) of the Garn-St
Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota,
New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

         The Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts.

         In addition, some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982,
or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the
Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the

                                      103

payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of
Thrift Supervision , referred to as the "OTS", the agency that administers the
Parity Act for unregulated housing creditors, has withdrawn its favorable Parity
Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003. The late charges and prepayment fees described above are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after
March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

         General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a
UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies.
Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

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         Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help"
repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the

                                      105

manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the
UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under

                                      106

a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act,
the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit
Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer
Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.
Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and

                                      107

the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

         Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status, In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The
Relief Act applies to borrowers who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public
Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military and Veterans
Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief
Act or the California Military and Veterans Code. Application of the Relief Act
or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

         Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and
Veterans Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a home improvement contract or manufactured housing contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or home improvement contract or manufactured housing contract goes into default, there may be delays and losses occasioned as a result.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is

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entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

         The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates

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absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that:
hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

         The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

         General. If so specified in the related prospectus supplement, all or a specified percentage of the loans contained in a trust fund may be loans insured under the Title I Program, which is formally known as the FHA Title I Credit
Insurance Program created pursuant to Sections 1 and 2(a) of the National
Housing Act of 1934. For any series of securities backed by loans that are insured under the Title I Program, the related trust fund will be assigned the

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benefits of the credit enhancement provided to the holders of the loans under the Title I Program. The following describes the material terms of the Title I
Programs with respect to the benefits securityholders will receive and the limitations to which they will be subject should the trust fund hold loans insured under the Title I Program.

         Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The
Title I Program operates as a coinsurance program in which the FHA insures up to
90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for FHA insurance under the Title
I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the

                                      112

borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title
I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I
Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of
HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

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         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a
Title I insurance contract. The amount of insurance coverage in this account is
10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of
0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by the amount of the FHA insurance claims approved for payment relating to the insured loans and the amount of insurance coverage attributable to insured loans sold by the lender.
The insurance coverage may also be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less.
However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the
Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or

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repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of
HUD.

         When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

          o    the unpaid loan obligation, net unpaid principal and the
               uncollected interest earned to the date of default, with
               adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

          o    the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

          o    the uncollected court costs;

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          o    the attorney's fees not to exceed $500; and

          o    the expenses for recording the assignment of the security to the
               United States.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act, Depository Institutions Deregulation and Monetary Control Act,
Gramm-Leach-Bliley Act and related statutes and regulations. In particular,
Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and
the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them.
In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

"HIGH COST" LOANS AND PREDATORY LENDING LAWS

         Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or the
Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds.
Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys' fees.

         In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the
Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

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         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood llp, Cadwalader, Wickersham &
Taft LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor. The discussion is based upon the provisions of the
Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

         The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well.
Prospective investors in the securities are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders of securities will vary depending on whether:

         (1) the securities of a series are classified as indebtedness;

         (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the
         Internal Revenue Code;

         (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

         (4) the trust fund relating to a particular series of certificates is treated as a partnership.

         Sidley Austin Brown & Wood llp, Cadwalader, Wickersham & Taft LLP,
Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that, for federal income tax purposes:

          o    securities issued as notes will be treated as indebtedness;

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          o    securities issued as certificates will be treated as one of the following:

               -    indebtedness;

               -    beneficial ownership interests in the related trust fund or in its assets; or

               -    "REMIC regular interests" or "REMIC residual interests".

The latter treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its
Holders". Each prospectus supplement will specify if this treatment applies to the securities being issued. Subject to the discussion under " --Taxation of the
REMIC and Its Holders", Sidley Austin Brown & Wood llp, Cadwalader, Wickersham &
Taft LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP are of the
opinion that securities representing REMIC "regular interests" are taxable to the holders of those securities in substantially the same manner as indebtedness issued by the REMIC.

         In all cases, each trust fund will be structured to not be subject to an entity level tax, and Sidley Austin Brown & Wood llp, Cadwalader, Wickersham
& Taft LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP are of the
opinion that each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.

TAXATION OF DEBT SECURITIES

         General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, Sidley Austin Brown & Wood llp, Cadwalader, Wickersham & Taft LLP, Dewey
Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that the securities will be treated as debt for
United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued counsel to the depositor will deliver an opinion generally to that effect.

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, special counsel to the depositor identified in the prospectus supplement will have advised the depositor that:

         (1) Debt securities held by a domestic building and loan association will not constitute "loans...secured by an interest in real property"
         within the meaning of Code Section 7701(a)(19)(C)(v); and

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         (2) Debt securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section
         856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular
Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

         Debt Securities that are Compound Interest Securities--generally, securities on which all or a portion of the interest is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the
Treasury (the "OID regulations") regulations thereunder. A holder of Debt
Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt
Securities.

         In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt
Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt
Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

         Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt
Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies,

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the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated
interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated
redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated
redemption price at maturity and the Debt Security will generally have OID.
Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt
Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt
Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

         (1) the interest is unconditionally payable at least annually at a
         "current value" of the index;

         (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

         (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

         (4) the principal payments are not contingent.

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         In the case of Compound Interest Securities, some Interest Weighted
Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         In addition, the IRS has issued regulations the ("Contingent
Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section
1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt
Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular
Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of
OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated
interest allocable to that accrual period. The adjusted issue price of a Debt
Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a Pay-Through
Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of

         (a) the present value of all payments remaining to be made on the
         Pay-Through Security as of the close of the accrual period and

         (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.

         The present value of the remaining payments is to be determined on the basis of three factors:

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         (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

         (2) events which have occurred before the end of the accrual period and

         (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

         The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the
Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of
Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of Regular
Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

         Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

         A subsequent holder of a Debt Security will also be required to include
OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the
OID by comparable economic accruals of portions of that excess.

         Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a trust fund asset default. However, the timing and character of losses or reductions in

                                      122

income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the
payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest
Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated
principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an
Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on
Pass-Through Securities" above.

         Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

         (1)      the yield to maturity of those Debt Securities and

         (2)      in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

         Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of
"market discount"--generally, the excess of the principal amount of the Debt
Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either

         (1) on the basis of a constant yield, in the case of a Pay-Through
Security, taking into account a prepayment assumption, or

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         (2) in the ratio of (a) in the case of securities, or in the case of a
Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a
Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a
Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a Debt Security, other than an Interest
Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount.
Accordingly, it appears that the accrual of premium on a class of Pay-Through
Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID
regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If

                                      124

that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt
Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

         Consequences of Realized Losses. Under Section 166 of the Code, both corporate holders of Debt Securities and noncorporate holders that acquire Debt
Securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such securities become wholly or partially worthless as the result of one or more realized losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Security in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such security becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short term capital loss. Moreover, the character and timing of any such losses by holders of Debt
Securities of a series in which no REMIC election has been made may be governed by Code Section 165(g) relating to worthless securities, rather than by Code
Section 166, if such securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

         Each holder of a Debt Security will be required to accrue OID on such security without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a realized loss is allocated to such Debt Security or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt
Security could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Security eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of Debt Securities should consult with their own tax advisors with respect to the federal income tax consequences of realized losses attributable to OID.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, Sidley Austin Brown
& Wood llp, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Mayer,
Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued Sidley Austin Brown &
Wood llp, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP or Mayer,
Brown, Rowe & Maw

                                      125

LLP will deliver an opinion to the effect that the securities designated as
"regular interests" in the REMIC will be regular interests in a REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Subject to the discussion below, REMIC regular interests are treated for holders of those interests in substantially the same manner as debt issued by the REMIC for
U.S. federal income tax purpose. Securities will be designated as "Regular
Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities,

         (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section
7701(a)(19)(C); and

         (2) securities held by a real estate investment trust will constitute
"real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

         If less than 95% of the REMIC's assets consist of assets described in
(1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

         Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as
"single family residences" within the meaning of Code Section 25(e)(10) can be treated as "qualified mortgages" of the REMIC.

         Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

         Outside Reserve Fund. To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a
Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any

                                      126

REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest
Security or Regular Interest Security on that day. In the case of a holder of a
Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a
Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

         (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

         In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.

                                      127

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the
REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated
interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular
Interest Securities in the same manner that the holders of the Regular Interest
Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt
Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction."
For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

          (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

                                      128

          (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

          (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

          (4) the receipt of any fees or other compensation for services rendered by the REMIC.

         It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of
100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a Residual Interest Security will take into account the
"daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest
Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the
REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss.
The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years.
Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

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         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a
Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual
Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of
Foreign Investors."

         Alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. In addition, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.
Moreover, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security,

                                      130

over the daily accruals for a quarterly period of 120% of the long term applicable Federal Rate on the startup day multiplied by the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest
Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United
States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in some circumstances, transfers of
Residual Interest Securities may be disregarded. See "--Restrictions on
Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of
Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities.
As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by "Disqualified
Organization. Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity), a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the
Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income.
Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual
Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified
Organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a
"noneconomic residual interest," as described below, a transfer of a Residual
Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer

                                      131

occurs, and at the time of the transfer the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest
Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The
REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other
United States Person and (iv) either the formula test or the assets test (each as described below) is satisfied.

         The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Interest Security does not exceed the sum of: (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the related
REMIC generates losses. However, the direct or indirect transfer of the Residual
Interest Security to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee is not eligible for the formula test. For purposes of this calculation, (i) the transferee is assumed to pay tax at the highest rate currently specified in
Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the transferee has been subject to the alternative minimum tax under Section
55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii)
present values are computed using a discount rate equal to the short-term
Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         The asset test is satisfied if the transfer of the interest complies with Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly: (i)
the transferee is an "eligible corporation," as defined in Treasury Regulations
Section 1.860E-1(c)(6)(i), as to which income from the interest will only be taxed in the United States; (ii) at the time of the transfer, and at the close of the transferee's two fiscal years preceding the year of the transfer, the transferee had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million (excluding any obligation of a person related to the transferee within the meaning of Treasury Regulations
Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy these minimum asset requirements); (iii) the transferee must agree in writing that it will transfer the interest only to another "eligible

                                      132

corporation," as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a
transaction that satisfies the three other requirements of the safe harbor identified above, and the transferor must not know or have reason to know that the transferee will not honor these restrictions on the subsequent transfer of the Residual Interest Security; and (iv) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Residual Interest
Security will not be paid.

         Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income
(i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment
Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United
States. Prospective purchasers of the REMIC residual interests should consult with their tax advisors regarding the effect of these regulations.

         Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest
Security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year and accrual method basis and the REMIC must file an annual federal income tax return. The
REMIC will also be subject to the procedural and administrative rules of the
Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more
REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under subpart E, Part I of subchapter J of the Code, in which case, Sidley Austin Brown & Wood llp, Cadwalader, Wickersham & Taft
LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special

                                      133

counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of
Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed,
e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990 and is scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of

         (1) 3% of the excess of adjusted gross income over the applicable amount or

         (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

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         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market
Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons"
with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

         Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

                                      135

         The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period.
However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments
"secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to
Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

         Under some circumstances, if the loans prepay at a rate faster than the
Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted
Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest
Weighted Securities.

         In light of the application of Section 1286 of the Code, a beneficial owners of a Stripped Security generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Security generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to them if they should fail to do so.

         Possible Alternative Characterizations. The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

         (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

         (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

                                      136

         (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped
Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans.
The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section
856(c)(5)(B) of the Code, and "loans secured by an interest in real property"
within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular
Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

         (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable
Federal Rate as of the beginning of the holder's holding period, over

         (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC

                                      137

Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

         (1) fails to furnish the trustee with its social security number or taxpayer identification number;

         (2) furnishes the trustee an incorrect social security number or taxpayer identification number;

         (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

         On June 20, 2002 the IRS published proposed regulations, which will, when effective, affect the information reporting obligations of trustees of
"widely-held fixed investment trusts" (that is, any grantor trust that is a
United States person under Code Section 7701(a) (30) (E) an interest in which is held by one or more "middlemen") and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street). These regulations were proposed to be effective on January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be
"effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership

                                      138

statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before
July 18, 1984.

         Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United
States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest
Securities should assume that that income does not qualify for exemption from
United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the
REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign person transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of
Holders of Residual Interest Securities--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that

         (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation, and

                                      139

         (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an
IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation,

then assuming compliance with the related agreement and related documents and applicable law, Sidley Austin Brown & Wood llp, Cadwalader, Wickersham & Taft
LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for
United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.

         OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities.
Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata

                                      140

basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules.
An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the
Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note.
The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest,"
and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder"
of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on
Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting

                                      141

requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund,

                                      142

the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped
Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

         (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         (3) prepayment premium payable to the holders of certificates for that month; and

         (4) any other amounts of income payable to the holders of certificates for that month.

         The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be

                                      143

allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

         An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may
be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

         Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax

                                      144

penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

         The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result,

                                      145

holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

         Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates.
Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner the name, address and identification number of that person, whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following
January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from

                                      146

separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to
non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.
Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business. Subsequent adoption of
Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS
Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of
Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for
U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the
IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a
U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                                      147

REPORTABLE TRANSACTIONS

         Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in
"Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those
Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under
ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

         Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

         Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law.

                                      148

However, any governmental or church plan which is qualified under Section 401(a)
of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

         Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of
ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a
Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes--for example,

         o        Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

         o        PTCE 95-60, which exempts certain transactions by insurance company general accounts;

         o        PTCE 91-38, which exempts certain transactions by bank
                  collective investment funds;

         o        PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

         o        PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

         The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. ss.2510.3-101.) The Plan Asset
Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan Asset
Regulation provides that, if a Plan acquires an "equity interest"

                                      149

in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the
Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund.
In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those
Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

         Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the
DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the
Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the
Plan Asset Regulation.

EXEMPTION 83-1

         In Prohibited Transaction Class Exemption 83-1, the DOL exempted from
ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in
Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family
Securities will be exempt from the prohibitions of ERISA Sections 406(a) and
407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections
406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25%
of all Single Family Securities, and at least 50% of all Single Family
Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for

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transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE
83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

         (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

         (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

         (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

         The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See
"Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of
Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the
DOL. The trustee will not be affiliated with the depositor.

         Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold
Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

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THE UNDERWRITER'S EXEMPTION

         The DOL has granted to Morgan Stanley & Co. Incorporated an administrative underwriter's exemption (Prohibited Transaction Exemption 90-24,
55 Fed. Reg. 20548 (1990)) from some of the prohibited transaction rules of
ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Morgan Stanley
Exemption.

         Among the conditions that must be satisfied for the underwriter's exemption to apply are the following:

         (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the
         Plan as they would be in an arm's length transaction with an unrelated party;

         (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a
         "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

         (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating
         Agency;

         (4) the trustee must not be an affiliate of any other member of the
         Restricted Group other than an underwriter;

         (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

         (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the
         Securities Act of 1933.

         The trust fund must also meet the following requirements:

         (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;

                                      152

         (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a
         Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

         (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

         The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

         (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

         (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the Morgan Stanley Exemption receiving a lower credit rating from a
         Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

         (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

                  (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                  (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating Agency rating the certificates, the related
                  underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement.
                  In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the
                  obligations transferred to the investment pool as of the
                  closing date;

                                      153

         (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

         (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

         (8) the related prospectus or prospectus supplement must describe:

                  (a) any pre-funding account and/or capitalized interest
                  account used in connection with a pre-funding account;

                  (b) the duration of the pre-funding period;

                  (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

                  (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to
                  certificateholders as repayments of principal; and

         (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust, provided that, among other requirements:

         (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

         (2) the Plan is not a plan with respect to which any member of the
         Restricted Group is the "plan sponsor" as defined in Section 3(16)(B)
         of ERISA;

         (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

         (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

                                      154

         (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         This relief under the Morgan Stanley Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

         The Morgan Stanley Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Morgan
Stanley Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

         Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class
Exemption 95-60, regarding transactions by insurance company general accounts.
In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of securities by an insurance company general account, the
Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of
ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a
Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Morgan Stanley Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

         Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited

                                      155

transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Morgan Stanley Exemption and the availability of exemptive relief under any class exemption.

                                LEGAL INVESTMENT

         If so specified in the prospectus supplement, certain classes of securities will constitute "mortgage related securities" ("SMMEA Securities")
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended ("SMMEA"). Generally, the only classes of offered securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA
Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

         Those classes of offered certificates qualifying as "mortgage related securities", will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

         Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

                                      156

         SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in
"mortgage related securities" without limitation as to the percentage of their assets represented, thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. sec. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision
(the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

         All depository institutions considering an investment in the offered securities should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those

                                      157

authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of the offered securities as
"mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

         The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

         Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as

                                      158

agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley elects to purchase securities as principal, Morgan
Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

         The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of
1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

         The securities will be sold primarily to institutional investors.
Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

         As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

         Certain legal matters with respect to each series of securities and the material federal income tax consequences with respect to that series will be passed upon for the depositor by Sidley Austin Brown & Wood llp, Cadwalader,
Wickersham & Taft LLP, Dewey Ballantine LLP or Mayer, Brown, Rowe & Maw LLP. For
each series of notes, either Sidley Austin Brown & Wood llp, Cadwalader,
Wickersham & Taft LLP, Dewey Ballantine LLP or Mayer, Brown, Rowe & Maw LLP will opine to the effect that the notes are binding obligations of the related trust and Richards Layton & Finger, P.A. will opine to the effect that the notes are duly authorized and validly issued by the trust. For each series of certificates, either Sidley Austin Brown & Wood llp, Cadwalader, Wickersham &
Taft LLP, Dewey Ballantine LLP or Mayer, Brown, Rowe & Maw LLP or, if the
certificates are issued by a Delaware trust, Richards Layton & Finger, P.A., will opine to the effect that the certificates are validly issued, fully paid and non-assessable.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

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                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.
The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and

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losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                       WHERE YOU CAN FIND MORE INFORMATION

         The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-121914, under the Securities Act of
1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W.,
Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the
SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

         Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find
More Information" for information on where you can obtain these reports.

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                                    GLOSSARY

         Whenever used in this prospectus, the following terms have the following meanings:

         "401(c) Regulations" means the final regulations published by DOL pursuant to Section 401(c) of ERISA.

         "Clearstream" is Clearstream Banking, societe anonyme.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

         "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

         "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

         "DTC" is The Depository Trust Company.

         "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

         "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear
System.

         "FHA Loan" means a mortgage loan insured by the FHA under the National
Housing Act or Title V of the National Housing Act of 1949.

         "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the
REMIC or on loans underlying the Pass-Through Securities.

         "Morgan Stanley Exemption" or "Exemption" means the prohibited
Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990), as amended by prohibited transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997) and 2000-58, 65 Fed. Reg.
67765 (2000) the administrative exemption that has granted to Morgan Stanley &
Co. Incorporated.

         "OID" means with respect to any security, "original issue discount"
under the Code with respect to the issuance of that security.

         "Participants" are participating organizations through which a security owner can hold its book-entry security.

                                      162

         "Parties in Interest" means, collectively, "disqualified persons"
within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

         "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

         "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

         "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

         "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

         "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

         "Property Improvement Loans" means types of loans that are eligible for
FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

         "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the
Code.

         "Regular Security" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

         "Regular Securityholder" is a holder of a Regular Security.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "REMIC" means a "real estate mortgage investment conduit" under the
Code.

         "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the
Code.

         "Restricted Group" means, for any series, the seller, the depositor,
Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the

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trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of those parties.

         "Securities Intermediary" is an entity that maintains the security owner's account and records the security owner's ownership of securities on that account.

         "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

         "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

         "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

         "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title
38, United States Code.

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